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CLIFFORD
CHANCE
                                                                  Exhibit 10.23


                        MEMBERS OF THE COMPLETEL GROUP

                                 AS BORROWERS

                          GOLDMAN SACHS INTERNATIONAL

                                    PARIBAS

                               AS LEAD ARRANGERS

                                    PARIBAS

                               AS FACILITY AGENT

                                    PARIBAS

                               AS SECURITY AGENT

                                      AND

                                    OTHERS

               -------------------------------------------------
                             AMENDED AND RESTATED
                               (EURO)265,000,000
                               CREDIT AGREEMENT
               -------------------------------------------------


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                                   CONTENTS
Clause                                                                    Page


1.  Definitions And Interpretation........................................  1

2.  The Facilities........................................................ 26

3.  Utilisation Of The Tranche A Term Facility............................ 28

4.  Interest Periods For Term Advances.................................... 31

5.  Payment And Calculation Of Interest On Term Advances.................. 32

6.  Utilisation Of The Revolving Facility................................. 33

7.  Payment And Calculation Of Interest On Revolving Advances............. 36

8.  Conversion And Working Capital Facility............................... 37

9.  Market Disruption And Alternative Interest Rates...................... 38

10. Notification.......................................................... 39

11. Repayment Of The Term Facilities...................................... 39

12. Repayment Of The Revolving Facility................................... 40

13. Cancellation And Prepayment........................................... 40

14. Mandatory Prepayment.................................................. 43

15. Taxes................................................................. 45

16. Tax Receipts.......................................................... 46

17. Increased Costs....................................................... 48

18. Illegality............................................................ 49

19. Mitigation............................................................ 50

20. Representations....................................................... 50

21. Financial And Other Information....................................... 56

22. Financial Condition................................................... 59

23. Covenants............................................................. 63

24. Events Of Default..................................................... 70

25. Guarantee And Indemnity............................................... 74

26. Commitment Commission And Fees........................................ 78

27. Costs And Expenses.................................................... 79

28. Default Interest And Break Costs...................................... 80

29. Parent's Indemnities.................................................. 81

30. Currency Of Account And Payment....................................... 82

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31. Payments............................................................... 82

32. Set-Off................................................................ 84

33. Sharing................................................................ 85

34. The Facility Agent, The Lead Arrangers And The Participants............ 86

35. Assignments And Transfers.............................................. 91

36. Additional Borrowers................................................... 95

37. Additional Guarantors.................................................. 95

38. Calculations And Evidence Of Debt...................................... 96

39. Remedies And Waivers, Partial Invalidity............................... 97

40. Notices................................................................ 98

41. Counterparts........................................................... 99

42. Amendments............................................................. 99

43. Governing Law..........................................................101

44. Jurisdiction...........................................................101

45. EIF Risk Participation.................................................102

Schedule 1 The Original Parties............................................103
    Part A.................................................................103
    Part B.................................................................103
    Part C.................................................................105

Schedule 2 Form Of Transfer Certificate....................................106

Schedule 3 Conditions Precedent............................................109

Schedule 4 Notice Of Drawdown..............................................114

Schedule 5 Existing Encumbrances, Guarantees And Indemnities...............116
    Part A  Existing Encumbrances..........................................116
    Part B  Guarantees And Indemnities.....................................121

Schedule 6 Form Of Compliance Certificate..................................123

Schedule 7 Original Shareholders...........................................125

Schedule 8 Form Of Borrower And Guarantor Accession Memorandum.............126
    Part A  Memorandum.....................................................126
    Part B  Form Of Guarantor Accession Memorandum.........................128

Schedule 9 Additional Conditions Precedent.................................130

Schedule 10 Material Agreements............................................132

Schedule 11 Mandatory Costs................................................133

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Schedule 12 Margin Adjustment............................................. 135

Schedule 13 Existing Bank Accounts........................................ 137

Schedule 14 Form Of Charge Over Business (Nantissement De Fonds
            De Commerce) To Be Executed By Completel Services
            S.A.S. In Accordance With Clause 23.11.3...................... 139

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THIS AGREEMENT originally dated 6 January 2000 and set out below as amended and restated as of the Effective Date, is made on 17 March 2000

BETWEEN

(1)  COMPLETEL EUROPE N.V. (the "Parent");

(2) COMPLETEL S.A.S. in its capacity as the obligors' agent (the "Obligors' Agent");

(3) THE COMPANIES listed in Part A of Schedule 1 as, and in their capacity as, borrowers hereunder (the "Original Borrowers");

(4) THE COMPANIES listed in Part B of Schedule 1 as, and in their capacity as, original guarantors hereunder (the "Original Guarantors");

(5) GOLDMAN SACHS INTERNATIONAL and PARIBAS as lead arrangers of the Facilities (the "Lead Arrangers");

(6)  PARIBAS as facility agent for the Participants (the "Facility Agent");

(7)  PARIBAS as security agent for the Banks (the "Security Agent");

(8)  EUROPEAN INVESTMENT FUND as risk participant (the "EIF"); and

(9) THE BANKS (as defined below).

IT IS AGREED as follows.

1.  DEFINITIONS AND INTERPRETATION

1.1 Definitions
    In this Agreement:

    "AART" shall have the meaning as set out in Clause 22 (Financial Condition); and for the purpose of sub-clause 6.2.5(ii), as varied therein.

    "Additional Borrower" means any company which has become an additional borrower in accordance with Clause 36 (Additional Borrowers).

    "Additional Guarantor" means any company which has become an additional guarantor in accordance with Clause 37 (Additional Guarantors).

    "Additional Obligor" means an Additional Borrower or Additional Guarantor.

    "Advance" means a Revolving Advance or a Term Advance.

    "Agents" means the Facility Agent and the Security Agent; and "Agent" means any one of them.

    "Amendment Agreement" means the Supplemental Deed dated 17 March 2000 pursuant to which the parties thereto agreed to amend this Agreement and the Subordination, Security Agency and Intercreditor Deed.


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    "Annualised EBITDA" shall have the meaning as set out in Clause 22
    (Financial Condition).

    "Annualised Direct Client Revenues" shall have the meaning as set out in Clause 22 (Financial Condition).

    "Annualised Net Revenue" means, on any date of determination, the aggregate of Direct Client Revenues and Indirect Client Revenues calculated from the aggregate of such revenues as indicated in the three most recently delivered monthly management statements delivered pursuant to Clause 21.3 (Monthly Management Statements) and multiplied by four.

    "Applicable Interest Rate" means, in relation to any Advance, the Taux Effectif Global, as defined by Art. L313-1 of the French Code de la Consommation applicable to such Advance, as determined by the Facility Agent three Business Days prior to the proposed day for such Advance.

    "Applicable Margin" means:

    (a) in relation to the Tranche A Term Facility, 3.75 per cent. per annum subject to Schedule 12 (Margin Adjustment); and

    (b)  in relation to the Revolving Facility and the Tranche B Term Facility,
         3.00 per cent. per annum subject to Schedule 12 (Margin Adjustment). "ART" means the Autorite de Regulation des Telecommunications (or any successor entity).

    "Authorised Signatory" means, in relation to an Obligor or proposed Obligor, any person (I) who is duly authorised (in such manner as may be reasonably acceptable to the Facility Agent); and (II) in respect of whom the Facility Agent has received a certificate either (a) delivered pursuant to paragraph A1(c) of Schedule 3 (Conditions Precedent); or (b) signed by a director or another Authorised Signatory of such Obligor or proposed Obligor setting out the name and signature of such person and confirming such person's authority to act.

    "Available Commitment" means, in relation to a Bank at any time, the aggregate of its Available Tranche A Term Commitment and Available Revolving Commitment.

    "Available Revolving Commitment" means, in relation to a Bank at any time and save as otherwise provided herein, its Revolving Commitment at such time less its share of the Revolving Advances which are then outstanding and not due for repayment, provided that such amount shall not be less than zero.

    "Available Revolving Facility" means, at any time, the aggregate amount of the Available Revolving Commitments adjusted, in the case of any proposed drawdown, so as to take into account:


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    (a)  any reduction in the Revolving Commitment of a Bank pursuant to the terms hereof;

    (b) any Revolving Advance which, pursuant to any other drawdown, is to be made; and

    (c)  any Revolving Advance which is due to be repaid,

    on or before the proposed drawdown date.

    "Available Tranche A Term Commitment" means, in relation to a Bank at any time and save as otherwise provided herein, its Tranche A Term Commitment at such time less the aggregate of its share of the Tranche A Term Advances which are then outstanding.

    "Available Tranche A Term Facility" means, at any time, the aggregate amount of the Available Tranche A Term Commitments adjusted, in the case of any proposed drawdown, so as to take into account any reduction in the Tranche A Term Commitment of a Bank on or before the proposed drawdown date pursuant to the terms hereof.

    "Bank" means any financial institution:

    (a)  named in Part C of Schedule 1 (The Banks); or

    (b) which has become a party hereto in accordance with Clause 35.4 (Assignments by Banks) or Clause 35.5 (Transfers by Participants), and which has not ceased to be a party hereto in accordance with the terms hereof.

    "Bank Accounts" means all accounts maintained by the Obligor Group with any financial institution (other than those accounts which are the subject of a Permitted Encumbrance).

    "Borrower Accession Memorandum" means a memorandum substantially in the form set out in Part A of Schedule 8 (Form of Borrower and Guarantor Accession Memorandum).

    "Borrowers" means the Original Borrowers and any Additional Borrowers.

    "Business Day" means:

    (a) a day (other than a Saturday or Sunday) which is not a public holiday and on which banks generally are open for business in Frankfurt, Paris and London; and

    (b) (in relation to any date for payment or purchase of a sum denominated in euro) the Trans-European Automated Real-Time Gross Settlement Express Transfer System (TARGET), or any successor thereto, is operating credit and transfer instructions in respect of payments in euro.


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    "Business Plan" means the annual management base case for the Group delivered to the Facility Agent pursuant to Clause 2.3 (Conditions Precedent) as set out in Appendix 1 to the Information Memorandum.

    "Business Plan Report" the report prepared by Analysys Inc. dated 12 November 1999 on the Business Plan for the Group and addressed to Goldman Sachs and Paribas.

    "Capital Expenditure" means any expenditure or obligations as determined in accordance with US GAAP.

    "Cash Equivalent Investments" means:

    (a) debt securities denominated in sterling, in dollars or in euros ("Other Currency") issued by the United Kingdom, the United States of America or any Participating Member State which are not convertible into any other form of security;

    (b) debt securities denominated in sterling or any Other Currency which are not convertible into any other form of security, rated P-1 (Moody's Investor Services Inc.) or A-1 (Standard & Poors' Corporation) (or any equivalent successor rating) which are not issued or guaranteed by any member of the Group;

    (c) certificates of deposit denominated in sterling or any Other Currency issued by, and acceptances by, banking institutions authorised under applicable legislation of any Participating Member State which at the time of making such issue or acceptances, have outstanding debt securities rated as provided in paragraph (b) above; and

    (d) such other securities (if any) as are approved in writing by the Facility Agent.

    "CECC" means CompleTel ECC B.V..

    "Charge over High Yield Account" means the charge agreement in respect of the High Yield Account dated on or about the date hereof in the agreed form.

    "Commitment" means, in relation to a Bank at any time, the aggregate of its Tranche A Term Commitment and its Revolving Commitment.

    "Compliance Certificate" means a certificate substantially in the form set out in Schedule 6 (Form of Compliance Certificate).

    "Computer System" means any computer hardware or software or any equipment operated by electronic means with embedded software.

    "Constructed" means, in relation to MAN-Network, that such fibre network has been installed in duct either leased by or owned by the Group and that such wireless transmission network has been installed as part of the French Network or the German Network; and in relation to any Leased Capacity therein, that the Lease Agreement


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    under which such duct, capacity or line is leased has come into full force and effect (and all conditions (if any) therein have been satisfied in all material respects).

    "Conversion Available Amount" means 141,000,000.

    "Converted Amount" means the amount as defined in Clause 8.2 (Conversion and the Tranche B Term Facility).

    "Conversion Date" means 30 December 2002.

    "Credit Facility Documents" means the Finance Documents and the Intercompany CECC Facility Agreement.

    "Customer" means any person who has entered into a contract to use the MAN-Network in Germany or France and any other person using the services of any member of the Group pursuant to a contract including, without limitation, information or internet services.

    "Debt Service Coverage Ratio" shall have the meaning as set out in Clause 22 (Financial Condition).

    "Direct Client Revenues" means the aggregate of revenues (net of allowance for bad debts) of each member of the Group from Customers (other than Indirect Client Revenues).

    "Dispute" means any dispute referred to in Clause 44 (Jurisdiction).

    "Due Diligence Reports" means the legal due diligence report prepared by Norton Rose (as counsel to the Group) in relation to factual matters, other than regulatory matters, concerning CompleTel SAS, CompleTel Services SAS and Acces Solutions Internet dated 6 December 1999; and the due diligence report prepared by Clifford Chance in relation to factual matters, other than regulatory matters, concerning CompleTel GmbH dated 31 December 1999, each addressed to the Lead Arrangers, the Agents and the Banks.

    "EBITDA" shall have the meaning as set out in Clause 22 (Financial
    Condition).

    "Effective Date" shall have the meaning given to this term in the Amendment Agreement.

    "Effective Global Rate" shall have the meaning set out in sub-clause 2.7.1 of Clause 2.7 (French Borrowers: Effective Global Rate of Return).

    "EMU" means Economic and Monetary Union as contemplated in the Treaty on European Union.

    "EMU Legislation" means legislative measures of the European Union for the introduction of, changeover to or operation of the euro in one or more member states, being in part legislative measures to implement EMU.


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    "Encumbrance" means (a) a mortgage, charge, pledge, lien or other encumbrance securing any obligation of any person, (b) any arrangement with a financial institution under which money or claims to, or the benefit of, an account with such institution may be applied, set off or made subject to a combination of accounts so as to effect discharge of any sum owed or payable to such institution or (c) any other type of preferential arrangement (including any title transfer and retention arrangement) having a similar effect.

    "Environmental Claim" means any claim, proceeding or investigation by any person pursuant to any Environmental Law.

    "Environmental Law" means any law applicable to the Telecoms Business undertaken by the Group which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

    "Environmental Permits" means any permit, licence, consent, approval and other authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the Telecoms Business undertaken by the Group.

    "EURIBOR" means, in relation to any amount to be advanced to, or owing by, an Obligor under the Finance Documents in euro on which interest for a given period is to accrue:

    (a) the percentage rate per annum equal to the offered quotation which appears on the page of the Telerate Screen which displays the rate of the Banking Federation of the European Union for euro (being currently page 248) for such period as of 11.00 a.m. (Brussels time) on the Quotation Date for such period or, if such page or such service shall cease to be available, such other page or such other service for the purpose of displaying an average rate of the Banking Federation of the European Union as the Facility Agent, after consultation with the Banks and the Obligors' Agent, shall reasonably select; or

    (b) if no quotation for euro for the relevant period is displayed and the Facility Agent has not selected an alternative service on which a quotation is displayed, the arithmetic mean (rounded upwards to four decimal places) of the rates (as notified to the Facility Agent) at which each of the Reference Banks was offering to prime banks in the European interbank market deposits in euro of an equivalent amount and for such period as of 11.00 a.m. (Brussels time) on the Quotation Date.

    "Event of Default" means any circumstance described as such in Clause 24 (Events of Default).

    "Excess Cash Flow" means, in respect of any financial year of the Parent, EBITDA for such financial year of the Group less:


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    (a)  Capital Expenditure incurred by any member of the Group during such period;

    (b) any amount actually paid or due and payable in respect of taxes by any member of the Group during such period; and

    (c) any payments made by any member of the Group in respect of principal, interest and other charges on Permitted Indebtedness during such period,

    plus or, as the case may be, minus (i) any decrease or increase in the aggregate working capital of the Group or (ii) any amounts paid or received in respect of extraordinary or exceptional items.

    "Existing Bank Accounts" means each of the accounts set out in Schedule 13 (Existing Bank Accounts).

    "Exposure" means, at any time:

    (a) in relation to a Bank, the aggregate of its Available Commitment and its share of the Loan at such time less, in the case of a Participating Lender, the aggregate of the Participated Portions of such aggregate amount at such time; and

    (b) in relation to the EIF, the aggregate of the amount of the Participated Portions of all Participating Lenders. "Facilities" means the Term Facilities and the Revolving Facility, and "Facility" means any one of them.

    "Facility Office" means, in relation to the Facility Agent, the office identified with its signature below or such other office as it may select by notice and, in relation to any Participant, the office notified by it to the Facility Agent in writing prior to the date hereof (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) or such other office as it may from time to time select by notice to the Facility Agent provided that such Participant shall not be entitled to receive (i) any payment under Clause 15 (Taxes); or (ii) any greater payment under Clause 17 (Increased Costs) as a result of such change in office.

    "Finance Documents" means this Agreement, the Amendment Agreement, the Intercreditor Agreement, the Security Documents, any Borrower Accession Memorandum, any Guarantor Accession Memorandum, any fee letter delivered pursuant to Clause 26 (Commitment Commission and Fees), any Hedging Agreement and any other document designated as such by the Facility Agent and the Obligors' Agent.

    "Finance Parties" means the Agents, the Lead Arrangers and the Banks.

    "Financial Indebtedness" means (without double counting) any indebtedness for or in respect of:


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    (a)  moneys borrowed;

    (b)  any amount raised by acceptance under any acceptance credit facility;

    (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

    (d) any amount raised pursuant to any issue of shares which are expressed to be redeemable;

    (e) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with US GAAP, be treated as a finance or capital lease;

    (f) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

    (g) any documentary or standby letter of credit facility or performance bond facility other than in respect of a trading liability;

    (h) any interest rate swap, currency swap, forward foreign exchange transaction, cap, floor, collar or option transaction or any other treasury transaction or any combination thereof or any other transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and the amount of the Financial Indebtedness in relation to any such transaction shall be calculated by reference to the mark-to-market valuation of such transaction at the relevant time);

    (i) the amount of any liability which is deferred for a period of 180 days or more after the relevant asset or service was supplied pursuant to any deferred purchase agreement;

    (j)  receivables sold or discounted (other than on a non-recourse basis);

    (k) any agreement or option to re-acquire an asset if one of the primary reasons for entering into such agreement or option is to raise finance; and

    (l) any guarantee, underwriting or indemnity for any of the items referred to in paragraphs (a) to (k) above.

    "Financial Quarter" means, in relation to the Group, those periods ending on 31 March, 30 June, 30 September and 31 December in the financial year of the Parent.

    "France" means the Republic of France.

    "France Accounts" means all Bank Accounts held with account banks in France.

    "French Borrower" means CompleTel Services S.A.S. or CompleTel S.A.S..

    "French Network" means the telecoms networks comprising MAN-Network of the Group installed in accordance with the relevant licences relating thereto in each of the



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    following markets of France: Paris, Lyon, Marseille, Lille, Toulouse,
    Grenoble and Nice (and any other city agreed to be considered part of the network in accordance with sub-Clause 6.2.3).

    "German Network" means the telecoms networks comprising MAN-Network of the Group installed in accordance with the relevant licences relating thereto in each of the following markets of Germany: Munich, Nuremberg, Berlin and Essen (and any other city agreed to be considered part of the network in accordance with sub-Clause 6.2.3).

    "Germany" means the Federal Republic of Germany.

    "Group" means the Parent and its subsidiaries from time to time and CompleTel SPC II until such time as it ceases to be an Obligor pursuant to provisions of Clause 37.3 (Resignation of CompleTel SPC II as an Original Guarantor).

    "Guarantors" means each of the Original Guarantors and each Additional Guarantor.

    "Guarantor Accession Memorandum" means a memorandum substantially in the form set out in Part B of Schedule 8 (Form of Borrower and Guarantor Accession Memorandum).

    "Hedge Counterparty" means any Bank party to this Agreement from time to time or any affiliate of such a Bank.

    "Hedging Agreement" means each of the agreements entered into or to be entered into between a Borrower and a Hedge Counterparty for the purposes of hedging interest rate liabilities in accordance with Clause 23.12 (Hedging Programme).

    "High Yield Bonds" means the $147,500,000 14 per cent. senior discount notes due 2009 of the Parent.

    "High Yield Account" shall have the meaning given to this term in the Charge over High Yield Account.

    "Indirect Client Revenues" means the aggregate of revenues (net of allowance for bad debts) of each member of the Group derived from resale without a direct connection.

    "Information Memorandum" means the document concerning the Original Obligors which was prepared in relation to this transaction and which the Parent authorised to be distributed by the Lead Arrangers to selected banks during November 1999; updated, as the case may be, by further information delivered on or after the date thereof to the Facility Agent and identified as supplemental.

    "Instructing Group" means a Participant or Participants whose Exposures amount in aggregate to more than sixty-six and two thirds per cent. of the Total Exposures.

    "Intellectual Property" means all patents, trade marks, service marks, designs, business names, copyrights, design rights, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests, whether registered or unregistered, and the benefit of all licences, applications, rights to use now or hereafter belonging to the any member of the Group and required for the Telecoms Business undertaken by the Group.

    "Intercompany CECC Facility Agreement" means, in relation to a French Borrower, an intercompany loan agreement dated on or around the date hereof and made between CECC and such French Borrower in the agreed form.

    "Intercompany Loan Security Agreement" means the agreement delivered pursuant to paragraph 22 of Schedule 3 (Condition Precedent).

    "Interconnection Agreements" means the interconnection agreements set out in
    Schedule 10 (Material Agreements).

    "Intercreditor Agreement" means the subordination, security agency and intercreditor deed in the agreed form dated on or around the date hereof and made between the Original Borrowers, the Original Guarantors, the Facility Agent, the Security Agent and others.

    "Interest Period" means, save as otherwise provided herein:

    (a)  any of those periods mentioned in Clause 4.1 (Interest Periods); and

    (b)  in relation to an Unpaid Sum, any of those periods mentioned in Clause
         28.1 (Default Interest Periods).

    "Invested Capital" shall have the meaning as set out in Clause 22 (Financial Condition).

    "IPO" means an initial public offering of shares by the Parent or any holding company of the Parent.

    "Lease Agreement" means any lease agreement entered into by a member of the Group in respect of Leased Capacity.

    "Leased Capacity" means capacity or lines comprising the French Network or German Network and leased to a member of the Group pursuant to a lease agreement (for the purposes of sub-clause 22.1.6 only, other than capacity or lines leased for the purpose of providing of digital subscriber lines).

    "Licences" means relevant French and German fixed or wireless telecoms licences issued by any governmental or Regulatory Authority or authorisations of any governmental or Regulatory Authority necessary in connection with the carrying on of the Telecoms Business undertaken by the Group including, without limitation, as at the date hereof the licences delivered by the ART under articles L.33-1 and L.34-1 of the Code de Postes et Telecommunications, and the licences granted by the RegTP under sections 6 para. (1) no. 1 and 2 of the Telekommunikationsgesetz and "Licence" means any of them.

    "Loan" means, at any time, the aggregate of the Term Loans and the Revolving Loan.

    "Long Term" means, in relation to a Lease Agreement, a Lease Agreement where the lease thereunder is for a period of at least five years.

    "Mandatory Cost Rate" means the rate determined in accordance with Schedule 11 (Mandatory Costs).

    "MAN-Network" means the network comprising duct, fibre optic cable (in each case, for the purposes of sub-clause 22.1.6 only, other than digital subscriber lines), Leased Capacity and wireless path route owned or controlled by a member of the Group used in the assembly of its transmission network of the French Network and German Network.

    "Material Adverse Change" means a material and adverse change in either (a) the financial condition or business of the Obligor Group (taken as a whole); or (b) the ability of the Obligor Group (taken as a whole) to perform its payment and other material obligations under the Credit Facility Documents.

    "Material Adverse Effect" means a material adverse effect on (a) the financial condition or business of the Obligor Group (taken as a whole); (b) the ability of the Obligor Group (taken as a whole) to perform its payment and other material obligations under the Credit Facility Documents; or (c) the legality, validity or binding effect of the Credit Facility Documents.

    "Material Agreement" means each Interconnection Agreement, Long Term Lease Agreement in relation to fibre and Supply and Operational Agreement.

    "Material Subsidiary" means, at any time, a subsidiary of the Parent which:

    (a) is an Original Obligor (other than CompleTel SPC II if at such time it is not an Obligor pursuant to Clause 37.3 (Resignation of Completel SPC II as an Original Guarantor);

    (b) has revenues representing 5 per cent. or more of the consolidated revenues of the Group;

    (c) has book assets representing 5 per cent. or more of the consolidated book assets of the Group; or

    (d)  any Additional Borrower,

    in each of paragraphs (b) and (c) above calculated on a consolidated basis.

    Compliance with the conditions set out in paragraphs (b) and (c) shall be determined by reference to the most recent Compliance Certificate supplied by the Parent and the most recently delivered quarterly financial statements pursuant to Clause 21.2 (Quarterly Management Statements).

    "Necessary Authorisations" means all approvals, authorisations and licences from, all rights granted by and all filings, registrations and agreements with any person including, without limitation, any government or other regulatory authority or third party necessary for the construction, maintenance and operation of the Telecoms Business undertaken by the Group (other than Licences and Material Agreements).

    "Net Cash Proceeds" means, with respect to any disposal, lease or other transfer of any asset an amount equal to the gross proceeds in cash and cash equivalents of such disposal, lease or asset transfer net (to the extent applicable) of:

    (a) legal fees, accountant's fees, consultant and other customary fees and other costs and expenses actually and reasonably incurred in connection with such disposal, lease or asset transfer;

    (b) any income, capital gains, value-added or other taxes paid or reasonably estimated to be payable as a result thereof; and

    (c) any Financial Indebtedness which is required to be repaid out of, or as a result of, such disposal and any amount required to establish, in accordance with market practice, a reasonable reserve for any indemnities in respect of such disposal.

    "Notice of Drawdown" means a notice substantially in the form set out in
    Schedule 4 (Notice of Drawdown).

    "Obligor Group" means the group comprising the Obligors from time to time.

    "Obligors" means the Borrowers and the Guarantors; and "Obligor" means any of them.

    "Official Rate" means, in relation to any Advance, the taux de l'usure calculated by the Banque de France (as provided in Article L.313-3 of the French Code de la Consommation and implementing laws) and published in the Journal Officiel of the French Republic applicable to floating rate loans made for an initial duration exceeding two years for the quarter preceding that in which such Advance is proposed to be made.

    "Operational" means, in relation to a market, the commercial launch to the public in France or, as the case may be, Germany.

    "Original Financial Statements" means the audited consolidated financial statements of the Parent for its financial year ended 31 December 1998.

    "Original Obligors" means the Original Borrowers and the Original
    Guarantors.

    "Original Shareholders" means certain indirect shareholders of the Parent as set out in Schedule 7 (Original Shareholders).

    "Participants" means the Banks and the EIF.

    "Participated Portion" means, in relation to a Participating Lender, such Participating Lender's Available Commitment and/or share of the Loan for the time being benefiting from the risk participation assumed by the EIF pursuant to the Participation Agreement.

    "Participating Lender" means Paribas in its capacity as grantor of a risk participation to the EIF and/or any other Bank which has become a party to the Participation Agreement in accordance with Clause 35.5 (Transfers by Participants).

    "Participating Member State" means any member state which has adopted the euro as its lawful currency at the relevant time.

    "Participation Agreement" means the participation agreement dated on or about the date of the Amendment Agreement and entered into between Paribas as Participating Lender, the EIF and the Facility Agent, and any other Bank which has become a party to the Participation Agreement in accordance with Clause 35.5 (Transfers by Participants).

    "Permitted Acquisition" means:

    (a) the purchase, subscription or acquisition of any shares of a member of the Group by a member of the Obligor Group provided that immediately upon the purchase, subscription or acquisition thereof, such shares are secured substantially on the terms of the relevant Security Document applicable to such shares prior to such purchase, subscription or acquisition;

    (b) any purchase or acquisition of assets (other than of shares) of a member of the Group by a member of the Obligor Group, provided that immediately upon the purchase or acquisition thereof, (i) where such asset was secured under the terms of a Security Document, such asset continues to be secured substantially in the terms of the relevant Security Document applicable to such asset prior to such purchase or acquisition; and (ii) where such asset was not so secured, security thereover is granted to the extent that can be required pursuant to Clause 23.11 (Security);

    (c) any acquisition of a new Licence (including for the purposes of this paragraph Licences that also may be desirable, in addition to those that are necessary, in connection with the carrying on of such Telecoms Business) or extension of any existing Licence (including for the purposes of this paragraph Licences that also may be desirable, in addition to those that are necessary, in connection with the carrying on of such Telecoms Business) in connection with the business of the Group;

    (d) the acquisition of OK-Cable GmbH provided that the consideration paid in respect of such acquisition does not exceed $175,000 and further provided that on or before 24 March 2000, the shares of OK-Cable GmbH are secured, to the extent legally possible and commercially practicable, in favour of the

         Finance Parties to secure all or any obligations of the Obligors under the Credit Facility Documents; and

    (e)  with the prior consent of an Instructing Group.

    "Permitted Disposal" means (i) any disposal of shares in an Obligor or Material Subsidiary insofar as permitted by Clause 23.17 (Mergers); and (ii) any disposal (other than a disposal of the shares in an Obligor or Material Subsidiary insofar as not permitted by Clause 23.17 (Mergers)):

    (a) by a member of the Group to a member of the Obligor Group provided that immediately upon the purchase or acquisition thereof, where such asset was secured under the terms of a Security Document, such asset continues to be secured substantially in the terms of the relevant Security Document applicable to such asset prior to such purchase or acquisition (whether directly or indirectly by way of share pledge);

    (b)  on arm's length terms in the ordinary course of business;

    (c) on arm's length terms of any surplus, worn out or obsolete assets or assets not otherwise required for the efficient operation of the business of any member of the Group;

    (d)  with the prior consent of an Instructing Group;

    (e)  which constitutes a Permitted Distribution or a Permitted Encumbrance;

    (f) the application of cash in payments which are not otherwise restricted by the terms of the Finance Documents; and

    (g) disposals other than those referred to in the above paragraphs of this definition for a consideration in aggregate for the Group not exceeding 1,000,000 in any financial year.

    "Permitted Distribution" means any payment to the Parent to be applied by the Parent towards:

    (a) any interest payments falling due in respect of the High Yield Bonds and due on or after 15 February 2004 or in respect of any other Permitted Indebtedness specified in paragraph (g) of the definition of Permitted Indebtedness of the Parent provided that in each case such payment is made directly into the High Yield Account;

    (b) within a reasonable period of receipt, corporate, accounting, audit and other similar expenses actually incurred by the Parent up to an aggregate annual amount to be received by the Parent equal to the aggregate amount of such expenses assumed for the purpose of the Business Plan;

    (c) payment of management fees (including to CableTel Management Inc. of management fees of 105% of all allocated costs, expenses, charges and disbursements) incurred to the extent set out in the Business Plan;

    (d)  tax liabilities of the Parent; and

    (e)  with the prior consent of an Instructing Group.

    "Permitted Encumbrance" means (other than any Encumbrance over any shares in an Obligor or a Material Subsidiary):

    (a) any Encumbrance specified in Part A to Schedule 5 (Existing Encumbrances, Guarantees and Indemnities), if the principal amount thereby secured is not increased;

    (b) any Encumbrance over or affecting any asset acquired by a member of the Group after the date hereof and subject to which such asset is acquired, if:

         (i) such Encumbrance was not created in contemplation of the acquisition of such asset by a member of the Group; and

         (ii) the amount thereby secured has not been increased in contemplation of, or since the date of, the acquisition of such asset by a member of the Group;

    (c) any Encumbrance imposed by any taxation or governmental authority in respect of amounts which are being contested in good faith and not yet payable and for which adequate reserves have been set aside in the books of the Group in respect of the same in accordance with US GAAP;

    (d) any Encumbrance over or affecting any asset of any company which becomes a member of the Group after the date hereof, where such Encumbrance is created prior to the date on which such company becomes a member of the Group, if:

         (i) such Encumbrance was not created in contemplation of the acquisition of such company; and

         (ii) the amount thereby secured has not been increased in contemplation of, or since the date of, the acquisition of such company;

    (e)  any Encumbrance arising under or evidenced by a Security Document;

    (f)  any Encumbrance arising with the prior consent of an Instructing Group;

    (g) any netting or set-off arrangement entered into by any member of the Group in the normal course of its banking arrangements for the purpose of netting debit and credit balances;

    (h) any title transfer or retention of title arrangement entered into by any member of the Group in the normal course of its trading activities on the counterparty's standard or usual terms including, for the avoidance of doubt, any such arrangement arising pursuant to the Supply and Operational Agreements;

    (i) any lien arising by operation of law and in the normal course of business;

    (j) any Encumbrances arising from any finance or capital leases in respect of indefeasible rights of use comprising MAN-Network;

    (k) any Encumbrance created by a member of the Group in substitution for an existing Encumbrance which is a Permitted Encumbrance; and

    (l) any Encumbrance not included within any of the above paragraphs of this definition and securing indebtedness in aggregate not exceeding 3,000,000.

    "Permitted Guarantees" means any guarantees or indemnities:

    (a)  arising under the Finance Documents;

    (b) constituting Permitted Indebtedness or given by a member of the Group in respect of Permitted Indebtedness of any member of the Obligor Group (other than the Parent) (other than under paragraphs (f) or (g) of the definition thereof);

    (c) granted, other than in respect of Financial Indebtedness, in the ordinary course of business on arm's length terms;

    (d)  with the prior consent of an Instructing Group; and

    (e) specified in Part B to Schedule 5 (Existing Encumbrances, Guarantees and Indemnities), to the extent the amount guaranteed or indemnified thereby is not increased.

    "Permitted Indebtedness" means any Financial Indebtedness incurred or to be incurred:

    (a)  under the Finance Documents;

    (b) by any Obligor and owing to another member of the Obligor Group, provided that the proceeds of any such Financial Indebtedness incurred by the Parent are directly or indirectly credited to the High Yield Account;

    (c) in respect of trade indebtedness and accrued expenses incurred in the ordinary course of business;

    (d) under any Subordinated High Yield Loans, Subordinated Shareholder Loans or Subordinated Parent Loans;

    (e) under hedging agreements between a Borrower and any of the Banks entered into in order to hedge interest rate risks under the Facilities and permitted in accordance with Clause 23.12 (Hedging Programme);

    (f)  under the High Yield Bonds;

    (g) under further issues of high yield notes by the Parent on terms satisfactory to the Participants provided that (i) the maximum aggregate gross amount at any time shall not exceed $350,000,000 or, if a minimum of $50,000,000 (in aggregate) of further equity is paid to members of the Obligor Group (other than the Parent) other than from other members of the Obligor Group (other than the Parent) for investment in the Telecoms Business of the Obligor Group (other than the Parent), $450,000,000; (ii) the net proceeds thereof are downstreamed to the Obligor Group (other than the Parent) by way of Subordinated High Yield Loans; (iii) at the time of issue the financial covenants set out in Clause 22 (Financial Condition) are being, and will immediately following the issue continue to be, met; and (iv) at the time of issue no Potential Event of Default or Event of Default has occurred and is continuing or would result from the issue of such high yield notes;

    (h)  with the prior consent of an Instructing Group;

    (i) in respect of any non-speculative hedging arrangements entered into in the ordinary course of business for the genuine hedging of the relevant underlying transaction, provided that, in the case of any such arrangements in relation to other Permitted Indebtedness, such arrangements are subject to the terms of the Intercreditor Agreement;

    (j) any deposits or prepayments received by a member of the Group from a Customer in respect of its services;

    (k) permitted pursuant to Clause 23.15 (Loans and Guarantees); or under an Intercompany CECC Facility Agreement; or under finance or capital leases in respect of indefeasible rights of use comprising MAN-Network; and

    (l) up to a maximum of 7,000,000 or its equivalent in other currencies and not included in paragraphs (a) to (k) above.

    "Permitted Investments" means investments:

    (a) in Cash Equivalent Investments in an aggregate amount not at any time exceeding 5,000,000;

    (b) in Cash Equivalent Investments of the proceeds of any IPO, or a high yield issue permitted pursuant to paragraph (g) of the definition of "Permitted Indebtedness" in Cash Equivalent Investments; and

    (c)  with the prior consent of an Instructing Group.

    "Permitted Loans" means:

    (a) loans from one member of the Obligor Group to another member of the Obligor Group, provided that the proceeds of any such loans to the Parent are directly or indirectly credited to the High Yield Account;

    (b) loans to employees or directors of members of the Group in an aggregate maximum amount at any time outstanding of 2,000,000; and

    (c)  with the prior consent of an Instructing Group.

    "Potential Event of Default" means any event which will become (with the passage of time, the giving of notice or any combination thereof in each case as set out in Clause 24 (Events of Default)) an Event of Default.

    "Prepayment Account" means an account bearing interest at market rates for such an amount in the name of the relevant Obligor with the Security Agent (or such other person as the Facility Agent may reasonably require) which is pledged, charged or assigned to the Security Agent pursuant to the Security Documents to secure all amounts due under the Credit Facility Documents and from which the only withdrawals which may be made by the relevant Obligor are to repay amounts due to the Finance Parties under this Agreement or otherwise permitted under this Agreement.

    "Proportion" means, in relation to a Participant, the proportion borne by its Exposure to the Total Exposures (or, if the Total Exposures are then zero, by its Exposure to the Total Exposures immediately prior to their reduction to zero).

    "Qualifying Bank" means a person, being a bank or Bank, which is:

    (a) a French credit institution authorised to carry out banking services by the French Credit Institutions Committee (Comite des Etablissements de Credit et des Entreprises d'Investissement); or

    (b) a foreign credit institution authorised by the French Credit Institutions Committee to open a branch in France for the provision of banking services; or

    (c) a credit institution or financial institution having its registered head office (siege social) in a member state of the European Economic Area ("EEA") which either has a branch in France for the provision of banking services or provides such services in France directly from its home jurisdiction (libre prestation de services) following notification of the intention of such credit institution or financial institution to do so sent by the central banking authority of the relevant EEA member state to the Banque de France and the acknowledgement thereof by the Banque de France; or

    (d) a credit institution or financial institution not falling within paragraphs (a) to (c) above and which does not conduct banking operations on a habitual basis in France as set out in French Law No
         84.46 of 24 January 1984.

    "Quotation Date" means, in relation to any period for which an interest rate is to be determined under the Finance Documents, the day on which quotations would ordinarily be given by prime banks in the European interbank market for deposits in euro (or the currency of any Unpaid Sum) for delivery on the first day of that period, provided that, if, for any such period, quotations would ordinarily be given on more than one date, the Quotation Date for that period shall be the last of those dates.

    "Reference Banks" means the principal Paris offices of Barclays Bank PLC, Citibank N.A. and Credit Lyonnais or such banks as may be appointed as such by the Facility Agent with the consent of Obligors' Agent (such consent not to be unreasonably withheld).

    "Relevant Laws" means the French Code des Postes et Telecommuncations and all decrees (decrets) and ordinances (arretes) issued pursuant thereto, the German Telekommunikationsgesetz and all ordinances (Verordnungen) issued pursuant thereto, those laws of France or Germany that relate to the regulation of competition or antitrust in so far as they apply to Telecoms Business undertaken by the Group or the operation of the French Network or the German Network, each as amended or replaced from time to time, and all other laws of France or Germany now or in the future relating to Telecoms Business carried on by the Group or relating to telecommunications and applicable to the Group.

    "Regulatory Authorities" means the regulatory agencies of France and Germany responsible for the monitoring, supervising or regulation of Telecoms Business, including, without limitation, the ART and the Reg TP including their successors and assignors.

    "Reg TP" means the Regulierungsbehorde fur Telecommunikation und Post (or any successor entity).

    "Renewed Advance" means a Revolving Advance which is used to refinance a maturing Revolving Advance and which is not more than the amount of such maturing Revolving Advance and is to be drawn on the day such maturing Revolving Advance is to be repaid.

    "Repayment Date" means, in relation to any Revolving Advance, save as otherwise provided herein, the last day of the Term thereof.

    "Repeated Representations" means each of the representations set out in Clause 20.1 (Status) to 20.6 (Audited Financial Statements), and 20.22 (Intellectual Property) to 20.24 (Good Title to Assets) and 20.26 (Dutch Obligors).

    "Revolving Advance" means an advance made or to be made by the Banks under the Revolving Facility.

    "Revolving Commitment" means, in relation to a Bank at any time and save as otherwise provided herein, the amount set opposite its name under the heading "Revolving Commitment" in Part C of Schedule 1 (The Banks).

    "Revolving Facility" means:

    (a)  until the Conversion Date, the Tranche B Revolving Facility; and

    (b)  thereafter, the Working Capital Facility.

    "Revolving Loan" means, at any time, the aggregate principal amount of the outstanding Revolving Advances.

    "Revolving Termination Date" means 31 December 2006.

    "Route km" means the kilometres of the telecommunications path over which MAN-Network is installed as part of the French Network and German Network, and for the purposes of determining the Route km of the wireless path route owned or controlled by a member of the Group, means the kilometre path as measured by the line of sight between the transmitter transmitting and that receiving the relevant signal.

    "SAS Account" means the account number 30026/00350/0000715634J/11 maintained by CompleTel S.A.S. with the Security Agent.

    "Security Documents" means each of the security documents set out under Section C. of Schedule 3 (Conditions Precedent) together with any other document entered into by any member of the Group creating or evidencing security for all or any part of the obligations of the Obligors or any of them under any of the Credit Facility Documents whether by way of personal covenant, charge, security interest, mortgage, pledge or otherwise.

    "Senior Debt Leverage Ratio" shall have the meaning as set out in Clause 22 (Financial Condition).

    "Senior Interest Coverage Ratio" shall have the meaning as set out in Clause 22 (Financial Condition).

    "Subordinated Parent Loans" means any loan made to the Parent by its direct or indirect shareholders on subordinated terms reasonably satisfactory to an Instructing Group.

    "Subordinated Shareholder Loans" means any loans made by the Parent (funded by the Parent from equity contributions to the Parent or Subordinated Parent Loans) to any of the Borrowers, and (i) subordinated under the terms of the Intercreditor Agreement; and (ii) the rights of the Parent in relation thereto assigned in favour of the Security Agent on the terms of an Intercompany Loan Security Agreement.

    "Subordinated High Yield Loans" means any loans made by the Parent (funded by the Parent by way of a high yield issue) to any of the Borrowers, and (i) subordinated under the terms of the Intercreditor Agreement; and (ii) the rights of the Parent in relation thereto assigned in favour of the Security Agent on the terms of an Intercompany Loan Security Agreement.

    "Supply and Operational Agreements" means each agreement specified as such in Schedule 10 (Material Agreements) and any replacement thereof.

    "Syndication Date" means the day specified by the Lead Arrangers as the day on which primary syndication of the Facilities is completed.

    "Telecoms Business" means the development, ownership or operation of one or more telephone, telecommunications or information systems or the provision of telephony, telecommunication or information or internet services and any related, ancillary or complementary business.

    "Term" means, save as otherwise provided herein, in relation to any Revolving Advance, the period for which such Revolving Advance is borrowed, as specified in the Notice of Drawdown relating thereto.

    "Term Advance" means a Tranche A Term Advance and/or a Tranche B Term
    Advance.

    "Term Facilities" means the Tranche A Term Facility and the Tranche B Term Facility and "Term Facility" means any one of them.

    "Term Loans" means the Tranche A Term Loan and the Tranche B Term Loan and "Term Loan" means any one of them.

    "Term Repayment Date" means each of the dates specified in Clause 11.1 (Term Repayment Instalments), provided that if such date is not a Business Day, it shall be deemed to be the next succeeding Business Day in the calendar month or, if none, it shall be deemed to be the immediately preceding Business Day.

    "Total Exposures" means, at any time, the aggregate of the Participants' Exposures.

    "Total Interest Coverage Ratio" shall have the meaning as set out in Clause 22 (Financial Condition).

    "Total Senior Debt" shall have the meaning as set out in Clause 22 (Financial Condition).

    "Tranche A Term Advance" means an advance (as from time to time consolidated, divided or reduced by repayment) made or to be made by the Banks under the Tranche A Term Facility.

    "Tranche A Term Availability Period" means, in relation to the Tranche A Term Facility, the period from and including the date hereof to and including the earlier of (a) 31 December 2000 and (b) the first Business Day on which the Available Tranche A Term Commitment of each of the Banks is zero.

    "Tranche A Term Commitment" means, in relation to a Bank at any time and save as otherwise provided herein, the amount set opposite its name under the heading "Tranche A Term Commitment" in Part C of Schedule 1 (The Banks).

    "Tranche A Term Facility" means the euro term loan facility granted to the Borrowers under sub-clause 2.1.1 of Clause 2.1 (Grant of the Facilities).

    "Tranche A Term Loan" means, at any time, the aggregate principal amount of outstanding Tranche A Term Advances.

    "Tranche B Revolving Facility" means the euro revolving loan facility granted to the Borrowers under paragraph (a) of sub-clause 2.1.2 of Clause
    2.1 (Grant of the Facilities).

    "Tranche B Term Advance" means an advance (as from time to time consolidated, divided or reduced by repayment) made or to be made by the Banks under the Tranche B Term Facility.

    "Tranche B Term Facility" means the euro term loan facility granted to the Borrowers under paragraph (b)(ii) of sub-clause 2.1.2 of Clause 2.1 (Grant of the Facilities).

    "Tranche B Term Loan" means, at any time, the principal amount of the outstanding Tranche B Term Advances.

    "Transfer Certificate" means a certificate substantially in the form set out in Schedule 2 (Form of Transfer Certificate) signed by a Participant, a Transferee and, in the case of the EIF, the Participating Lender under which:

    (a) such Participant seeks to procure the transfer to such Transferee of all or a part of such Participant's rights, benefits and obligations under the Finance Documents and, in the case of a Participating Lender or the EIF, the Participation Agreement upon and subject to the terms and conditions set out in Clause 35.3 (Assignment and Transfers by Participants); and

    (b) such Transferee undertakes to perform the obligations it will assume as a result of delivery of such certificate to the Facility Agent as contemplated in Clause 35.5 (Transfers by Participants).

    "Transfer Date" means, in relation to any Transfer Certificate, the date for the making of the transfer as specified in such Transfer Certificate.

    "Transferee" means a person to which a Participant seeks to transfer by novation all or part of such Participant's rights, benefits and obligations under the Finance Documents and, in the case of a Participating Lender or the EIF, under the Participation Agreement pursuant to Clause 35.3 (Assignment and Transfers by Participants).

    "Treaty on European Union" means the Treaty of Rome of 25 March 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on 7 February 1992 and came into force on 1 November
    1993).

    "Unpaid Sum" means the unpaid balance of any of the sums referred to in Clause 28.1 (Default Interest Periods).

    "US GAAP" means generally accepted accounting principles and practices in the USA.

    "Working Capital Facility" means the euro revolving loan facility granted to the Borrowers under paragraph (b)(i) of sub-clause 2.1.2 of Clause 2.1 (Grant of the Facilities).

    "Year 2000 Compliant" means, in relation to any Computer System, that any reference to or use of a date before, on or after 31 December 1999 in the operation of that Computer System will not have an adverse effect on the use of that Computer System.

1.2 Interpretation
    Any reference in this Agreement to:

    an "affiliate" of any person shall be construed as a reference to the ultimate holding company of that person or an entity of which that person or its ultimate holding company (a) has direct or indirect control or (b) owns directly or indirectly more than twenty per cent. (20%) of the share capital or similar rights of ownership;

    a document in an "agreed form", is a reference to such document either (i) in a form previously agreed in writing by or on behalf of the Obligors' Agent and the Facility Agent or (ii) otherwise in form and substance satisfactory to an Instructing Group acting reasonably;

    an "Agent", a "Lead Arranger", any "Bank", any "Participating Lender" or any "Participant" shall be construed so as to include its and any subsequent successors and permitted transferees in accordance with their respective interests;

    a transaction between a person and another person being on "arm's length terms" shall be construed as a reference to a transaction on terms that are fair and reasonable to and in the best interest of the first-mentioned person;

    a "change of control" shall be construed as:

    (a) prior to the IPO, when the Original Shareholders taken together cease to own or control directly or indirectly 51 per cent. of the issued share capital of the Parent; and

    (b)  thereafter, when:

         (i) a person or group of persons (acting together) each of which are not Original Shareholders, own or control in aggregate 30 per cent. or more of the issued share capital of the Parent unless at such time the Original Shareholders together own or control directly or indirectly in aggregate a greater proportion of the issued share capital of the Parent; or

         (ii) during any period of two consecutive calendar years, individuals who, at the beginning of such period, constituted the board of directors of the Parent (together with any new directors whose election was approved by a vote of 51 per cent. of the directors then in office), cease, for any reason, to constitute a majority of such board of directors then in office;

    "continuing", in relation to an Event of Default, shall be construed as a reference to an Event of Default which has not been waived and, in relation to a Potential Event of Default, one which has not been remedied within the relevant grace period or waived;

    the "date hereof" or the "date of this Agreement" shall be construed as a reference to 6 January 2000;

    the "equivalent" on any date in one currency (the "first currency") of an amount denominated in another currency (the "second currency") is a reference to the amount of the first currency which could be purchased with the amount of the second currency at the spot rate of exchange quoted by the Facility Agent at or about 11:00 a.m. on such date for the purchase of the first currency with the second currency;

    a "holding company" of a company or corporation shall be construed as a reference to any company or corporation of which the first-mentioned company or corporation is a subsidiary;

    "indebtedness" shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

    a "law" shall be construed as any law (including common or customary law), statute, constitution, decree, judgment, treaty, regulation, directive, bye-law, order or any other legislative measure of any government, supranational, local government, statutory or regulatory body or court;

    a "member state" shall be construed as a reference to a member state of the European Union;

    a "month" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that:

    (a) if any such numerically corresponding day is not a Business Day, such period shall end on the immediately succeeding Business Day to occur in that next succeeding calendar month or, if none, it shall end on the immediately preceding Business Day; and

    (b) if there is no numerically corresponding day in that next succeeding calendar month, that period shall end on the last Business Day in that next succeeding calendar month,

    (and references to "months" shall be construed accordingly);

    "novate" or "novation" shall be construed as an assignment of rights and an assumption of obligations;

    a "person" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

    "repay" (or any derivative form thereof) shall, subject to any contrary indication, be construed to include "prepay" (or, as the case may be, the corresponding derivative form thereof);

    a "subsidiary" of a company or corporation shall be construed as a reference to any company or corporation:

    (a) more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or

    (b) which is a subsidiary of another subsidiary of the first-mentioned company or corporation;

    a "successor" shall be construed so as to include a permitted assignee or successor in title of such party and any person who under the laws of its jurisdiction of incorporation or domicile has assumed the rights and obligations of such party under this Agreement or to which, under such laws, such rights and obligations have been transferred;

    "tax" shall be construed so as to include any tax, levy, impost, deduction, duty or other charge of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

    "VAT" shall be construed as a reference to value added tax including any similar tax which may be imposed in place thereof from time to time;

    a "wholly-owned subsidiary" of a company or corporation shall be construed as a reference to any company or corporation which has no other shareholders or members except that other company or corporation and that other company's or corporation's wholly-owned subsidiaries or persons acting on behalf of that other company or corporation or its wholly-owned subsidiaries; and

    the "winding-up", "dissolution" or "administration" of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors.

1.3 Currency Symbols and Definitions

    1.3.1 "$" and "dollars" denote lawful currency of the United States of America.

    1.3.2 "EURO" or "euro" means the single currency unit of the European Union as constituted by the Treaty on European Union as referred to in EMU

              Legislation and "euro unit" means the currency unit of the euro as defined in EMU Legislation.

    1.3.3     "(Pounds)" or "sterling" denote lawful currency of the United
              Kingdom.

1.4 Agreements and Statutes
    Any reference in this Agreement to:

    1.4.1 this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented, including for the avoidance of doubt as amended pursuant to the Amendment Agreement; and

    1.4.2 a statute or treaty shall be construed as a reference to such statute or treaty as the same may have been, or may from time to time be, amended or, in the case of a statute, re-enacted.

1.5 Headings
    Clause and Schedule headings are for ease of reference only.

1.6 Time
    Any reference in this Agreement to a time of day shall, unless a contrary indication appears, be a reference to London time.

2.  THE FACILITIES

2.1 Grant of the Facilities
    The Banks grant to the Borrowers, upon the terms and subject to the conditions hereof:

    2.1.1 Tranche A Term Facility: a euro term loan facility in an aggregate amount of (Euro) 105,000,000; and

    2.1.2     (a)  Tranche B Revolving Facility: a euro revolving loan facility in an aggregate amount of (Euro) 160,000,000 until the Conversion Date; and

              (b)  thereafter:

                   (i) Working Capital Facility: a euro revolving loan facility in an aggregate amount of (Euro) 19,000,000; and

                   (ii) Tranche B Term Facility: a euro term loan facility, subject to Clause 8.2 (Conversion and Tranche B Term Facility), up to an aggregate amount of (Euro) 141,000,000.

2.2 Purpose and Application

    The Facilities are intended for the financing of the development of the Telecoms Business of the Group in France and Germany in accordance with the Business Plan and, accordingly, each Borrower shall apply all amounts raised by it hereunder in or towards satisfaction of such requirements and none of the Finance Parties or the EIF shall be obliged to concern themselves with such application.

2.3 Conditions Precedent

    Save as the Participants may otherwise agree, none of the Borrowers may deliver any Notice of Drawdown unless the Facility Agent has confirmed to the Obligors' Agent and the Participants that it has received all of the documents and other evidence listed in Schedule 3 (Conditions Precedent) and that each is, in form and substance, satisfactory to the Facility Agent (acting reasonably).

2.4 Participants' Obligations Several

    The obligations of each Participant are several and the failure by a Participant to perform its obligations hereunder shall not affect the obligations of an Obligor towards any other party hereto nor shall any other party be liable for the failure by such Participant to perform its obligations hereunder.

2.5 Participants' Rights Several

    The rights of each Participant are several and any debt arising hereunder at any time from an Obligor to any of the other parties hereto shall be a separate and independent debt. Each such party shall be entitled to protect and enforce its individual rights arising out of this Agreement independently of any other party (so that it shall not be necessary for any party hereto to be joined as an additional party in any proceedings for this purpose).

2.6 Nature of Obligors' rights and obligations hereunder

    2.6.1 CompleTel S.A.S. as Obligors' Agent: Each Obligor (other than CompleTel S.A.S.) by its execution of this Agreement or a Borrower Accession Memorandum or a Guarantor Accession Memorandum irrevocably appoints CompleTel S.A.S. to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises (i) CompleTel S.A.S. on its behalf to supply all information concerning itself contemplated by this Agreement or the Amendment Agreement to the Finance Parties and the EIF and to give all notices and instructions (including, in the case of a Borrower, Notices of Drawdown), to execute on its behalf any Borrower Accession Memorandum or Guarantor Accession Memorandum and to make such agreements capable of being given or made by any Obligor notwithstanding that they may affect such Obligor, without further reference to or the consent of such Obligor and (ii) each Finance Party and the EIF to give any notice, demand or other communication to such Obligor pursuant to the Credit Facility Documents to CompleTel S.A.S. on its behalf, and in each case such Obligor shall be bound thereby as though such Obligor itself had given such notices and instructions (including, without limitation, any Notices of Drawdown) or executed or made such agreements or received any such notice, demand or other communication.

    2.6.2 Obligors' Agent's acts binding: Every act, omission, agreement, undertaking, settlement, waiver, notice or other communication given or made by the

           Obligors' Agent or given to the Obligors' Agent under this Agreement or the Amendment Agreement, or in connection with this Agreement or the Amendment Agreement (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under this Agreement or the Amendment Agreement) shall be binding for all purposes on all other Obligors as if the other Obligors had expressly made, given or concurred with the same. In the event of any conflict between any notices or other communications of the Obligors' Agent and any other Obligor, those of the Obligors' Agent shall prevail.

    2.6.3 Resignation of Obligors' Agent: An Obligors' Agent may resign its appointment hereunder by giving not less than ten Business Days' prior written notice to that effect to the Facility Agent, provided that no such resignation shall be effective until a successor consents in writing to the Facility Agent to be appointed.

2.7 French Borrowers:  Effective Global Rate of Return

    2.7.1 For the purposes of Articles L.313-1 to L.313-6 of the French Code de la Consommation, the parties hereto acknowledge that, as a result of
           (i) the variation of the rate of interest and in the Mandatory Costs Rate during the period of utilisation and repayment of the Facilities; and (ii) the selection by the Borrower of floating interest rates and the fluctuation of such rates, it is not possible at the date hereof to determine the actual percentage rate of interest (Taux Effectif Global) (the "Effective Global Rate") within the meaning of the said Articles.

    2.7.2 For the purpose of application of articles L 313-1, R 313-1 and R 313-2 of the Code de la Consommation, it is specified for indicative purposes that, for a full utilisation of the Facilities as per schedule in Clause 3.2.3 for each Financial Quarter, for Interest Periods or Terms (as applicable) of three months, and taking into account the rate of three-month EURIBOR on 3 January 2000 of 3.338% per year, the Effective Global Rate of the Facilities would, at such date, be 7.39% per year, and the periodic interest rate (taux de periode) would be 1.8474%. Such indicative rates include EURIBOR plus the Applicable Margin (calculated on the assumption that the Mandatory Costs Rate is zero, and that no adjustment will be made pursuant to Schedule 12 (Margin Adjustment), as well as any fees, costs and other expenses (including legal expenses) due by any Borrower in respect of this Agreement which the Code de la Consommation, as interpreted on the date hereof, require to be taken into account.

3.  UTILISATION OF THE TRANCHE A TERM FACILITY

    3.1 Drawdown Conditions for Tranche A Term Advances

    A Tranche A Term Advance will be made by the Banks to a Borrower if:

3.1.1 not more than ten nor less than four Business Days before 11:00 a.m. Paris time on the proposed date for the making of such Tranche A Term Advance, the Facility Agent has received a completed Notice of Drawdown from such Borrower;

3.1.2 the proposed date for the making of such Tranche A Term Advance is a Business Day within the Tranche A Term Availability Period;

3.1.3 the proposed date for the making of such Tranche A Term Advance is not less than ten Business Days after the date upon which the previous Tranche A Term Advance (if any) was made;

3.1.4 the proposed amount of such Tranche A Term Advance is (a) (if less than the Available Tranche A Term Facility) a minimum amount of (Euro) 5,000,000 and an integral multiple of (Euro) 1,000,000 or (b) equal to the amount of the Available Tranche A Term Facility;

3.1.5 the conditions set out in Clause 3.2 (Tranche A Term Facility Availability Tests) are satisfied;

3.1.6 the Repeated Representations are true in all material respects on and as of the proposed date for the making of such Tranche A Term Advance before and after giving effect to such and to the application of the proceeds therefrom, as though made on and as of such date unless such Repeated Representation refers specifically to an earlier date;

3.1.7 no Event of Default or Potential Event of Default has occurred and is continuing or would result from the making of such Tranche A Term Advance;

3.1.8 the making of such Tranche A Term Advance would not result in more than 15 Term Advances being outstanding as of the proposed date for making such Tranche A Term Advance; and

3.1.9 each Advance requested by a French Borrower shall also be requested jointly by CECC and if, on the proposed date for the making of such
       Advance:

       (a) the Official Rate is greater than or equal to the Applicable Interest Rate, the Advance shall be made to that French Borrower and not to CECC; or

       (b)  the Official Rate is less than the Applicable Interest Rate,

            (i)  the Advance shall be made to CECC and not to that French
                 Borrower;

         (ii) that French Borrower will be deemed to have requested an amount equal to the Advance to be disbursed to it under the Intercompany CECC Facility Agreement by CECC on the proposed date for the making of such Advance;

         (iii) CECC shall on such date be obliged to advance an amount equal to such Advance to that French Borrower under the Intercompany CECC Facility Agreement; and

         (iv) accordingly CECC shall direct the Facility Agent to make the Advance directly to the French Borrower in satisfaction of its obligation under the Intercompany CECC Facility Agreement.

3.2 Tranche A Term Facility Availability Tests

    The following are the conditions for the purposes of sub-clause 3.1.5 above and sub-clause 6.2.2 below:

    3.2.1 On the proposed date for making the proposed Advance, the Obligors' Agent has confirmed to the Facility Agent that the Group is Operational in at least the markets of Paris, Lyon, Marseille and Lille in the French Network and at least two of the four markets comprising the German Network; and

    3.2.2 On the date of delivery of the relevant Notice of Drawdown, and on the proposed date for making of the proposed Advance, Total Senior Debt expressed as a percentage of the aggregate of Invested Capital and Total Senior Debt as set out below for the relevant Financial Quarter in which the proposed Advance is to be made will not be exceeded, such percentage to be calculated on the basis that the amount of Total Senior Debt is adjusted to take account of the proposed Advance and any other changes to Total Senior Debt which will occur on or before the date of the proposed Advance:

           Financial Quarter ending         Total Senior Debt expressed as a
                                         percentage of the aggregate of Invested
                                            Capital and Total Senior Debt (%)
           31 March 2000                                   35
           30 June 2000                                    40
           30 September 2000                               47
           31 December 2000                                50

           provided that this condition shall only apply if, following the making of the proposed Advance, the Tranche A Term Loan will be an amount equal to or greater than 47 million.

    3.2.3 On the date of delivery of the relevant Notice of Drawdown, and on the proposed date for making of the proposed Advance, the aggregate amount of the Tranche A Term Loan and the Tranche B Revolving Loan as set out below for the relevant Financial Quarter in which the proposed Advance is to be made will not be exceeded, such aggregate amount to be calculated on the basis that the amount of the Tranche A Term Loan, or as the case may be, Tranche B Revolving Loan is adjusted to take account of the proposed Advance and any other changes to the Tranche A Loan and/or the Tranche B Revolving Loan which will occur on or before the date of the proposed Advance:


              Financial Quarter Ending         Aggregate Amount of Tranche A
                                          Term Loan and Tranche B Revolving Loan
                                                       (Euro million)

              31 December 1999                               47
              31 March 2000                                  47
              30 June 2000                                   118
              30 September 2000                              166
              31 December 2000                               213
              31 March 2001                                  213
              30 June 2001                                   237
              30 September 2001                              237
              31 December 2001                               237
              31 March 2002                                  237
              30 June 2002                                   265

3.3 Each Bank's Participation in Tranche A Term Advances

    Each Bank will participate through its Facility Office in each Tranche A Term Advance made pursuant to Clause 3.1 (Drawdown Conditions for Tranche A Term Advances) in the proportion borne by its Available Tranche A Term Commitment to the Available Tranche A Term Facility immediately prior to the making of that Tranche A Term Advance.

3.4 Reduction of Available Tranche A Term Commitment

    If a Bank's Available Tranche A Term Commitment is reduced in accordance with the terms hereof after the Facility Agent has received the Notice of Drawdown for a Tranche A Term Advance and such reduction was not taken into account in the Available Tranche A Term Facility, then the amount of that Tranche A Term Advance shall be reduced accordingly.

4.  INTEREST PERIODS FOR TERM ADVANCES

4.1 Interest Periods

    The period for which a Term Advance is outstanding shall be divided into successive periods each of which (other than the first, which shall begin on the day such Term Advance is made) shall start on the last day of the preceding such period.

4.2 Duration

    The duration of each Interest Period shall, save as otherwise provided herein, be one, two, three or six months or such other period as may be agreed to by the Facility Agent acting on the instructions of all the Banks and the EIF, in each case as a

    Borrower to which such Term Advance is made may by not less than four Business Days' prior notice to the Facility Agent select, provided that:

    4.2.1 if such Borrower fails to give such notice of its selection in relation to an Interest Period, the duration of that Interest Period shall, subject to sub-clauses 4.2.2 and 4.2.3, be three months;

    4.2.2 a Borrower (or the Obligors' Agent on its behalf) may select an Interest Period of less than one month if necessary to ensure that there are sufficient Tranche A Term Advances which have and, as the case may be, the Tranche B Term Advances which have, an Interest Period ending on a Term Repayment Date for the Borrowers to make the repayment due on that date; and

    4.2.3 prior to the Syndication Date, Interest Periods shall be one month (or, if less, of such duration as is necessary to end on the Syndication Date) or such other period as the Lead Arrangers and such Borrower may agree.

4.3 Consolidation of Term Advances

    If two or more Interest Periods relating to the same Term Facility and to the same Borrower end at the same time, then, on the last day of those Interest Periods, the Term Advances to which they relate shall be consolidated into and treated as a single Term Advance.

4.4 Division of Term Advances

    The Borrower to which a Term Advance is made may, by not less than four Business Days' prior notice to the Facility Agent, direct that any such Term Advance shall, at the beginning of any Interest Period relating thereto, be divided into (and thereafter, save as otherwise provided herein, treated in all respects as) two or more Term Advances in such amounts (in aggregate, equalling the amount of the Term Advance being so divided) as shall be specified by such Borrower in such notice, provided that such Borrower shall not be entitled to make such a direction if:

    4.4.1 as a result of so doing there would be more than 15 outstanding Term Advances and Revolving Advances; or

    4.4.2 any Term Advance thereby coming into existence would be of an amount of less than (Euro) 15,000,000.

5.  PAYMENT AND CALCULATION OF INTEREST ON TERM ADVANCES

5.1 Payment of Interest
    On the last day of each Interest Period the Borrower to which such Term Advance has been made shall pay accrued interest on the Term Advance to which such Interest Period relates.

5.2 Calculation of Interest
    The rate of interest applicable to a Term Advance from time to time during an Interest Period relating thereto shall be the rate per annum which is the sum of:

    5.2.1  the Applicable Margin;

    5.2.2  the Mandatory Cost Rate in respect thereof at such time; and

    5.2.3  EURIBOR on the Quotation Date therefor.

6.  UTILISATION OF THE REVOLVING FACILITY

6.1 Drawdown Conditions for Revolving Advances
    A Revolving Advance will be made by the Banks to a Borrower if:

    6.1.1 not more than ten nor less than four Business Days before the proposed date for the making of such Revolving Advance, the Facility Agent has received a completed Notice of Drawdown from such Borrower;

    6.1.2 the proposed date for the making of such Revolving Advance is a Business Day falling (a) after 31 May 2000; and (b) one month or more before the Revolving Termination Date;

    6.1.3 the proposed date for the making of such Revolving Advance is not less than five Business Days after the date upon which the previous Revolving Advance (if any) was made;

    6.1.4 the proposed amount of such Revolving Advance is (a) (if less than the Available Revolving Facility) a minimum amount of (Euro) 2,000,000 and an integral multiple of (Euro) 1,000,000 or (b) equal to the amount of the Available Revolving Facility;

    6.1.5  the proposed Term of the Revolving Advance requested is a period of
           (a) one, two, three or six months or such other period as may be agreed to by the Facility Agent acting on the instructions of all the Banks and the EIF in each case ending on or before the Revolving Termination Date; or (b) in relation to a Revolving Advance to be made prior to the Conversion Date, such other period of less than one month, if necessary to ensure that there are Revolving Advances which have a Term ending on the Conversion Date in an aggregate amount of less than or equal to the Conversion Available Amount, provided that prior to the Syndication Date, only periods of one month or a period previously approved by the Lead Arrangers may be chosen; and

    6.1.6 the conditions set out in Clause 6.2 (Revolving Facility Availability Tests) are satisfied;

    6.1.7 (save in relation to a Renewed Advance) the Repeated Representations are true in all material respects on and as of the proposed date for the making of such Revolving Advance before and after giving effect to such and to the application of the proceeds therefrom, as though made on and as of such date;

    6.1.8 no Event of Default or (save in relation to a Renewed Advance) Potential Event of Default has occurred and is continuing or would result from the making of such Revolving Advance; and

    6.1.9 each Advance (including for the avoidance of doubt a Renewed Advance) requested by a French Borrower shall also be requested jointly by CECC and if, on the proposed date for the making of such Advance:

              (a) the Official Rate is greater than or equal to the Applicable Interest Rate, the Advance shall be made to that French Borrower and not to CECC; or

              (b)  the Official Rate is less than the Applicable Interest Rate,

                   (i) the Advance shall be made to CECC and not to that French Borrower;

                   (ii) that French Borrower will be deemed to have requested an amount equal to the Advance to be disbursed to it under the Intercompany CECC Facility Agreement by CECC on the proposed date for the making of such Advance;

                   (iii) CECC shall on such date be obliged to advance an amount equal to such Advance to that French Borrower under the Intercompany CECC Facility Agreement; and

                   (iv) accordingly CECC shall direct the Facility Agent to make the Advance directly to the French Borrower in satisfaction of its obligation under the Intercompany CECC Facility Agreement.

    then, save as otherwise provided herein, such Revolving Advance will be made in accordance with the provisions hereof.

6.2 Revolving Facility Availability Tests
    The following are the conditions for the purposes of sub-Clause 6.1.6 above.

    6.2.1     The Tranche A Term Facility is fully utilised.

    6.2.2 The conditions set out in Clause 3.2 (Tranche A Term Facility Availability Tests) are satisfied in respect of each Revolving Advance.

    6.2.3 The Obligors' Agent has confirmed to the Facility Agent that the markets of Grenoble, Nice and Toulouse are Operational in the French Network and the remaining two markets are Operational in the German Network; provided that in satisfaction of this condition the Parent shall have the right to substitute up to two different markets from those specified, where (a) such markets are Operational; (b) that the substitute market is expected to generate comparable EBITDA and expected to require comparable Capital Expenditure as the original market; (c) the budget for such market has been determined in all material respects in accordance with the Group's past methodologies; and (d) all Licences as necessary for that market have been obtained.

    6.2.4 The Annualised Net Revenue calculated at any time no later than 30 September 2000 is at least (Euro) 20,800,000.

    6.2.5 On the date of delivery of the relevant drawdown request, and on the proposed date for the making of the proposed Revolving Advance where the proposed date for making of the proposed Revolving Advance is a date:

              (i) on or prior to 31 December 2000, Total Senior Debt expressed as a percentage of the aggregate of Invested Capital and Total Senior Debt as set out below for the relevant Financial Quarter in which the proposed Revolving Advance is to be made will not be exceeded, such percentage to be calculated on the basis that the amount of Total Senior Debt is adjusted to take account of the proposed Revolving Advance and other changes to the Total Senior Debt which will occur on or before the date of the proposed
                     Advance:

                     Financial Quarter ending          Total Senior Debt expressed as a
                                                    percentage of the aggregate of Invested
                                                       Capital and Total Senior Debt (%)
                     30 June 2000                                           40
                     30 September 2000                                      47
                     31 December 2000, 31
                     March 2001, 30 June 2001
                     and 30 September 2001; or                              50

              (ii) on or after 1 January 2001 and on or prior to 30 September 2001 either the condition set out in sub-paragraph (i) above is satisfied; or the ratio of Total Senior Debt to AART as set out below for the relevant Financial Quarter in which the proposed Revolving Advance is to be made will not be exceeded, such ratio to be calculated: (I) on the basis of the AART as calculated by reference to the aggregate AART set out in the three most recently delivered monthly management statements of the Group, or (in the event that the most recently delivered financial statements are quarterly financial statements) as set out in the quarterly financial statements of the Group, in either case as multiplied by four; and (II) on the basis that the amount of the Total Senior Debt is adjusted to take account of the proposed Revolving Advance and any other changes to the Total Senior Debt which will occur on or before the date of the proposed Advance:

                     Financial Quarter ending                                        Total Senior Debt to AART
                     31 March 2001                                                            2.25 : 1
                     30 June 2001                                                             2.00 : 1
                     30 September 2001                                                      1.75 : 1; or

              (iii) on or after 1 October 2001, the Senior Debt Leverage Ratio as set out below for the relevant Financial Quarter in which the proposed Revolving Advance is to be made will not be exceeded, such ratio to be calculated: (I) on the basis of the Annualised EBITDA as calculated by reference to the most recently delivered quarterly financial statements of the Group; and (II) on the basis that the amount of Total Senior Debt is adjusted to take account of the proposed Revolving Advance and any other changes to the Total Senior Debt which will occur on or before the date of the proposed
                     Advance:

                     Financial Quarter ending                                       Senior Debt Leverage Ratio
                     31 December 2001                                                        6.50: 1
                     31 March 2002                                                           5.00:1
                     30 June 2002                                                            4.50:1
                     30 September 2002                                                       4.50:1
                     31 December 2002                                                        3.50:1
                     31 March 2003                                                           3.00:1
                     Thereafter, 31 March, 30 June, 30 September and 31                      2.50:1
                     December.

6.3 Each Bank's Participation in Revolving Advances

    Each Bank will participate through its Facility Office in each Revolving Advance made pursuant to this Clause 6 in the proportion borne by its Available Revolving Commitment to the Available Revolving Facility immediately prior to the making of that Revolving Advance.

6.4 Reduction of Available Revolving Commitment

    If a Bank's Revolving Commitment is reduced in accordance with the terms hereof after the Facility Agent has received the Notice of Drawdown for a Revolving Advance and such reduction was not taken into account in the Available Revolving Facility, then the amount of that Revolving Advance shall be reduced accordingly.

7.  PAYMENT AND CALCULATION OF INTEREST ON REVOLVING ADVANCES

7.1 Payment of Interest
    On the Repayment Date relating to each Revolving Advance the Borrower to which such Revolving Advance has been made shall pay accrued interest on that Revolving Advance.

7.2 Calculation of Interest
    The rate of interest applicable to a Revolving Advance from time to time during its Term shall be the rate per annum which is the sum of:

    7.2.1     the Applicable Margin;

    7.2.2     the Mandatory Cost Rate in respect thereof at such time; and

    7.2.3     EURIBOR on the Quotation Date therefor.

8.  CONVERSION AND WORKING CAPITAL FACILITY

8.1 Conversion Notice

    The Obligors' Agent may deliver a notice to the Facility Agent specifying the length of the Interest Period applicable to the Tranche B Term Advance made available pursuant to Clause 8.2.2 on the Conversion Date, provided that such notice is received by the Facility Agent no later than four Business Days prior to the Conversion Date, and in the absence of such notice, the Interest Period shall be three months.

8.2 Conversion and the Tranche B Term Facility

    8.2.1 The Revolving Advances outstanding as at the Conversion Date in an aggregate amount equal to the Conversion Available Amount or, if less, the aggregate amount of all Revolving Advances outstanding on the Conversion Date shall be converted into Tranche B Term Advances as follows:

    8.2.2 First, Revolving Advances whose Term ends on the Conversion Date shall be automatically converted into a single Tranche B Term Advance under the Tranche B Term Facility with an initial Interest Period as determined in accordance with Clause 8.1 (Conversion Notice); and

    8.2.3 Secondly, Revolving Advances whose Term ends on a date falling after the Conversion Date shall remain outstanding as Revolving Advances until the last day of their Term when they shall be converted in whole or in part into Tranche B Term Advances in chronological order until such time as the aggregate amount of Tranche B Term Advances is in an amount equal to the Conversion Available Amount or, if less, the aggregate amount of all Revolving Advances outstanding on the Conversion Date provided that the first Interest Period of each such Tranche B Term Advance (converted pursuant to this Clause 8.2.3) shall end at the same time as the Interest Period of the outstanding Tranche B Term Advance converted pursuant to Clause 8.2.2 (or, as the case may be, as consolidated with previous Tranche B Term Advances converted pursuant to this Clause 8.2.3); and

    8.2.4 Thirdly, the Tranche B Revolving Facility shall be reduced to an amount equal to the Working Capital Facility (and the Revolving Commitment of each of the Banks shall be reduced rateably) and any Revolving Advances (or any part thereof) not converted pursuant to sub-clauses 8.2.2 and/or 8.2.3 shall remain outstanding under the Working Capital Facility and shall be repaid on the Repayment Date applicable thereto.

9.  MARKET DISRUPTION AND ALTERNATIVE INTEREST RATES

9.1 Market Disruption
    If, in relation to any Advance:

    9.1.1 EURIBOR is to be determined by reference to Reference Banks and at or about 11.00 a.m. on the Quotation Date for the relevant Interest Period or Term none of the Reference Banks supplies a rate for the purpose of determining EURIBOR for the relevant Interest Period or Term; or

    9.1.2 before the close of business in Paris on the Quotation Date for the relevant Interest Period or Term the Facility Agent has been notified by a Bank or each of a group of Banks to whom in aggregate more than fifty per cent. or more of such Advance is owed (or, in the case of an undrawn Advance, if made, would be owed) that the EURIBOR rate does not accurately reflect the cost of funding its participation in such Advance, then, the Facility Agent shall notify the Obligors' Agent, the relevant Borrower and the Participants of such event and, notwithstanding anything to the contrary in this Agreement, Clause 9.2 (Substitute Interest Period and Interest Rate) shall apply to such Advance.

9.2 Substitute Interest Period and Interest Rate

    If either sub-clause 9.1.1 or 9.1.2 of Clause 9.1 (Market Disruption) applies to an Advance, then unless a substitute basis has been agreed in accordance with Clause 9.3 (Alternative Rate) (i) the duration of the relevant Interest Period or Term shall be one month or, if less, such that it shall end on the next succeeding Term Repayment Date (in the case of a Term Advance) or the earlier of the Conversion Date and the Revolving Termination Date (in the case of a Revolving Advance); and (ii) the rate of interest applicable to each Bank's portion of such Advance during the relevant Interest Period or Term shall (subject to any agreement reached pursuant to Clause 9.3 (Alternative Rate)) be the rate per annum which is the sum of:

    9.2.1     the Applicable Margin;

    9.2.2     the Mandatory Cost Rate in respect thereof at such time; and

    9.2.3 the rate per annum notified to the Facility Agent by such Bank before the last day of such Interest Period or Term to be that which expresses as a percentage rate per annum the cost to such Bank of funding from whatever sources it may reasonably select its portion of such Advance during such Interest Period or Term.

9.3  Alternative Rate

     If (a) either of those events mentioned in sub-clauses 9.1.1 and 9.1.2 of Clause 9.1 (Market Disruption) occurs in relation to an Advance or (b) by reason of circumstances affecting the European interbank market during any period of three consecutive Business Days EURIBOR is not available for euro to prime banks in the European interbank market, then if the Facility Agent or the Obligors' Agent so requires, the Facility Agent and the Obligors' Agent shall enter into negotiations in good faith with a view to agreeing a substitute basis (i) for determining the rates of interest from time to time applicable to the Advances and/or (ii) upon which the Advances may be maintained (whether in euro or some other currency) thereafter and any such substitute basis that is agreed shall take effect in accordance with its terms and be binding on each party hereto, provided that the Facility Agent may not agree any such substitute basis without the prior consent of each Bank and the EIF.

10.  NOTIFICATION

10.1 Advances
     Not less than three Business Days before the first day of an Interest Period or Term, the Facility Agent shall notify each Participant of the Facility that is to be utilised, the name of the relevant Borrower, the proposed amount of the relevant Advance, the proposed length of the relevant Interest Period or Term and the aggregate principal amount of the relevant Advance allocated to such Bank pursuant to Clause 3.3 (Each Bank's Participation in Tranche A Term Advances) or Clause 6.3 (Each Bank's Participation in Revolving Advances) and, in the case of the EIF, the share of the relevant Advance in relation to which it is liable under the Participation Agreement.

10.2 Interest Rate Determination
     The Facility Agent shall promptly notify the relevant Borrower and the Participants of each determination of EURIBOR, the Mandatory Cost Rate and the Applicable Margin.

10.3 Changes to Advances or Interest Rates
     The Facility Agent shall promptly notify the relevant Borrower and the Participants of any change to (a) the proposed length of an Interest Period or Term or (b) any interest rate occasioned by the operation of Clause 9 (Market Disruption and Alternative Interest Rates).

11.  REPAYMENT OF THE TERM fACILITIES

11.1 Term Repayment Instalments
     The Parent shall procure (and each Borrower which has drawn a Term Advance shall repay its share of each Term Loan in order to ensure) that each Term Loan is repaid in instalments on each Term Repayment Date set out in the table below. The amount to be repaid shall:

     (a) in the case of the Tranche A Term Loan, be equal to the relevant percentage of the Tranche A Term Loan outstanding as at the last day of the Tranche A Term Availability Period; and
     (b) in the case of the Tranche B Term Loan, be equal to the relevant percentage of the Converted Amount,

     in each case, as set out in the table below.

     Term Repayment Date         Percentage of Tranche A Term Loan and Tranche
                                   B Term Loan (%) as at the relevant date

     30 June 2003                                     10
     31 December 2003                                 10
     30 June 2004                                     12.5
     31 December 2004                                 12.5
     30 June 2005                                     12.5
     31 December 2005                                 12.5
     30 June 2006                                     15
     31 December 2006                                 15

11.2 Selection of Term Advances

     In relation to a Term Repayment Date, the repayment shall firstly comprise Term Advances whose Interest Periods end on such Term Repayment Date, as selected by the Obligors' Agent by not less than four Business Days' notice to the Facility Agent, provided that if the Obligors' Agent fails to give such notice, the Facility Agent shall select the Term Advances to be wholly or partially repaid.

12.  REPAYMENT OF THE REVOLVING FACILITY
     Each Borrower to which a Revolving Advance has been made shall repay the Revolving Advance made to it in full on the Repayment Date relating thereto.

13.  CANCELLATION AND PREPAYMENT

13.1 Cancellation of the Term Facility

     The Obligors' Agent may (subject to the provisions of this Clause), by giving to the Facility Agent not less than ten Business Days' prior notice to that effect, cancel the whole or any part (being a minimum amount of (Euro) 5,000,000 and an integral multiple of (Euro) 1,000,000) of the Available Tranche A Term Facility provided that such amount shall be applied pro rata in cancellation of the Available Tranche A Term Facility and the Available Revolving Facility on such date. Any such cancellation shall reduce the Available Tranche A Term Commitments and, as the case may be, the Available Revolving Commitments of the Banks rateably.

13.2 Prepayment of the Term Loans

     Subject to Clause 13.6 (Pro-rata Requirement), the Borrower to which a Term Advance has been made may, if it has given to the Facility Agent not less than ten Business Days' prior notice to that effect through the Obligors' Agent, prepay the whole of any Term Advance or any part of any Term Advance (being a minimum amount of (Euro) 5,000,000 and an integral multiple of (Euro) 1,000,000). Any prepayment so made after the last day of the Tranche A Term Availability Period shall satisfy pro tanto the obligations under Clause
     11.1 (Term Repayment Instalments) in inverse chronological order.

13.3 Cancellation of the Revolving Facility

     Subject to Clause 13.6 (Pro-rata Requirement), the Obligors' Agent may, by giving to the Facility Agent not less than ten Business Days' prior notice to that effect, cancel the whole or any part (being a minimum amount of (Euro) 5,000,000 and an integral multiple of (Euro) 1,000,000) of the Available Revolving Facility. Any such cancellation shall reduce the Available Revolving Commitments of the Banks rateably.

13.4 Prepayment of the Revolving Loan

     Subject to Clause 13.6 (Pro-rata Requirement), the Borrower to which a Revolving Advance has been made may, by giving to the Facility Agent through the Obligors' Agent not less than ten Business Days prior notice to that effect, prepay the whole or any part of a Revolving Advance (being an amount such that such Revolving Advance will be reduced by a minimum amount of (Euro) 5,000,000 and an integral multiple of (Euro) 1,000,000).

13.5 Notice of Cancellation or Prepayment

     Any notice of cancellation or prepayment given by a Borrower pursuant to this Clause 13 shall be irrevocable, shall specify the date upon which such cancellation or prepayment is to be made and the amount of such cancellation or prepayment and, in the case of a notice of prepayment, shall oblige the relevant Borrower to make such prepayment on such date.

13.6 Pro-rata Requirement

     The Parent shall ensure that on the date of any prepayment of the Tranche A Term Loan, or as the case may be the Tranche B Term Loan, in accordance with Clause 13.2 (Prepayment of the Term Loans):

     13.6.1  if such date is prior to the Conversion Date,

             (a) the Revolving Commitments of the Banks shall be cancelled pro-rata by an amount in accordance with Clause 13.3 (Cancellation of the Revolving Facility); or

             (b) in the event that such Commitments are, or are reduced to, zero, the Revolving Loan shall be prepaid and thereupon the Revolving Commitments of the Banks shall be cancelled in an equal or remaining amount in accordance with Clause 13.3 (Cancellation of the Revolving Facility) and/or Clause 13.4 (Prepayment of the Revolving Loan);

             in each case such amount (the "Revolving Amount") shall be such that the ratio of the amount to be applied in prepayment of the Term Loan to the Revolving Amount is equal to the ratio of the Tranche A Term Facility to the Tranche B Term Facility; and

     13.6.2 if such date is on or after the Conversion Date, the other Term Loan shall be prepaid in accordance with Clause 13.2 (Prepayment of the Term Loans) in an amount such that the ratio of the two amounts to be prepaid is equal to the ratio, as applicable, of the Tranche A Term Loan to the Tranche B Term Loan at that time.

13.7 Repayment of a Bank's Share of the Loan
     If:

     13.7.1 any sum payable to any Participant by an Obligor is required to be increased pursuant to Clause 15.1 (Tax Gross-up) or Clause 15.3 (EIF Taxes); or

     13.7.2 any Participant claims indemnification from the Parent under Clause 15.2 (Tax Indemnity) or Clause 17.1 (Increased Costs); or

     13.7.3 any Bank does not agree a substitute basis under Clause 9.3 (Alternative Rate), the Obligors' Agent may, whilst such circumstance continues, give the Facility Agent at least ten Business Days notice (which notice shall be irrevocable) of its intention to:

              (i) where sub-clauses 13.7.1, 13.7.2 or 13.7.3 relate to the whole of a Bank's participation in the Facilities, to procure the repayment of such Bank's share of the Loan; or

              (ii) where sub-clauses 13.7.1 or 13.7.2 relate only to the EIF's Participated Portion of a Bank's share of the Facilities, to procure the repayment of such Participated Portion of such Bank's share of the Loan.

     On the last day of each current Interest Period or Term each Borrower to which an Advance has been made shall repay such Bank's portion or, as the case may be, such Participated Portion of the Advance to which such Interest Period or Term relates. Any repayment of a Term Advance so made after the last day of the Term Availability Period shall reduce rateably the remaining obligations under Clause 11.1 (Term Repayment Instalments).

13.8 No Further Advances

     A Bank for whose account a repayment is to be made under Clause 13.7 (Repayment of a Bank's Share of the Loan) shall not be obliged to participate, in the case of a repayment to be made under paragraph (i) of Clause 13.7 (Repayment of a Bank's Share of the Loan), in the making of Advances or, in the case of a repayment to be made under paragraph (ii) of Clause 13.7 (Repayment of a Bank's Share of the Loan), in the making of such share of Advances relating to such Participated Portion on or after the date upon which the Facility Agent receives the Obligors' Agent's notice of its intention to procure the repayment of such Bank's share of the Loan or, as the case may be, such Participated Portion of such Bank's share of the Loan, and such Bank's Available Tranche A Term Commitment and Available Revolving Commitment or, as the case may be, such Participated Portion of such Bank's Available Tranche A Term Commitment and Available Revolving Commitment shall be reduced to zero.

13.9  No Other Repayments
      The Borrowers shall not repay all or any part of the Loan except at the times and in the manner expressly provided for in this Agreement.

13.10 No Reborrowing of the Term Facilities
      None of the Borrowers shall be entitled to reborrow any amount of the Term Facilities which is repaid.

14.   Mandatory Prepayment

14.1  Excess Cash Flow

      With respect to each immediately preceding financial year of the Parent, commencing with the financial year ending on 31 December 2001, the Parent shall on the Business Day immediately succeeding the date on which the consolidated financial statements for such financial year are delivered by the Parent pursuant to the provisions of Clause 21.1 (Annual Statements) or should have been delivered in accordance with the provisions thereof, apply 50 per cent. of Excess Cash Flow for such financial year in prepayment of the Loan in accordance with Clause 14.4 (Application of Prepayments).

14.2  Asset Disposals and Insurance Proceeds
      The Parent shall procure that an amount equal to 100 per cent. of:

      (a) the Net Cash Proceeds of any disposal, lease or transfer of any asset of any member of the Group (other than a Permitted Disposal); and

      (b) the proceeds of any insurance claims other than those payable to a third party,

      in each case to the extent that such proceeds are not applied in or towards the carrying on of the Telecoms Business as permitted by this Agreement within 180 days of receipt of such proceeds, shall promptly be applied in prepayment of the Loan in accordance with Clause 14.4 (Application of Prepayments).

14.3  Change of Control

      14.3.1 The Parent shall (itself or through the Obligors' Agent), promptly upon it becoming aware that a change of control has occurred, or will or is reasonably likely to occur, give written notice thereof to the Participants (through the Facility Agent).

      14.3.2 Upon the occurrence of a change of control, the Borrowers shall immediately repay in full the Term Loans and Revolving Loan outstanding at such time and all other amounts owing hereunder and the Commitments of the Banks shall be irrevocably cancelled.

14.4  Application of Prepayments

      14.4.1  Any prepayment made under Clause 14.1 (Excess Cash Flow) or Clause
              14.2 (Asset Disposals and Insurance Proceeds) shall be applied:

              (a)  if such date is prior to the Conversion Date:

                   (i)    against the Tranche A Term Loan; and

                   (ii) by a cancellation of the Revolving Commitments of the Banks pro-rata; or in the event that at such time such Commitments are, or are reduced to, zero, the Revolving Loan shall be prepaid and thereupon the Revolving Commitments of the Banks shall be cancelled;

                   in the ratio that the Tranche A Term Facility bears to the Tranche B Term Facility; and

              (b) if such date is on or after the Conversion Date, against the Tranche A Term Loan and the Tranche B Term Loan in the ratio that the Tranche A Term Loan bears to the Tranche B Term Loan at that time; provided that if on such date the Term Loans have been prepaid in full, shall be applied in cancellation of the Revolving Commitments of the Banks pro-rata and then in repayment and cancellation of the Revolving Loan and the Revolving Commitments of the Banks pro-rata.

     14.4.2 Any prepayment of Term Loans shall satisfy the remaining obligations under Clause 11.1 (Term Repayment Instalments) in inverse chronological order.

14.5 Prepayment Account

     If Clause 13.6 (Pro-rata Requirement), Clause 14.1 (Excess Cash Flow) or Clause 14.2 (Asset Disposals and Insurance Proceeds) would require the Parent to procure the prepayment of any Advance otherwise than at the end of an Interest Period or Term, the Parent can elect (by written notice to the Facility Agent to be received no later than one Business Day prior to the date on which the prepayment obligation would, but for this Clause 14.5, arise) to credit such amount to the Prepayment Account on the date on which the prepayment obligation but for this Clause 14.5 would arise and to prepay the Term Advance and/or Revolving Advance at the first occurring end of an Interest Period relative to the Term Advance to be repaid or date on which a Revolving Advance matures. Following any such election and provided the required payment is made to the Prepayment Account, the obligation to prepay the relevant Term Advance and/or Revolving Advance will not arise until the first occurring end of an Interest Period relative to the Term Advance to be repaid or date on which a Revolving Advance matures (and for the avoidance of doubt interest shall continue to accrue on such Advances until the end of the applicable Interest Period or Term). The Obligors' Agent on behalf of the Parent and the other Obligors hereby authorises the Facility Agent to withdraw monies from the Prepayment Account and apply such monies against prepayments which are due to be made hereunder, or upon the occurrence of an Event of Default in respect of which a notice has been given pursuant to Clause 24.19 (Acceleration and Cancellation) against amounts due and payable under the Finance Documents. Following the satisfaction of the obligations pursuant to this Clause 14.5 with respect to any deposit made to the Prepayment Account, any interest accrued on such deposit shall be paid to the Obligors' Agent, provided that at such time no Event of Default has occurred and is continuing in which case such interest shall not be paid to the Obligors' Agent but the Obligors' Agent may direct the Facility Agent to apply such interest in satisfaction of the interest which has accrued in relation to the outstanding Advances.

15.  TAXES

15.1 Tax Gross-up

     All payments to be made by an Obligor to any Finance Party or the EIF under the Finance Documents shall be made free and clear of and without deduction for or on account of tax. If any Obligor is required to make such a payment subject to the deduction or withholding of tax, the sum payable by such Obligor (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that such Finance Party or, as the case may be, the EIF receives a sum net of any deduction or withholding equal to the sum which it would have received had no such deduction or withholding been made or required to be made.

15.2 Tax Indemnity

     Without prejudice to Clause 15.1 (Tax Gross-up), if any Finance Party or the EIF is required to make any payment of or on account of tax on or in relation to any sum received or receivable under the Finance Documents (including any sum deemed for purposes of tax to be received or receivable by such Finance Party or, as the case may be, the EIF whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against any Finance Party or the EIF, the Parent shall, upon demand of the Facility Agent and delivery of a written explanation of the nature of the tax due or paid by such Finance Party or, as the case may be, the EIF, promptly indemnify the Finance Party or, as the case may be, the EIF which suffers a loss or liability as a result against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith, other than any such interest, penalties, costs or expenses arising as a result of a failure by the Finance Party or, as the case may be, the EIF to make payment of tax when, to the best of its knowledge and belief, it was due provided that this Clause 15.2 shall not apply to:

     15.2.1 any tax imposed on and calculated by reference to the net income actually received or receivable by such Finance Party or, as the case may be, the EIF (but, for the avoidance of doubt, not including any sum deemed for purposes of tax to be received or receivable by such Finance Party or, as the case may be, the EIF but not actually receivable) by the jurisdiction in which such Finance Party or, as the case may be, the EIF is incorporated or any jurisdiction or jurisdictions in which such Finance Party or, as the case may be, the EIF is resident for the purpose of assessing such tax; or

     15.2.2 any tax imposed on and calculated by reference to the net income of the Facility Office of such Finance Party or, as the case may be, the EIF actually received or receivable by such Finance Party or, as the case may be, the EIF (but, for the avoidance of doubt, not including any sum deemed for purposes of tax to be received or receivable by such Finance Party or, as the case may be, the EIF but not actually receivable) by the jurisdiction in which its Facility Office is located.

15.3 EIF Taxes
     If:

     15.3.1 a Participating Lender (or the Facility Agent on its behalf) is required to make any deduction or withholding of tax from any sum payable by it to the EIF under the Participation Agreement; or

     15.3.2 the EIF (or the Facility Agent on its behalf) is required to make any payment of or on account of tax on or in relation to any sum received or receivable under the Participation Agreement (including any sum deemed for purposes of tax to be received or receivable by the EIF whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against the EIF (other than as set out in sub-clauses 15.2.1 and 15.2.2 of Clause 15.2 (Tax Indemnity) to the extent such sub-clauses apply to the EIF), the Obligors shall, upon demand of the Facility Agent and delivery of a written explanation of the nature of the tax due or paid, promptly pay to such Participating Lender such amount as may be necessary to ensure that upon payment by such Participating Lender to the EIF under the Participation Agreement, the EIF will actually have received, in aggregate, a net amount equal to the full amount which it would have received had such sum not been made subject to such deduction, withholding, payment or liability.

15.4 Claims by Participants
     A Participant intending to make a claim or, in the case of the EIF, to request a Participating Lender to make a claim pursuant to Clause 15.2 (Tax Indemnity) or Clause 15.3. (EIF Taxes) shall notify the Facility Agent of the event giving rise to the claim, whereupon the Facility Agent shall notify the Obligors' Agent thereof.

15.5 Qualifying Banks
     Each Bank warrants that it is a Qualifying Bank as at the date it becomes a party to this Agreement.

16.  TAX RECEIPTS

16.1 Notification of Requirement to Deduct Tax

     If, at any time, an Obligor is required by law to make any deduction or withholding from any sum payable by it under the Finance Documents (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), such Obligor shall promptly notify the Facility Agent.

16.2 Evidence of Payment of Tax
     If an Obligor makes any payment under the Finance Documents in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Facility Agent for each Participant, within thirty days of issue thereof, an original receipt (or a certified copy thereof) issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of that Participant's share of such payment.

16.3 Tax Credit Payment
     If an additional payment is made under Clause 15 (Taxes) by an Obligor for the benefit of any Finance Party or the EIF and such Finance Party or, as the case may be, the EIF, in its sole discretion acting in good faith, determines that it has obtained (and has derived full use and benefit from) a credit against, a relief or remission for, or repayment of, any tax, then, if and to the extent that such Finance Party or, as the case may be, the EIF, in its sole opinion acting in good faith, determines that:

     16.3.1 such credit, relief, remission or repayment is in respect of or calculated with reference to the additional payment made pursuant to Clause 15 (Taxes); and

     16.3.2 its tax affairs for its tax year in respect of which such credit, relief, remission or repayment was obtained have been finally settled,

     such Finance Party or, as the case may be, the EIF shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to such Obligor such amount as such Finance Party or, as the case may be, the EIF shall, in its sole opinion acting in good faith, determine to be the amount which will leave such Finance Party or, as the case may be, the EIF (after such payment) in no worse after-tax position than it would have been in had the additional payment in question not been required to be made by such Obligor.

16.4 Tax Credit Clawback
     If any Finance Party or the EIF makes any payment to an Obligor pursuant to Clause 16.3 (Tax Credit Payment) and such Finance Party or, as the case may be, the EIF subsequently determines, in its sole opinion acting in good faith, that the credit, relief, remission or repayment in respect of which such payment was made was not available or has been withdrawn or that it was unable to use such credit, relief, remission or repayment in full, such Obligor shall reimburse such Finance Party or, as the case may be, the EIF such amount as such Finance Party or, as the case may be, the EIF determines, in its sole opinion acting in good faith, is necessary to place it in the same after-tax position as it would have been in if such credit, relief, remission or repayment had been obtained and fully used and retained by such Finance Party or, as the case may be, the EIF.

16.5 Tax and Other Affairs
     No provision of this Agreement shall interfere with the right of any Finance Party or the EIF to arrange its tax or any other affairs in whatever manner it thinks fit, oblige any Finance Party or the EIF to claim any credit, relief, remission or repayment in respect of any payment under Clause 15 (Taxes) in priority to any other credit, relief, remission or repayment available to it except that the Finance Party's or, as the case may be, the EIF's sole reason (acting in good faith) for claiming such credit, relief, remission or repayment shall not be its obligation to make a tax credit payment under Clause 16.3 (Tax Credit Payment) nor oblige any Finance Party or the EIF to disclose any information relating to its tax or other affairs or any computations in respect thereof.

17.  INCREASED COSTS

17.1 Increased Costs
     If, by reason of (a) any change in law or in its interpretation or administration and/or (b) compliance with any request or requirement (with which banks generally habitually comply) relating to the maintenance of capital or any other request from or requirement of any central bank or other fiscal, monetary, regulatory or other authority:

     17.1.1 a Bank or any holding company of such Bank or the EIF is unable to obtain the rate of return on its capital which it would have been able to obtain but for such Bank's or, as the case may be, the EIF's entering into or assuming or maintaining a commitment or participation or performing its obligations under the Finance Documents or the Participation Agreement;

     17.1.2 a Bank or any holding company of such Bank or the EIF incurs a cost as a result of such Bank's or, as the case may be, the EIF's entering into or assuming or maintaining a commitment or participation or performing its obligations under the Finance Documents or the Participation Agreement; or

     17.1.3 there is any increase in the cost to a Bank or any holding company of such Bank or the EIF of funding or maintaining or participating in such Bank's or, as the case may be, the EIF's share of the Advances or any Unpaid Sum, then the Parent shall, from time to time on demand of the Facility Agent, promptly pay to the Facility Agent for the account of that Bank or, as the case may be, the EIF amounts sufficient to indemnify that Bank or the EIF or to enable that Bank to indemnify its holding company from and against, as the case may be, (i) such reduction in the rate of return of capital,
     (ii) such cost or (iii) such increased cost. Any demand shall be accompanied by particulars (in reasonable detail) of the circumstances giving rise to the demand and a calculation (in reasonable detail) of the amount demanded.

17.2 Increased Costs Claims
     A Participant intending to make a claim pursuant to Clause 17.1 (Increased Costs) shall notify the Facility Agent of the event giving rise to such claim, whereupon the Facility Agent shall notify the Obligors' Agent thereof.

17.3 Exclusions
     Notwithstanding the foregoing provisions of this Clause 17, no Participant shall be entitled to make any claim under this Clause 17 in respect of any cost, increased cost or liability (a) compensated by Clause 15 (Taxes); (b) included within the Mandatory Cost Rate; (c) attributable to any tax or change in the rate of tax on the overall net income of a Bank or the holding company of such Bank or the EIF (or the overall net income of a division or branch of such Bank or the holding company of such Bank or the EIF); (d) attributable to a law or regulation which at the date of this Agreement is scheduled to be implemented after the date of this Agreement; (e) attributable to the period commencing 90 days after the Facility Office of the relevant Bank or the holding company of such Bank or the EIF becomes aware of the increased cost to the date that any claim is made under Clause 17.2 (Increased Costs Claims) where such claim is made after such 90 day period; or (f) attributable solely to the gross negligence or wilful misconduct of the relevant Bank or the holding company of such Bank or the EIF.

18.  ILLEGALITY

18.1 Bank Illegality
     If, at any time, it is or will become unlawful for a Bank to make, fund or allow to remain outstanding all or part of its share of the Advances, then that Bank shall, promptly after becoming aware of the same, deliver to the Obligors' Agent through the Facility Agent a notice to that effect and:

     18.1.1 such Bank shall not thereafter be obliged to participate in the making of any Advances and the amount of its Available Tranche A Term Commitment and Available Revolving Commitment shall be immediately reduced to zero; and

     18.1.2 if the Facility Agent on behalf of such Bank so requires, the Parent shall procure that each Borrower which has drawn an Advance shall on such date as the Facility Agent shall have specified (being not earlier than the latest date permitted by law) repay such Bank's share of any outstanding Advances together with accrued interest thereon and all other amounts owing to such Bank under the Finance Documents and any repayment of Term Advances so made after the last day of the Trance A Availability Period shall reduce rateably the remaining obligations under Clause 11.1 (Term Repayment Instalments).

18.2 EIF Illegality
     If, at any time, it is or will become unlawful for the EIF to allow to remain outstanding, maintain or perform its obligations under the Participation Agreement, then the EIF shall, promptly upon becoming aware of the same, deliver to the Obligors' Agent and each Participating Lender through the Facility Agent a notice to that effect and:

     18.2.1 an amount of the Available Tranche A Term Commitment and Available Revolving Commitment of each Participating Lender equal to the EIF's Participated Portion shall be cancelled; and

     18.2.2 if the Facility Agent on behalf of the EIF so requires, the Parent shall procure that each Borrower which has drawn an Advance shall on such date as the Facility Agent shall have specified (being not earlier than the latest date permitted by law) repay the EIF's Participated Portion of each Participating Lender's share of any outstanding Advances together with accrued interest thereon and all other amounts owing to such Participating Lender in respect of such Participated Portion under the Finance Documents and any repayment of Term Advances so made after the last day of the Tranche A Availability Period shall reduce rateably the remaining obligations under Clause 11.1 (Term Repayment Instalments).

19.  MITIGATION
     If, in respect of any Participant, circumstances arise which would or would upon the giving of notice result in:

     19.1.1 an increase in any sum payable to it or for its account pursuant to Clause 15.1 (Tax Gross-up) or Clause 15.3 (EIF Taxes);

     19.1.2 a claim for indemnification pursuant to Clause 15.2 (Tax Indemnity) or Clause 17.1 (Increased Costs); or

     19.1.3 the reduction of its Available Commitment to zero or, in relation to the EIF, the cancellation of an amount of the Available Commitment of each Participating Lender equal to the EIF's Participated Portion or any repayment to be made pursuant to Clause 18 (Illegality), then, without in any way limiting, reducing or otherwise qualifying the rights of such Participant or the obligations of the Obligors under any of the Clauses referred to above, such Participant shall promptly upon becoming aware of such circumstances notify the Facility Agent and, in the case of the EIF, each Participating Lender thereof and, in consultation with the Facility Agent and the Obligors' Agent and, in the case of the EIF, each Participating Lender and to the extent that it can do so lawfully and without prejudice to its own position, take reasonable steps (including a change of location of its Facility Office or, in the case of a Bank, the transfer of its rights, benefits and obligations under the Finance Documents or, in the case of the EIF, the transfer of the rights, benefits and obligations of each Participating Lender under the Finance Documents in respect of each such Participating Lender's Participated Portion, together with a corresponding release of the Participation Agreement, in each case to another financial institution acceptable to the Obligors' Agent and willing to participate in the Facilities) to mitigate the effects of such circumstances, provided that such Participant shall be under no obligation to take any such action if, in the opinion of such Participant (acting reasonably), to do so might have any adverse effect upon its business, operations or financial condition (other than any minor costs and expenses of an administrative nature).

20.  REPRESENTATIONS

     Each Obligor makes the representations and warranties set out in Clause
     20.1 (Status) to Clause 20.28 (Business, Business Plan, Reports). The Original Obligors acknowledge that the Finance Parties and the EIF have entered into this Agreement in reliance on those representations and warranties. The representations and warranties shall be qualified to the extent set out in the disclosure letter from the Obligors' Agent to the Facility Agent dated the same date as this Agreement.

20.1 Status
     It is a corporation duly organised or incorporated under the laws of its jurisdiction of incorporation.

20.2 Governing Law and Judgments
     In any proceedings taken in its jurisdiction of incorporation in relation to the Credit Facility Documents, the choice of English law as the governing law of the Credit Facility Documents expressed to be governed by English law and any judgment obtained in England in relation to any such Credit Facility Document will be recognised and enforced, subject to the qualifications contained in the legal opinions referred to in Schedule 3 (Conditions Precedent) or in Schedule 1 to the Amendment Agreement.

20.3 Binding Obligations
     The obligations expressed to be assumed by it in the Credit Facility Documents are legal and valid obligations binding on it and enforceable against it in accordance with the terms thereof subject to the qualifications contained in the legal opinions referred to in Schedule 3 (Conditions Precedent) or in Schedule 1 to the Amendment Agreement and mandatory provisions of law affecting creditors rights generally.

20.4 Execution of the Finance Documents
     Its execution of the Credit Facility Documents and its exercise of its rights and performance of its obligations thereunder do not and will not:

     20.4.1 conflict in any material respect with any agreement, mortgage, bond or other instrument or treaty to which it is a party or which is binding upon it or any of its assets;

     20.4.2   conflict with its constitutive documents; or

     20.4.3   conflict in any material respect with any applicable law.

     It has the power to enter into the Credit Facility Documents and all corporate action required to authorise the execution of the Credit Facility Documents and the performance of its obligations thereunder has been duly taken.

20.5 No Material Proceedings
     No action or administrative proceeding of or before any court or agency including, without limitation, the Regulatory Authorities has been started or threatened against it which is reasonably likely to have a Material Adverse Effect.

20.6 Audited Financial Statements
     In the case of the most recent audited annual consolidated financial statements of the Parent delivered in accordance with Clause 21.1 (Annual Statements) they:

      20.6.1   were prepared in accordance with US GAAP consistently applied;

      20.6.2 disclose all liabilities (contingent or otherwise) and all unrealised or anticipated losses of any member of the Group required to be disclosed in accordance with US GAAP; and

      20.6.3 save as disclosed therein, fairly present in all material respects the financial condition and operations of the Group during the relevant financial year.

20.7  No Material Adverse Change
      Since the date of the Original Financial Statements, there has been no Material Adverse Change.

20.8  Validity and Admissibility in Evidence
      All acts, conditions and things required to be done, fulfilled and performed by it in order (a) to enable it lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the Credit Facility Documents, (b) to ensure that the obligations expressed to be assumed by it in the Credit Facility Documents are legal, valid, binding and enforceable and (c) to make the Credit Facility Documents admissible in evidence in its jurisdiction of incorporation have been done, fulfilled and performed subject in the case of (a), (b) and (c) above to the qualifications contained in the legal opinions referred to in Schedule 3 (Conditions Precedent) and mandatory provisions of law affecting creditors rights generally.

20.9  Claims Pari Passu
      Under the laws of its jurisdiction of incorporation in force at the date hereof, the claims of the Finance Parties against it under the Credit Facility Documents will rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those whose claims are mandatorily preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application.

20.10 No Filing or Stamp Taxes
      Under the laws of its jurisdiction of incorporation in force at the date hereof, it is not necessary that the Credit Facility Documents be filed, recorded or enrolled with any court or other authority in such jurisdiction (other than Security Documents which by their terms are required to be filed and/or registered) or that any stamp, registration or similar tax be paid (other than stamp, registration and similar taxes as are specified herein or in the Security Documents) on or in relation to the Credit Facility Documents subject to the qualifications contained in the legal opinions referred to in Schedule 3 (Conditions Precedent).

20.11 No Deduction or Withholding
      Under the laws of its jurisdiction of incorporation in force at the date hereof, it will not be required to make any deduction or withholding from any payment it may make under the Finance Documents subject to the qualifications contained in the legal opinions referred to in Schedule 3 (Conditions Precedent) but excluding for these purposes the qualification contained in paragraph 8(viii) of the legal opinion issued by Clifford Chance Punder.

20.12 No Winding-up
      Neither the Parent nor any Material Subsidiary has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against the Parent or any Material Subsidiary for its winding-up, dissolution, administration or re-organisation (whether by voluntary arrangement, scheme of arrangement or otherwise) or for the appointment of a receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its assets or revenues.

20.13 No Material Defaults
      No member of the Group is in breach of or in default under any Material Agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which is reasonably likely to have a Material Adverse Effect.

20.14 Information Memorandum
      As of the date of the Information Memorandum (i) the factual information contained in the Information Memorandum relating to the Group and any written factual information relating to the Group supplied on or after the date of the Information Memorandum by the Obligors to the Facility Agent and identified specifically as supplemental to the Information Memorandum, taken as a whole, is true, complete and accurate in all material respects;
      (ii) to the best of the Obligors' knowledge and belief, nothing has been omitted that would make any material factual information relating to the Group contained in the Information Memorandum untrue or misleading in any material respect in light of the circumstances under which it was made; and (iii) all forecasts made by the Obligors in relation to the Group are believed by the Obligors to be reasonable, and the financial projections contained therein have been prepared in good faith on the basis of assumptions which the Obligors believed were reasonable as of the date of such projections.

20.15 Environmental Compliance
      Each member of the Group has duly performed and observed in all material respects all Environmental Law, Environmental Permits and all other material covenants, conditions, restrictions or agreements directly or indirectly concerned with any contamination, pollution or waste or the release or discharge of any toxic or hazardous substance in connection with any real property which is or was at any time owned, leased or occupied by any member of the Group or on which any member of the Group has conducted any activity where failure to do so might reasonably be expected to have a Material Adverse Effect.

20.16 Environmental Claims
      No Environmental Claim has been commenced or (to the best of its knowledge and belief) is threatened against any member of the Group where such claim is reasonably likely to be determined against such member of the Group and would be reasonably likely, if so determined, to have a Material Adverse Effect.

20.17 Encumbrances
      Save for Permitted Encumbrances, no Encumbrance exists over all or any of the present or future revenues or assets of any member of the Group.

20.18 Ownership of the Obligors
      Each of the Obligors (other than the Parent) is a wholly-owned subsidiary of the Parent.

20.19 Ownership of the Parent
      The Original Shareholders are indirect shareholders in the Parent in the proportions set out in Schedule 7 (Original Shareholders).

20.20 Licences and Necessary Authorisations

      20.20.1 It (a) has obtained the Licences and, to the extent failure to obtain might reasonably be expected to have a Material Adverse Effect, any Necessary Authorisations, and (b) at all times, has not violated, has complied with, and is in compliance with each Relevant Law, the Licences and the terms of any Necessary Authorisations to the extent any such violation or non-compliance would not reasonably be expected to have a Material Adverse Effect.

      20.20.2 There are no facts or circumstances of which it is aware which would be reasonably likely to result in such Licences or any Necessary Authorisations being revoked, suspended, amended, varied, withdrawn or not renewed in a manner that might reasonably be expected to have a Material Adverse Effect.

      20.20.3 So far as it is aware, none of the Licences or any Necessary Authorisations are the subject of any pending or threatened proceedings or revocation to the extent such proceedings or revocation might reasonably be expected to have a Material Adverse Effect.

20.21 Security Interest

      20.21.1 There is no security interest over any of its assets ranking in priority ahead, or having equal ranking, with the security specified in any of the Security Documents (other than pursuant to paragraph (a) of the definition of "Permitted Encumbrances").

      20.21.2 The shares of any Group member which are subject to an Encumbrance under the Security Documents are fully paid and not subject to any option to purchase or similar rights and the constitutional documents of any such Group member do not restrict or inhibit (whether absolutely, partly, under a discretionary power or otherwise) any transfer of such shares pursuant to enforcement of the Security Documents.

20.22 Intellectual Property
      It is not aware of any adverse circumstance relating to validity, subsistence or use of any of its Intellectual Property which could reasonably be expected to have a Material Adverse Effect.

20.23 Information Management
      The Group at all times maintains an integrated enterprise wide information management system save to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

20.24 Good Title to Assets
      It has good title to or valid leases of or other appropriate licence, authorisation or consent to use its assets necessary to carry on its business as presently conducted.

20.25 Year 2000

      20.25.1 It believes that all Computer Systems used, owned or operated by any member of the Group are Year 2000 Compliant or, if not Year 2000 Compliant, such failure would not reasonably be expected to have a Material Adverse Effect.

      20.25.2 Each of the Group's suppliers (which are of material importance to the business and operations of the Group) has represented to the Group that the Computer Systems supplied by it to the Group are Year 2000 Compliant in all material respects.

20.26 Dutch Obligors
      Each Original Borrower incorporated in the Netherlands (the "Dutch Borrower") is in compliance with The Netherlands Act on the Supervision of Credit Institutions 1992 (Wet Toezicht Kredietwezen 1992, hereinafter, the "WTK") and, to the extent applicable, complies with and will at all times comply with the requirements for exemption as set out in the Ministerial Regulation of 4th February 1993 (the "Regulation") in implementation of
      Article 1 paragraph 3 of WTK as in effect - retroactively - from 1st January 1993 and published in the Official State Gazette (Staatscourant) No. 29 of 11th February 1993 and exempting from banking supervision exercised by the Netherlands' Central Bank (De Nederlandsche Bank N.V.; "DNB") Netherlands finance companies (such as the Dutch Borrower) subject to the conditions set out in the Regulation being met.

      The Dutch Borrower has not received from DNB a notice within the meaning of article 7 of the Regulation by which DNB sets a period within which the Dutch Borrower must comply with the provisions of the Regulation.

20.27 Existing Bank Accounts
      The Existing Bank Accounts are all the accounts held by members of the Obligor Group with financial institutions as at the date hereof.

20.28 Business, Business Plan and Reports

      20.28.1 It only engages in activities which relate to the carrying on of a Telecoms Business.

      20.28.2 All material written factual information in the possession of the Group relating to the Licences and the Material Agreements has been disclosed for the purposes of the preparation of the Due Diligence Reports.

20.29 Repetition of Representations
      Except to the extent that a Repeated Representation speaks of a particular date, the Repeated Representations shall be repeated by the relevant Obligor by reference to the facts and circumstances then existing, (i) on the first day of each Interest Period; (ii) on each date on which an Advance (including a Renewed Advance) is or is to be made; (iii) on each date on which a company becomes (or it is proposed that a company becomes) an Additional Guarantor; and Clause 20.14 (Information Memorandum) and sub-clause 20.28.2 of Clause 20.28 (Business, Business Plan and Reports) shall be deemed to be so repeated on the Syndication Date and on the date of execution of the Participation Agreement.

21.   FINANCIAL AND OTHER INFORMATION

21.1  Annual Statements
      The Parent shall as soon as the same become available: (i) but in any event within 120 days after the end of each of its financial years, deliver to the Facility Agent in sufficient copies for the Participants consolidated financial statements of the Group for such financial year, audited by Arthur Andersen or another major firm of auditors of international repute and without any material qualification by such auditors; and (ii), if prepared, deliver to the Facility Agent in sufficient copies for the Participants the unconsolidated annual financial statements of each Borrower (or on a consolidated basis, as the case may be) for its financial year (on an audited basis if so prepared).

21.2  Quarterly Management Statements
      The Parent shall as soon as the same become available, but in any event within 45 days after the end of each quarter of each of its financial years, deliver to the Facility Agent in sufficient copies for the Participants its management statements for such period prepared on a consolidated basis in the agreed form or containing information of the same type and to the same level of detail as the agreed form and shall include, without limitation, details of Direct Client Revenues and Indirect Client Revenues generated during such period.

21.3  Monthly Management Statements

      The Parent shall as soon as the same become available, but in any event within 30 days after the end of each month (other than the month ending at the end of a quarter of the financial year of the Parent, when delivery of such statements shall be at the discretion of the Parent), deliver to the Facility Agent in sufficient copies for the Participants its monthly accounts for such period prepared on a consolidated basis in the agreed form or containing information of the same type and to the same level of detail as the agreed form and shall include, without limitation, details of Direct Client Revenues and Indirect Client Revenues generated during such period.

21.4  Requirements as to Financial Statements
      The Parent shall ensure that each of its financial statements delivered by it pursuant to this Clause 21 (other than Clause 21.1(ii) and Clause 21.3 (Monthly Management Statements) is certified by an Authorised Signatory of the Parent as fairly presenting in all material respects the financial condition of the Group as at the end of the period to which those financial statements relate and of the results of the Group's operations during such period.

21.5  Compliance Certificates
      The Parent shall ensure that each set of its financial statements delivered by it pursuant to Clause 21.1 (Annual Statements) and Clause
      21.2 (Quarterly Management Statements) is accompanied by a Compliance Certificate (a) in the case of a Compliance Certificate delivered with its annual financial statements (i) signed by its auditors or (ii) signed by two duly authorised officers of the Group together with a confirmation (in a form in accordance with current practices of such auditors) signed by the auditors confirming that they have audited the annual financial statements in accordance with generally accepted auditing standards in the United States of America, confirming that they are aware of the covenants set out in sub-clauses 22.1.1 to 22.1.5 inclusive and sub-clauses 22.1.7 to 22.1.9 inclusive of Clause 22.1 (Financial Condition and MAN-Network Construction) and providing negative assurance regarding the compliance of the Parent with such covenants; and (b) in the case of a Compliance Certificate delivered with its quarterly financial statements, by two duly authorised officers of the Group.

21.6  Information in respect of the Licences
      Each Obligor shall promptly, after receipt or despatch of the same, deliver (or through the Obligors' Agent) to the Facility Agent copies of all material correspondence with the Relevant Authorities relating to any breach or possible revocation, suspension, amendment, variation or withdrawal of a Licence.

21.7  Material Agreements
      The Obligors' Agent shall notify the Facility Agent promptly upon the execution of a Material Agreement after the date hereof and supply the Facility Agent with a copy thereof.

21.8  Other Financial Information
      Each Obligor shall from time to time on the request of the Facility Agent, furnish the Facility Agent with such information about the financial condition of the Group as the Facility Agent or any Participant (through the Facility Agent) may reasonably require.

21.9  Budget
      The Obligors' Agent shall, within 30 days of the commencement of each financial year of the Parent, deliver to the Facility Agent in sufficient copies for the Participants a budget for the Group for such financial year approved by the direct or indirect shareholders of the Parent and in the agreed form or containing information of the same type and to the same level of detail as the agreed form.

21.10 Accounting Policies
      The Parent shall ensure that each set of financial statements delivered by the Parent in respect of the consolidated Group pursuant to this Clause 21 is prepared using accounting policies, practices, procedures and reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any such set of financial statements, the Parent notifies the Facility Agent that there have been one or more changes in any such accounting policies, practices, procedures or reference periods and shall deliver all subsequent financial statements in accordance with such changes provided that for a period of 60 days from such date the Facility Agent shall negotiate with the Obligors' Agent in good faith to agree amendments to the requirements as to financial condition and/or the financial definitions set out in Clause 22 (Financial Conditions) to reflect such changes; and during such periods and in the event that no agreement is reached the Parent shall ensure that its auditors provide:

      21.10.1 a description of the changes and the adjustments which would be required to be made to those financial statements in order to cause them to use the accounting policies, practices, procedures and reference periods upon which the Original Financial Statements were prepared; and

      21.10.2 sufficient information, in such detail and format as may be reasonably required by the Facility Agent, to enable the Participants to make an accurate comparison between the financial position indicated by those financial statements and the Original Financial Statements, and any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

21.11 Material Proceedings
      Each Obligor shall promptly notify the Facility Agent of any action or administration proceeding of or before any court or agency including, without limitation, any Regulatory Authority which has been started or threatened in writing against it and which is reasonably likely to be determined against it and if so determined would be reasonably likely to have a Material Adverse Effect or that purports to affect the legality, validity, binding effect or enforceability of the Credit Facility Documents.

21.12 Notification of Events of Default
      The Obligors' Agent shall promptly inform the Facility Agent of the occurrence of any Event of Default or Potential Event of Default and, upon receipt of a written request to that effect from the Facility Agent, confirm to the Facility Agent that, save as previously notified to the Facility Agent or as notified in such confirmation, no Event of Default or Potential Event of Default has occurred which is continuing.

21.13 Access to Books and Records
      The Parent shall ensure that any representative or professional adviser to the Facility Agent may at reasonable times during normal business hours and on reasonable notice by the Facility Agent to the Parent, have access (to the extent not restricted by law or any confidentiality requirements to which any member of the Group is subject) to the Group's property and be provided with copies of reasonably required books, records, accounts, documents, computer programmes, data or other information in the possession of or available to it subject to any reasonable confidentiality undertaking required by it or any legal, regulatory or licence requirements.

22.   FINANCIAL CONDITION

22.1  Financial Condition and MAN-Network Construction
      The Parent shall ensure that the financial condition of the Group shall be such that:

      22.1.1 Maximum Senior Debt Percentage: On the last day of each Financial Quarter to and including 31 December 2000 which ends on each of the dates specified below, the Total Senior Debt expressed as a percentage of the aggregate of Invested Capital and Total Senior Debt shall not exceed the percentage specified below opposite such date; and

              after 31 December 2000, the financial condition of the Group on the last day of each Financial Quarter shall comply with at least one of the requirements as to financial condition set out in this Clause 22.1.1 and in Clause 22.1.2.

              Financial Quarter ending                      Total Senior Debt expressed as a
                                                         percentage of the aggregate of Invested
                                                            Capital and Total Senior Debt (%)
              31 March 2000                                          35
              30 June 2000                                           40
              30 September 2000                                      47
              31 December 2000, 31 March 2001,
              30 June 2001 and 30 September 2001                     50

      22.1.2 Total Senior Debt to AART: On the last day of each Financial Quarter which ends on each of the dates specified below (in the event that the financial condition of the Group does not on such date comply with the requirements set out in Clause 22.1.1), the ratio of Total Senior Debt to AART shall not exceed the amount specified below opposite such date.

              Financial Quarter ending                    Total Senior Debt to AART
              31 March 2001                                        2.25 : 1
              30 June 2001                                         2.00 : 1
              30 September 2001                                    1.75 : 1

      22.1.3 Senior Debt Leverage Ratio: On the last day of each Financial Quarter which ends on each of the dates specified below, the Senior Debt Leverage Ratio shall not exceed the amount specified below opposite such date.

              Financial Quarter ending                      Senior Debt Leverage Ratio
              31 December 2001                                     6.50: 1
              31 March 2002                                        5.00:1
              30 June 2002                                         4.50:1


              Financial Quarter ending                             Senior Debt Leverage Ratio
              30 September 2002                                                4.50:1
              31 December 2002                                                 3.50:1
              31 March 2003                                                    3.00:1
              Thereafter, 31 March, 30 June, 30 September and 31               2.50:1
              December

      22.1.4 Annualised Direct Client Revenues: On the last day of each Financial Quarter which ends on each of the dates specified below, the Annualised Direct Client Revenues are not less than the amount specified below opposite such date.

              Financial Quarter ending                   Annualised Direct Client Revenues
                                                                 ((Euro) million)
              31 December 1999                                       4.7
              31 March 2000                                          7.5
              30 June 2000                                            20
              30 September 2000                                       33
              31 December 2000                                        46
              31 March 2001                                          62.5
              30 June 2001                                           83.5
              30 September 2001                                      112

      22.1.5 Annualised EBITDA: On the last day of each Financial Quarter which ends on each of the dates specified below, Annualised EBITDA is not less than the amount specified below opposite such date.

              Financial Quarter ending                                 Annualised EBITDA
                                                                        ((Euro) million)
              31 December 1999                                              (56.8)
              31 March 2000                                                (66.250)
              30 June 2000                                                 (66.250)
              30 September 2000                                            (66.250)
              31 December 2000                                               (55)
              31 March 2001                                                 (26.5)
              30 June 2001                                                  (11.3)
              30 September 2001                                              12.3

      22.1.6 MAN-Network Constructed: On the last day of each Financial Quarter which ends on each of the dates specified below, the minimum Route km amount of MAN-Network (for the purposes of the definition of MAN-Network in this Clause 22.1.6 only Leased Capacity provided pursuant to a Long Term Lease Agreement shall be included, but not other Leased Capacity) which shall be Constructed in aggregate in the French Network and the German Network, is not less than the amount set out below opposite such date provided that not more than 25% of such Route km comprises Leased Capacity leased on Long Term Lease Agreements.

              Financial Quarter ending                      Minimum MAN-Network Constructed
                                                                        (Route km)
              31 December 1999                                             160
              31 March 2000                                                222
              30 June 2000                                                 400
              30 September 2000                                            540
              31 December 2000                                             580
              31 March 2001                                                590
              30 June 2001                                                 615
              30 September 2001                                            683
              31 December 2001                                             715
              31 December 2002                                             770
              31 December 2003                                             810
              31 December 2004                                             840
              31 December 2005                                             860
              31 December 2006                                             870

      22.1.7 Senior Interest Cover Ratio: On the last day of each Financial Quarter which ends on each of the dates specified below, the Senior Interest Cover Ratio shall not be less than the amount specified below opposite such date.

              Financial Quarter ending                                       Senior Interest Cover Ratio
              31 December 2001                                                         2.00
              31 March 2002                                                            2.50
              30 June 2002                                                             3.00
              30 September 2002                                                        3.00
              31 December 2002                                                         3.50
              Thereafter, 31 March, 30 June, 30 September and 31                       4.00
              December

      22.1.8 Total Interest Coverage Ratio: On the last day of each Financial Quarter which ends on each of the dates specified below, the Total Interest Coverage Ratio shall not be less than the amount specified below opposite such date.

              Financial Quarter ending                                 Total Interest Coverage Ratio
              31 December 2001                                                    2.00
              31 March 2002                                                       2.50
              30 June 2002                                                        3.00
              30 September 2002                                                   3.00
              Thereafter, 31 March, 30 June, 30 September and 31                  3.50
              December

      22.1.9 Debt Service Cover Ratio: On the last day of each Financial Quarter which ends on each of the dates specified below, the Debt Service Coverage Ratio shall not be less than the amount specified below opposite such date.

              Financial Quarter ending                                 Debt Service Coverage Ratio
              31 March 2003                                                      1.50
              30 June 2003                                                       1.50
              30 September 2003                                                  1.50
              31 December 2003                                                   1.50
              31 March 2004                                                      1.60
              30 June 2004                                                       1.60
              30 September 2004                                                  1.60
              31 December 2004                                                   1.60
              31 March 2005                                                      1.70
              30 June 2005                                                       1.70
              30 September 2005                                                  2.00
              31 December 2005                                                   2.00
              31 March 2006                                                      2.25
              30 June 2006                                                       2.50
              30 September 2006                                                  2.50

22.2  Financial Definitions
      In Clause 22.1 (Financial Condition) the following terms have the following meanings:

      "AART" means the annualised adjusted revenue test comprising, on any date of determination, the aggregate of:

      (a)  1.0 x Direct Client Revenues ; and

      (b)  0.75 x Indirect Client Revenues,

      in each case for the relevant Financial Quarter multiplied by four.


      "Annualised EBITDA" means (i) for any period ending on or before 30 September 2001, EBITDA calculated for the relevant Financial Quarter, multiplied by four; and (ii) thereafter, EBITDA calculated on an historical twelve months rolling basis.

      "Annualised Direct Client Revenues" means, on any date of determination, Direct Client Revenues in respect of any Financial Quarter ending on such date multiplied by four.

      "Debt Service Coverage Ratio" means, on any date of determination, Annualised EBITDA divided by the aggregate of any cash interest paid on and scheduled repayments of Permitted Indebtedness paid by any member of the Group in respect of the period of twelve months ending on that date.

      "EBITDA" means net loss or income of the Group, plus interest expense, less interest income, less unrealised foreign currency exchange gains, plus unrealised foreign currency exchange losses, less other non-cash income, plus other non-cash expenses, plus taxes, plus depreciation and amortisation.

      "Invested Capital" means the aggregate of (i) fully paid up cash equity and (ii) the proceeds of the High Yield Bonds as at the closing date thereof and of any future high yield issue of the Group, in each case net of any original issue discount, provided that such capital is immediately upon receipt to be and is invested in Cash Equivalent Investments or the Obligor Group (other than the Parent) in the form of equity, Subordinated High Yield Loans or Subordinated Shareholders Loans.

      "Senior Debt Leverage Ratio" means, on any date of determination, the ratio of Total Senior Debt to Annualised EBITDA.

      "Senior Interest Coverage Ratio" means, on any date of determination, Annualised EBITDA divided by any interest paid in relation to Total Senior Debt in respect of the period of twelve months ending on such date.

      "Total Interest Coverage Ratio" means, on any date of determination, Annualised EBITDA divided by cash interest paid on Financial Indebtedness (other than indebtedness falling within paragraphs (b), (c), (d), (e), (i), (j) and (k) of the definition of "Permitted Indebtedness") of each member of the Group in respect of the period of twelve months ending on such date.

      "Total Senior Debt" means, at any time, the aggregate of all amounts outstanding under the Facilities and all other amounts of Financial Indebtedness of each member of the Group ranking pari passu therewith (other than indebtedness falling within paragraphs (b), (c), (d), (e), (f), (g), (i), (j) and (k) of the definition of "Permitted Indebtedness").

22.3  Accounting Terms
      All accounting expressions which are not otherwise defined herein shall be construed in accordance with generally accepted accounting principles in the United States.

23.   COVENANTS

23.1  Maintenance of Legal Validity and Authorisation

      23.1.1 Each Obligor shall obtain and comply in all material respects with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences, consents, exemptions required in or by the laws of its jurisdiction of incorporation including, without limitation, any Relevant Laws to enable it lawfully to enter into and perform its obligations under the Credit Facility Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of the Credit Facility Documents and, on reasonable request of the Facility Agent, supply copies (certified by an Authorised Signatory of the relevant Obligor as true, complete and up to date) of any such authorisations, approvals, licences, consents and exemptions.

      23.1.2 Each Obligor shall (a) obtain the Licences and (to the extent that failure to obtain or maintain might reasonably be expected to have a Material Adverse Effect) any Necessary Authorisations required at such time for the carrying on of its business, and (b) take all reasonable steps to ensure that any Necessary Authorisations are not revoked, suspended, amended, varied, withdrawn or not renewed in a manner that might reasonably be expected to have a Material Adverse Effect.

23.2  Insurance
      The Parent shall procure that each member of the Group maintains insurances on and in relation to its business and assets with reputable underwriters or insurance companies against such risks and to such extent as is usual for companies carrying on a business such as that carried on by such member of the Group.

23.3  Environmental Compliance
      The Parent shall ensure that each member of the Group shall comply in all material respects with all Environmental Law and obtain and maintain any Environmental Permits and take all reasonable steps in anticipation of known or expected future changes to or obligations under the same, breach of which (or failure to obtain, maintain or take which) might reasonably be expected to have a Material Adverse Effect.

23.4  Environmental Claims
      The Obligors' Agent shall inform the Facility Agent in writing as soon as reasonably practicable upon becoming aware of the same if any Environmental Claim has been commenced or (to the best of the knowledge and belief of any member of the Group) is threatened against any member of the Group in any case where such claim would be reasonably likely, if determined against such member of the Group, to have a Material Adverse Effect or of any facts or circumstances which will or are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group in any case where such claim would be reasonably likely, if determined against such member of the Group, to have a Material Adverse Effect.

23.5  Claims Pari Passu
      Each Obligor shall ensure that at all times the claims of the Finance Parties and the EIF against it under the Credit Facility Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those whose claims are mandatorily preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application.

23.6  Consents and Approvals
      The Parent shall, procure that each member of the Group shall comply with all applicable laws, rules, regulations and orders and obtain and maintain all governmental and regulatory consents, licences, authorisations and approvals, including the Licences and other Necessary Authorisations to the extent any non-compliance would reasonably be expected to have a Material Adverse Effect.

23.7  Conduct and Change of Business of the Group

      23.7.1 The Parent shall ensure that each member of the Group has the right and is duly qualified to conduct Telecoms Business as it is conducted from time to time.

      23.7.2 The Parent shall ensure that each member of the Group keeps and maintains books, records and accounts to the extent as is usual for companies carrying on a business such as that carried on by such member of the Group.

      23.7.3 The Parent shall ensure that substantially all the business of the Group (taken as a whole) comprises Telecoms Business in France and Germany (not including the internet business of iPcenta Limited); and that such Telecoms Business is managed and operated in all material respects in accordance with the Licences, the Business Plan and applicable laws including, without limitation, any Relevant Laws.

23.8  Filing of Tax Returns
      The Parent shall ensure that each member of the Group files all tax returns required to be filed in all jurisdictions in which they are situated or carry on business or otherwise subject to pay tax and will promptly pay all taxes (including any applicable stamp duty payable in relation to the Finance Documents) which are due and payable on such returns or any assessment made against them (other than those being contested in good faith).

23.9  Year 2000 Compliance
      The Parent shall use its reasonable endeavours to ensure that all Computer Systems owned or operated by any member of the Group are Year 2000 Compliant where the failure of any such system to be Year 2000 Compliant would reasonably be expected to have a Material Adverse Effect.

23.10 Guarantors

      23.10.1 The Parent shall ensure that each member of the Group that is not an Original Guarantor as soon as reasonably practicable upon becoming a Material Subsidiary accedes hereto as an Additional Guarantor in accordance with Clause 37 (Additional Guarantors) to the extent legally permissible and commercially practicable.

      23.10.2 The Parent shall ensure at all times by reference to the most recent quarterly statements delivered pursuant to Clause 21.2 (Quarterly Management Statements) that to the extent legally permissible and commercially practicable the aggregate book assets and the aggregate revenues of the Guarantors comprise respectively at least 80% of the consolidated book assets and consolidated revenues of the Group; and accordingly the Parent shall procure that additional subsidiaries that are not Material Subsidiaries accede as Additional Guarantors as necessary to the extent legally permissible and commercially practicable.

23.11 Security

      23.11.1 The Parent shall ensure that each member of the Group which is a Material Subsidiary shall at its own expense take all such action as the Security Agent may reasonably require (to the extent legally possible and commercially practicable) for the purpose of perfecting or protecting the Security Agent's rights under and preserving the security interests intended to be created or evidenced by any of the Credit Facility Documents and following the making of any declaration pursuant to Clause 24.19 (Acceleration and Cancellation) or 24.20 (Advances Due on Demand) for facilitating the realisation of any such security or any part thereof.

      23.11.2 Each Obligor shall, and shall procure that each member of the Group which is a Material Subsidiary shall, to the extent legally possible and commercially practicable and as reasonably required by the Facility Agent from time to time, promptly create or procure the creation of security over any assets acquired after the date hereof including, without limitation each Material Agreement in favour of the Finance Parties to secure all or any of the obligations of the Obligors under the Credit Facility Documents.

      23.11.3 The Parent shall procure that CompleTel Services S.A.S. shall enter into, and CompleTel Services S.A.S. covenants to enter into, with the Security Agent, as soon as practicable (and in any event within 15 days) after CompleTel Services S.A.S. (a) enters into its first contract for the provision of services and (b) has acquired the equipment necessary to fulfil its obligations thereunder, a Nantissement de Fonds de Commerce (Charge over Business Agreement) substantially in the form of Schedule 14 (Form of Charge over Business Agreement to be entered into between CompleTel Services S.A.S. and the Security Agent pursuant to Clause 23.11.3).

      23.11.4 The Parent shall procure that CompleTel ECC B.V. and each other member of the Group which owns any trademark of the Group shall create, and CompleTel ECC B.V. and each such other member of the Group covenants to create, in favour of the Security Agent (a) as soon as practicable and in any event within 30 days of the date hereof, security over all trademarks of the Group registered at the date hereof in France and Germany; (b) as soon as practicable and in any event within 30 days of the date of registration thereof, security over all further trademarks of the Group registered at any time in France and Germany; and (c) as soon as practicable and in any event within 30 days of any member of the Group launching services under the CompleTel name in any other jurisdiction, security over all trademarks of the Group registered in any such other jurisdiction, and in each case such security shall be in form and substance satisfactory to the Security Agent, acting reasonably.

23.12 Hedging Programme
      The Parent shall procure that commencing three months from the date of the Credit Agreement, each time upon which the Loan reaches an amount or multiple of (Euro) 50 million an Obligor as soon as practicable enters into hedging arrangements with the Hedging Banks with respect to interest payments under the Credit Agreement with respect to 50% of such increase in the Loan and for an initial period of not less than three years.

23.13 Use of Proceeds
      The Parent shall ensure that, in the case of an IPO as set out in paragraph 2(b) of Schedule 12 (Margin Adjustment), a further raising of equity investment or a high yield issue in accordance with paragraph (g) of the definition of "Permitted Indebtedness", the proceeds received by it shall be used for Cash Equivalent Investments or investment in Telecoms Business of the Obligor Group in France or Germany.

23.14 Negative Pledge
      The Parent shall ensure that no member of the Group shall create or permit to subsist any Encumbrance over all or any of its present or future revenues or assets other than a Permitted Encumbrance.

23.15 Loans and Guarantees
      The Parent shall ensure that no member of the Group, without the prior written consent of an Instructing Group, shall (i) make any loans (other than Permitted Loans), (ii) grant any credit (save in the ordinary course of business) or (ii) (other than Permitted Guarantees) give any guarantee or indemnity (except as required hereby) to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any other person other than another member of the Obligor Group, save that this Agreement shall not restrict any such loan, grant of credit, guarantee, indemnity or other voluntary assumption of any liability in respect of amounts at any time outstanding which do not exceed in aggregate, for the Group together
      (Euro) 2,500,000 or equivalent.

23.16 Disposals
      The Parent shall ensure that (disregarding sales of stock in trade in the ordinary course of business) no member of the Group shall sell, lease, transfer or otherwise dispose of, by one or more transactions or series of transactions (whether related or not), the whole or any part of its revenues or its assets other than a Permitted Disposal.

23.17 Mergers
      The Parent shall ensure that no member of the Group shall, without the prior written consent of an Instructing Group, merge or consolidate with any other person, enter into any demerger transaction or participate in any other type of corporate reconstruction save for (i) mergers between members of the Obligor Group (other than with the Parent) where the surviving entity assumes the rights and obligations of the merged or consolidated entities and (ii) solvent intra Group reorganisations (other than with the Parent) provided that in each case upon such merger, consolidation or solvent intra Group reorganisation, the Parent ensures that all the shares of each member of the Group are subject to an Encumbrance in substantially the same form as the relevant Security Documents prior to such merger, consolidation or solvent reorganisation.

23.18 Investments
      The Parent shall procure that no member of the Group shall:

      23.18.1 purchase, subscribe for or otherwise acquire any shares (or other securities or any interest therein) in any other company or agree to do any of the foregoing; or

      23.18.2 purchase or otherwise acquire any assets (other than in the ordinary course of business) or (without limitation to any of the foregoing) acquire any business or interest therein or agree to do so; or

      23.18.3 form, or enter into, any partnership, consortium, joint venture or other like arrangement or agree to do so,

      other than, in each case, a Permitted Investment or a Permitted
      Acquisition.

23.19 Financial Indebtedness
      The Parent shall ensure that no member of the Group shall, incur, create or permit to subsist or have outstanding any Financial Indebtedness or enter into any agreement or arrangement whereby it is entitled to incur, create or permit to subsist any Financial Indebtedness other than, in either case, Permitted Indebtedness.

23.20 Constitutional Documents
      The Parent shall ensure that no member of the Group agrees to any amendment or variation of its memorandum or articles of association or other constitutional documents from the form as delivered pursuant to Clause 2.3 (Conditions Precedent) or otherwise, as the case may be, as at the date hereof, which might be reasonably likely to have a Material Adverse Effect or which would confer on any person a right which if exercised might be reasonably likely to result in an Event of Default or which might be reasonably likely to have a Material Adverse Effect.

23.21 Transactions with Affiliates
      The Parent shall ensure that no member of the Group agrees to enter into any transactions or series of transactions with any affiliate (not being a member of the Obligor Group), other than on arm's length terms.

23.22 Intercompany CECC Facility Agreements
      The Parent shall ensure that the members of the Group who are parties to the Intercompany CECC Facility Agreements shall comply with the terms thereof and shall not amend, without the prior consent of an Instructing Group, the terms thereof.

23.23 Dividends and Other Distributions
      The Parent shall ensure that no member of the Group (other than the Parent) shall, without the prior written consent of an Instructing Group pay, make or declare any dividend or other distribution in respect of any financial year of such member of the Group to the Parent or to a person who is not a member of the Obligor Group or make any payment of interest on any Financial Indebtedness to the Parent or to another member of the Group who is not an Obligor other than a Permitted Distribution.

23.24 Bank Accounts

      23.24.1 The Parent shall (a)(i) use its reasonable endeavours to procure that at all times the France Accounts are charged or pledged to the Security Agent under a Security Document on terms reasonably satisfactory to the Facility Agent; and (ii) ensure that those France Accounts not subject to the charge or pledge in paragraph
              (i) above are operated only as receiving accounts and that debits shall only be made for the purposes of transferring monies standing to their credit to the SAS Account; and (b) ensure that at all times the account holder of each of the France Accounts (other than the SAS Account) gives an irrevocable payment instruction to the account bank requiring a transfer to the SAS Account of all funds standing to the credit of each of the other France Accounts, such transfer to be made at monthly intervals.

      23.24.2 The Parent shall (i) use its reasonable endeavours to procure that at all times the Bank Accounts (other than the France Accounts) are charged or pledged to the Security Agent under a Security Document on terms reasonably satisfactory to the Facility Agent; and (ii) ensure that those Bank Accounts (other than the France Accounts) not subject to the charge or pledge in paragraph (i) above are operated only as receiving accounts and that debits shall only be made for the purposes of transferring monies standing to their credit to the SAS Account and that at all times the account holder of such accounts gives an irrevocable payment instruction to the account bank requiring a transfer to the SAS Account of all funds standing to the credit of each such account, such transfer to be made at monthly intervals.

      23.24.3 A member of the Obligor Group may open a new bank account in addition to the Existing Bank Accounts provided that firstly details of such account are delivered to the Facility Agent and that it is pledged or charged and operated on the terms of sub-clauses 23.24.1 and 23.24.2 of this Clause 23.24.

23.25 German Obligors
      Without prejudice to any of the obligations imposed under such covenants on any Obligor which is not incorporated in Germany whether or not related to any Obligor incorporated in Germany, the covenants given under Clause
      23.7 (Conduct and Change of Business of the Group), Clause 23.15 (Loans and Guarantees), Clause 23.16 (Disposals), Clause 23.17 (Mergers), Clause
      23.18 (Investments), Clause 23.19 (Financial Indebtedness), Clause 23.21 (Transactions with Affiliates) and Clause 23.23 (Dividends and other Distributions) (the "Relevant Restrictive Covenants") shall not be given by any Obligor incorporated in Germany (each a "German Obligor") or any of its subsidiaries incorporated in Germany from time to time (together with each German Obligor, the "German Group"), provided always that:

      23.25.1 The German Obligor shall give the Facility Agent not less than 40 Business Days' prior written notice of the intention of any member of the German Group to carry out any of the acts or take any of the steps referred to in the Relevant Restrictive Covenants.

      23.25.2 The Facility Agent shall be entitled within 15 Business Days of receipt of the German Obligor's notice under sub-clause 23.25.1 to request the German Obligor to supply to the Facility Agent in sufficient copies for the Participants any relevant information in connection with the proposed action or steps referred to in such notice.

      23.25.3 The Facility Agent shall notify the German Obligor, within 15 Business Days of receipt of the German Obligor's notice under sub-clause 23.25.1, or if additional information has been requested by the Facility Agent within the prescribed time, within 15 Business Days of receipt of such information, whether the proposed action or steps under sub-clause 23.25.1 may, in the opinion of the Facility Agent (acting with the prior consent of an Instructing Group), have a Material Adverse Effect or otherwise adversely affect the interests of the Finance Parties and the EIF under the Finance Documents.

      23.25.4 If the Facility Agent notifies the German Obligor under sub-clause
              23.25.1 that, in its opinion, the proposed action or steps specified in the German Obligor's notice delivered under sub-clause 23.25.1 may have a Material Adverse Effect or otherwise adversely affect the interests of the Finance Parties or the EIF under the Finance Documents and the relevant member of the German Group nevertheless takes such action or steps under sub-clause 23.25.1, the Facility Agent shall be entitled to make (and, if so instructed by an Instructing Group, shall make) the declaration, request and/or instruction set out in Clause 24.20 (Advances Due on Demand).

23.26 Shareholders of German Obligors
      Each Obligor which is a shareholder of a German Obligor which has provided a guarantee or security under any of the Finance Documents and which is constituted in the form of a German Limited liability company (Gesellschaft mit beschrnkter Haftung - "GmbH") or a limited partnership (Kommanditgesellschaft) where the general partner (Komplementr) is a GmbH ("GmbH & Co. KG") undertakes that with respect to such German Obligor no increase of capital (Stammkapital) out of retained earnings (Kapitalerhohung aus Gesellschaftsmitteln) after the date hereof will be effected without the prior written consent of the Facility Agent (acting on behalf of an Instructing Group).

24.   EVENTS OF DEFAULT
      Each of Clause 24.1 (Failure to Pay) to Clause 24.18 (Material Adverse Change) describes circumstances which constitute an Event of Default for the purposes of this Agreement.

24.1  Failure to Pay
      Any sum due from an Obligor or the Obligors under the Finance Documents is not paid on the due date at the time, in the currency and in the manner specified therein unless such failure to pay is caused by administrative or technical error and payment is made within three Business Days from the date the Facility Agent notifies the relevant Obligor of such failure.

24.2 Misrepresentation
     Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or in any notice or other document, certificate or statement delivered by it pursuant thereto or in connection therewith is or proves to have been incorrect or misleading in any material respect when made or deemed to be made and in the event that the act or circumstance which led to such representation or warranty being incorrect or misleading is capable of remedy, such action (if any) as the Facility Agent may require shall not have been taken within 30 days of the Facility Agent notifying the person who made or was deemed to have made or repeated such representation or warranty of such act or circumstance and such required action.

24.3 Specific Covenants
     An Obligor fails duly to perform or comply with any of the obligations expressed to be assumed by it in Clause 21 (Financial and other Information), Clause 23.5 (Claims Pari Passu), Clause 23.7 (Conduct and Change of Business of the Group) (other than Clause 23.7.2), Clause 23.13 (Use of Proceeds), Clause 23.16 (Disposals), Clause 23.17 (Mergers), Clause
     23.18 (Investments) or Clause 23.23 (Dividends and Other Distributions).

24.4 Financial Condition
     At any time any of the requirements of Clause 22.1 (Financial Condition) is not satisfied.

24.5 Other Obligations
     An Obligor fails duly to perform or comply with any other obligation expressed to be assumed by it in the Finance Documents and such failure, if capable of remedy, is not remedied within thirty days after the Facility Agent has given notice thereof to such Obligor.

24.6 Cross Default
     Any Financial Indebtedness of any member of the Group is not paid when due (or within any applicable grace period), any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity, any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group or any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity, provided that it shall not constitute an Event of Default if the aggregate amount of all such Financial Indebtedness is less than (Euro) 5,000,000 (or its equivalent in other currencies).

24.7 Insolvency and Rescheduling
     Any Obligor is unable to pay its debts as they fall due, commences negotiations with its creditors generally with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors generally.

24.8  Winding-up
      Other than as permitted by Clause 23.17 (Mergers), any Obligor takes any corporate action or other steps are taken or legal proceedings are started (unless the same are frivolous, vexatious or an abuse of the process of the court) for its winding-up, dissolution, administration or re-organisation (whether by way of voluntary arrangement, scheme of arrangement or otherwise) or for the appointment of a liquidator, receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any material part of or all of its revenues and assets.

24.9  Execution or Distress
      Any execution or distress is levied against, or an encumbrancer takes possession of, the whole or any material part of, the property, undertaking or assets of any Obligor or any event occurs which under the laws of any jurisdiction has a similar or analogous effect.

24.10 Failure to Comply with Final Judgment
      Any Obligor fails within 28 days to comply with or pay any sum due from it under any final judgment or any final order made or given by any court of competent jurisdiction provided that if such judgment or order is for a monetary amount it is for an aggregate amount of at least (Euro) 500,000.

24.11 Governmental Intervention
      By or under the authority of any government, (a) the management of any Obligor is wholly or partially displaced or the authority of any Obligor in the conduct of its business is wholly or partially curtailed or (b) all or a majority of the issued shares of any Obligor or the whole or any part (the book value of which is twenty per cent. or more of the book value of the whole) of its revenues or assets is seized, nationalised, expropriated or compulsorily acquired.

24.12 Ownership of the Obligors
      Any Obligor (other than the Parent) ceases to be a direct or indirect wholly-owned subsidiary of the Parent other than to the extent wound-up as permitted by Clause 24.8 (Winding-up).

24.13 The Group's Business
      The Group (taken as a whole) ceases to carry on the Telecoms Business.

24.14 Repudiation
      Any Credit Facility Document or the security intended to be constituted by or the subordination effected under any of the Credit Facility Documents is repudiated by any person (other than a Finance Party or the EIF) or any person (other than a Finance Party or the EIF) does or causes to be done any act or thing evidencing an intention to repudiate any Finance Document or any such security or subordination or any Credit Facility Document is not or ceases to be in full force and effect or the validity or applicability thereof to any sums due or to become due thereunder is disaffirmed by or on behalf of any Obligor, save that there shall not be an Event of Default under this Clause 24.14 by virtue of any of the matters contained in the qualifications to the legal opinions referred to in Schedule 3 (Conditions Precedent) or in Schedule 1 to the Amendment Agreement.

24.15  Illegality
       At any time any Obligor no longer has the legal power to perform its material obligations under the Credit Facility Documents to which it is a party or to own its material assets or to carry on its business to a material extent or at any time it is or becomes unlawful for an Obligor to perform or comply with any or all of its material obligations under any Credit Facility Document to which it is a party or any of the material obligations of an Obligor thereunder are not or cease to be legal, valid, binding and enforceable.

24.16  Security
       The Security Documents cease to confer valid and enforceable Encumbrances of the type described therein over the assets referred to therein.

24.17  Material Agreements and Licences
       (a) Any Material Agreement is amended or breached in a manner which might reasonably be expected to have a Material Adverse Effect other than with the prior consent of an Instructing Group, (b) any Licence is amended or is breached in a manner which might reasonably be expected to have a Material Adverse Effect or (c) any Licence or Material Agreement is not renewed or is suspended or terminated without the obtaining of a replacement (unless no longer required).

24.18  Material Adverse Change
       Any event or circumstance occurs which would constitute a Material Adverse Change.

24.19  Acceleration and Cancellation
       Upon the occurrence of an Event of Default and at any time thereafter whilst it is continuing, the Facility Agent may (and, if so instructed by an Instructing Group, shall) by notice to the Obligors' Agent:

       24.19.1 declare all or any part of the Advances to be immediately due and payable (whereupon the same shall become so payable together with accrued interest thereon and any other sums then owed by the Borrowers under the Finance Documents) or declare all or any part of the Advances to be due and payable on demand of the Facility Agent; and/or

       24.19.2 declare that any undrawn portion of the Facilities shall be cancelled, whereupon the same shall be cancelled and the Available Commitment of each Bank shall be reduced to zero.

24.20 Advances Due on Demand If, pursuant to Clause 24.19 (Acceleration and Cancellation), the Facility Agent declares all or any part of the Advances to be due and payable on demand of the

     Facility Agent, then, and at any time thereafter, the Facility Agent may (and, if so instructed by an Instructing Group, shall) by notice to the
     Borrowers:

     24.20.1 require repayment of all or such part of the Advances on such date as it may specify in such notice (whereupon the same shall become due and payable on the date specified together with accrued interest thereon and any other sums then owed by the Borrowers under the Finance Documents) or withdraw its declaration with effect from such date as it may specify; and/or

     24.20.2 select as the duration of any Interest Period or Term which begins whilst such declaration remains in effect a period of six months or less.

25.  GUARANTEE AND INDEMNITY

25.1 Guarantee and Indemnity
     Each of the Guarantors irrevocably and unconditionally jointly and severally:

     25.1.1 guarantees to each Finance Party and the EIF and agrees to pay from time to time on demand by the Facility Agent any and every sum or sums of money which each Borrower is at any time liable to pay to any Finance Party and/or the EIF under or pursuant to the Credit Facility Documents and which has become due and payable but has not been paid at the time such demand is made; and

     25.1.2 agrees as a primary obligation to indemnify each Finance Party and the EIF from time to time on demand from and against any loss incurred by any Finance Party and/or the EIF as a result of any of the obligations of each Borrower guaranteed or purported to be guaranteed by it under or pursuant to the Credit Facility Documents being or becoming void, voidable, unenforceable or ineffective as against such Borrower whether or not known to any Finance Party and/or the EIF or any other person, the amount of such loss being the amount which the person or persons suffering it would otherwise have been entitled to recover from such Borrower.

     Each Guarantor shall pay any sum due hereunder within 5 Business Days of written notice to the Guarantor.

25.2 Additional Security
     The obligations of each Guarantor herein contained shall be in addition to and independent of every other security which any Finance Party and/or the EIF may at any time hold in respect of any Obligor's obligations under the Credit Facility Documents.

25.3 Continuing Obligations
     The obligations of each Guarantor herein contained shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever and shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the obligations of the Obligors under the Credit Facility

     Documents and shall continue in full force and effect until final payment in full of all amounts owing by any Obligor under the Credit Facility Documents and total satisfaction of all the Obligors' actual and contingent obligations under the Credit Facility Documents.

25.4 Obligations not Discharged
     Neither the obligations of each Guarantor herein contained nor the rights, powers and remedies conferred in respect of each Guarantor upon any Finance Party and/or the EIF by the Credit Facility Documents or by law shall be discharged, impaired or otherwise affected by:

     25.4.1 the winding-up, dissolution, administration or re-organisation of any Obligor or any other person or any change in its status, function, control or ownership;

     25.4.2 any of the obligations of any Obligor or any other person under the Credit Facility Documents or under any other security taken in respect of any of its obligations under the Credit Facility Documents being or becoming illegal, invalid, unenforceable or ineffective in any respect;

     25.4.3 time or other indulgence being granted or agreed to be granted to any Obligor or any other person in respect of its obligations under the Credit Facility Documents or under any such other security;

     25.4.4 any amendment to, or any variation, waiver or release of, any obligation of any Obligor or any other person under the Credit Facility Documents or under any such other security;

     25.4.5 any failure to take, or fully to take, any security contemplated hereby or otherwise agreed to be taken in respect of any Obligor's obligations under the Credit Facility Documents;

     25.4.6 any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of any Obligor's obligations under the Credit Facility Documents; or

     25.4.7 any other act, event or omission which, but for this Clause 25.4, might operate to discharge, impair or otherwise affect any of the obligations of each Guarantor herein contained or any of the rights, powers or remedies conferred upon any of the Finance Parties and/or the EIF by the Credit Facility Documents or by law.

25.5 Settlement Conditional
     Any settlement or discharge between an Obligor and any of the Finance Parties and/or the EIF shall be conditional upon no security or payment to any Finance Party and/or the EIF by an Obligor or any other person on behalf of an Obligor being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application and, if any such security or payment is so avoided or reduced, each Finance Party and the EIF shall be entitled to recover the value or amount of such security or payment from such Obligor subsequently as if such settlement or discharge had not occurred.

25.6 Exercise of Rights
     Neither any Finance Party nor the EIF shall be obliged before exercising any of the rights, powers or remedies conferred upon them in respect of any Guarantor by the Credit Facility Documents or by law:

     25.6.1   to make any demand of any Obligor;

     25.6.2 to take any action or obtain judgment in any court against any Obligor;

     25.6.3 to make or file any claim or proof in a winding-up or dissolution of any Obligor; or

     25.6.4 to enforce or seek to enforce any other security taken in respect of any of the obligations of any Obligor under the Credit Facility Documents.

25.7 Deferral of Guarantor's Rights
     Each of the Guarantors agrees that, so long as any amounts are or may be owed by an Obligor under the Finance Documents or an Obligor is under any actual or contingent obligations under the Credit Facility Documents, it shall not without the prior written consent of the Facility Agent exercise any rights which it may at any time have by reason of performance by it of its obligations under the Credit Facility Documents:

     25.7.1   to be indemnified by an Obligor; and/or

     25.7.2 to claim any contribution from any other guarantor of any Obligor's obligations under the Credit Facility Documents; and/or

     25.7.3 to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties and the EIF under the Credit Facility Documents or of any other security taken pursuant to, or in connection with, the Credit Facility Documents by all or any of the Finance Parties or the EIF.

25.8 Suspense Accounts
     All moneys received, recovered or realised by a Participant by virtue of Clause 25.1 (Guarantee and Indemnity) may, in that Participant's discretion, be credited to an interest bearing suspense account and may be held in such account for so long as such Participant thinks fit pending the application from time to time (as such Participant may think fit) of such moneys in or towards the payment and discharge of any amounts owing by an Obligor to such Participant under the Credit Facility Documents. Interest shall accrue on monies from time to time standing to the credit of any suspense account at the rate agreed between the relevant Guarantor and the Facility Agent.

25.9   French Limitations
       The maximum liability of each Guarantor incorporated in France (a "French Guarantor") under this Clause 25 (Guarantee and Indemnity) shall at no time exceed an amount equal to the maximum financial capacity of such French Guarantor, such maximum financial capacity being limited to the higher of (a) the borrowing of such Guarantor under this Agreement and
       (b) 85% of the Net Worth of such French Guarantor calculated and certified by the statutory auditors of such French Guarantor on the basis of the last audited financial statements available at the date of the relevant payment hereunder, where "Net Worth" means the shareholders' equity (including, the share capital, share premium, legal and statutory reserves, other reserves, profits and losses carried forward, investment subsidies and regulated provisions) ("Capitaux propres") of such French Guarantor.

25.10  German Limitations
       Each Finance Party and the EIF agrees that the enforcement of the guarantee and indemnity contained in Clause 25 (Guarantee and Indemnity) (the "Guarantee") shall at all times be limited if and to the extent that, in relation to an Obligor which has provided such Guarantee and which is constituted in the form of a German limited liability Company (Gesellschaft mit beschrankter Haftung - "GmbH") or a limited partnership (Kommanditgesellschaft) where the general partner (Komplementar) is a GmbH ("GmbH & Co. KG") such enforcement and the subsequent application of proceeds towards the obligations secured by the Guarantee would otherwise lead to the situation that such Obligor does not have sufficient assets to maintain its capital (Stammkapital) provided that for the purposes of the calculation of the net assets the following balance sheet items shall be adjusted as follows:

       (a) loans provided to such Obligor by any members of the Group as far as such loans are subordinated or qualify under Section 32a of the German Act on Limited Liability Companies (Gesetz betreffend die Gesellschaften mit beschrankter Haftung - "GmbH-Gesetz") and Section 172a of the German Commercial Code (Handelsgesetzbuch - "HGB") shall be disregarded; and

       (b) loans and other contractual liabilities incurred in violation of the provisions of the Credit Facility Documents shall be disregarded.

       In addition, an Obligor which has provided a Guarantee hereunder and which is constituted in the form of a GmbH or a GmbH & Co. KG shall realise, if and to the extent legally permitted and, in respect of the relevant Obligor's business, not unreasonable, in a situation where (i) such Obligor does not have sufficient assets to maintain its capital (Stammkapital) and (ii) a Finance Party and/or the EIF would (but for the above sub-paragraph of this Clause 25.10) be entitled to enforce the Guarantee, any and all of its assets that are shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of the asset if such asset is not necessary for the relevant Obligor's business (betriebsnotwendig).

26.    COMMITMENT COMMISSION AND FEES

26.1   Commitment Commission on the Tranche A Term Facility
       The Parent and each of the Borrowers, jointly and severally, shall pay to the Facility Agent for account of each Bank a commitment commission on the amount of such Bank's Available Tranche A Term Commitment less, in the case of the Participating Lender, the Traded Proportion (as defined in the Participation Agreement) of such commitment commission from day to day during the Tranche A Term Availability Period, such commitment commission to be calculated at the rate of 0.875 per cent. per annum or if the events set out in paragraph 2(b) of Schedule 12 (Margin Adjustment) occur, 1.00 per cent. per annum and shall be payable in arrear on the last day (the "Payment Date") of each successive period of three months which commences and ends during the Tranche A Term Availability Period and on the last day of the Tranche A Term Availability Period; provided that if the events set out in paragraph 2(b) of Schedule 12 (Margin Adjustment) occur during the last four Business Days preceding the Payment Date, the adjustment in the commitment commission shall commence on the Payment Date.

26.2   Commitment Commission on the Revolving Facility
       The Parent and each of the Borrowers jointly and severally shall pay to the Facility Agent for account of each Bank a commitment commission on the amount of such Bank's Available Revolving Commitment less, in the case of the Participating Lender, the Traded Proportion (as defined in the Participation Agreement) of such commitment commission from day to day during the period beginning on the date hereof and ending on the Revolving Termination Date, such commitment commission to be calculated at the rate of 0.875 per cent. per annum or if the events set out in paragraph 2(b) of Schedule 12 (Margin Adjustment) occur, 1.00 per cent. per annum and shall be payable in arrear on the last day (the "Payment Date") of each successive period of three months which commences and ends during such period and on the Revolving Termination Date; provided that if the events set out in paragraph 2(b) of Schedule 12 (Margin Adjustment) occur during the last four Business Days preceding the Payment Date, the adjustment in the commitment commission shall commence on the Payment Date.

26.3   Arrangement Fee
       The Parent shall pay to the Facility Agent the fees specified in the letter dated on or about the date hereof from the Lead Arrangers to the Parent at the times, and in the amounts, specified in such letter.

26.4   Facility Agency and Security Agency Fee
       The Parent shall pay to the Facility Agent and the Security Agent for its own account the facility agency and security agency fees specified in the letter dated on or about the date hereof from the Facility Agent and Security Agent to the Obligors' Agent at the times, and in the amounts, specified in such letter.

26.5 The Parent and the Borrowers, jointly and severally, shall pay to the Facility Agent for the account of the EIF the Traded Proportion of the commitment commission referred to in Clause 26.1 and 26.2 on the Participated Portion of the Participating Lender's Available Tranche A Term Commitment and Available Revolving Commitment calculated and payable on the same days as it is calculated and payable pursuant to Clause 26.1 and 26.2.

26.6 The Parent and the Borrowers, jointly and severally, shall pay the Facility Agent for the account of EIF amounts falling due under Clauses 5.1 (Payment of Interest), 7.1 (Payment of Interest) and 28.2 (Default Interest) in accordance with, to the extent payable, the provisions of the Participation Agreement (and such other documents entered into in connection therewith).

27.  COSTS AND EXPENSES

27.1 Transaction Expenses
     The Parent shall, from time to time within ten days of a written demand of the Facility Agent, reimburse each of the Agents and each of the Lead Arrangers for all reasonable costs and expenses (including legal fees) together with any VAT thereon properly incurred by it in connection with the negotiation, preparation and execution of the Credit Facility Documents and the Participation Agreement, (including, without limitation, in respect of the agreed fees and expenses of Analsys Inc. in connection with the preparation of the Business Plan Report) and the completion of the transactions therein contemplated as well as the costs of syndication (save for any Transferee legal costs).

27.2 Preservation and Enforcement of Rights
     The Parent shall, from time to time on demand of the Facility Agent, reimburse the Finance Parties and the EIF for all costs and expenses (including legal fees) on a full indemnity basis together with any VAT thereon incurred in or in connection with the preservation and/or enforcement of any of the rights of the Finance Parties and the EIF under the Finance Documents and any document referred to in the Finance Documents (including, for the avoidance of doubt, the Participation Agreement).

27.3 Stamp Taxes
     The Parent shall pay all stamp, registration and other taxes to which the Finance Documents, any other document referred to in the Finance Documents (including, for the avoidance of doubt, the Participation Agreement) or any judgment given in connection therewith is or at any time may be subject (other than those imposed by reason of assignment or novation) and shall, from time to time on demand of the Facility Agent, indemnify the Finance Parties and the EIF against any liabilities, costs, claims and out of pocket expenses resulting from any failure to pay or any delay in paying any such tax.

27.4 Participants' Liabilities for Costs
     If the Parent fails to perform any of its obligations under this Clause 27, each Participant shall, in its Proportion, indemnify each of the Agents and the Lead Arrangers against any loss incurred by any of them as a result of such failure.

28.  DEFAULT INTEREST AND BREAK COSTS

28.1 Default Interest Periods
     If any sum due and payable by an Obligor hereunder is not paid on the due date therefor in accordance with Clause 31 (Payments) or if any sum due and payable by an Obligor under any judgment of any court in connection herewith is not paid on the date of such judgment, the period beginning on such due date or, as the case may be, the date of such judgment and ending on the date upon which the obligation of such Obligor to pay such sum is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period and the duration of each of which shall (except as otherwise provided in this Clause 28) be selected by the Facility Agent but which shall not be more than three months.

28.2 Default Interest
     An Unpaid Sum shall bear interest during each Interest Period in respect thereof at the rate per annum which is one per cent. per annum above the percentage rate which would apply to it if such Unpaid Sum had been an Advance in the amount and currency of such Unpaid Sum and for the same Interest Period, provided that if such Unpaid Sum relates to an Advance which became due and payable on a day other than the last day of an Interest Period or Term relating thereto:

     28.2.1 the first Interest Period applicable to such Unpaid Sum shall be of a duration equal to the unexpired portion of the current Interest Period or Term relating to that Advance; and

     28.2.2 the percentage rate of interest applicable thereto from time to time during such period shall be that which exceeds by one per cent. the rate which would have been applicable to it had it not so fallen due, save that the Applicable Margin shall be, or be deemed to be, the highest rate specified in the definition thereof.

28.3 Payment of Default Interest
     Any interest which shall have accrued under Clause 28.2 (Default Interest) in respect of an Unpaid Sum shall be due and payable and shall be paid by the Obligor owing such Unpaid Sum on the last day of each Interest Period in respect thereof or on such other dates as the Facility Agent may specify by notice to such Obligor.

28.4 Break Costs
     If any Bank or the Facility Agent on its behalf receives or recovers all or any part of such Bank's share of an Advance or Unpaid Sum otherwise than on the last day of an Interest Period or Term relating thereto, the Parent shall pay to the Facility Agent on demand for account of such Bank an amount equal to the amount (if any) by which (a) the additional interest which would have been payable on the amount so received or recovered had it been received or recovered on the last day of that Interest Period or Term exceeds (b) the amount of interest which in the reasonable opinion of the Facility Agent would have been payable to the Facility Agent on the last day of that Interest Period or Term in respect of a euro deposit equal to the amount so received or recovered placed by it with a prime bank in the European interbank market for a period starting on the third Business Day following the date of such receipt or recovery and ending on the last day of that Interest Period or Term.

29.  PARENT'S INDEMNITIES

29.1 Parent's Indemnity
     The Parent undertakes to indemnify:

     29.1.1 each Finance Party and the EIF against any cost, claim, loss, expense (including legal fees reasonably incurred) or liability together with any VAT thereon, which it may sustain or incur as a consequence of the occurrence of any Event of Default or any default in payment by any Obligor of any sum under the Credit Facility Documents;

     29.1.2 each Participant against any cost or loss it may suffer under Clause 27.4 (Participants' Liabilities for Costs) or Clause 34.5 (Indemnification);

     29.1.3 each Bank against any cost or loss it may suffer or incur as a result of its funding or making arrangements to fund its portion of an Advance requested by any Borrower but not made (other than by reason of negligence or wilful default by the Facility Agent or any Bank) by reason of the operation of any one or more of the provisions hereof; and

     29.1.4 each Bank against any cost or loss it may suffer or any reduction in its return on capital that it would have been able to obtain but for entering into or performing its obligations under this Agreement as a result of any minimum reserve requirements imposed on it by the European Central Bank in relation to an Advance or funding an Advance.

     Any amount payable by the Parent under this Clause 29.1 is payable within 5 Business Days of demand by the relevant Finance Party or, as the case may be, the EIF. Any demand must be accompanied by available invoices and (in the absence of invoices) a calculation in reasonable detail of the amount so payable.

29.2 Indemnity to EIF

     29.2.1   The Parent undertakes to:

                    (i) indemnify the EIF against each and every sum paid or payable by the EIF under the Participation Agreement to the extent such amount would be payable by the EIF under the terms of the Participation Agreement in effect on the Effective Date and the Parent shall pay to the EIF forthwith upon demand an amount equal to such sums; and

                    (ii) hold harmless the EIF on demand from and against all
                         actions, proceedings, liabilities, costs, claims, losses, damages and reasonable expenses (including legal fees reasonably incurred) (collectively, the "Indemnified Amounts") which the EIF may at any time incur or sustain in connection with or arising out of the Participation Agreement other than any Indemnified Amounts incurred, sustained or arising by reason of the gross negligence or wilful misconduct of the EIF.

     29.2.2 Any demand must be accompanied by available invoices and (in the absence of invoices) a calculation in reasonable detail of the amount so payable.

     29.2.3 This indemnity shall be a contractual obligation between the Parent and the EIF which exists separately from and in addition to any subrogation into the rights of the Banks that the EIF may be entitled to (it being understood, for the avoidance of doubt, that the EIF shall not be entitled to duplicate recoveries by reason of this paragraph).

29.3 Currency Indemnity
     If any sum (a "Sum") due from an Obligor under the Finance Documents or any order or judgment given or made in relation thereto has to be converted from the currency (the "First Currency") in which such Sum is payable into another currency (the "Second Currency") for the purpose of:

     29.3.1   making or filing a claim or proof against such Obligor;

     29.3.2 obtaining or enforcing an order or judgment in any court or other tribunal,

     the Parent shall indemnify each person to whom such Sum is due from and against any loss suffered or incurred as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert such Sum from the First Currency into the Second Currency and (b) the rate or rates of exchange available to such person at the time of receipt of such Sum.

30.  CURRENCY OF ACCOUNT AND PAYMENT

     The euro is the currency of account and payment for each and every sum at any time due from an Obligor hereunder, provided that:

     30.1.1 each payment in respect of costs and expenses shall be made in the currency in which the same were incurred; and

     30.1.2 each payment pursuant to Clause 15.2 (Tax Indemnity), Clause 15.3 (EIF Taxes), Clause 17.1 (Increased Costs) or Clause 29.1 (Parent's Indemnity) shall be made in the currency specified by the party claiming thereunder.

31.  PAYMENTS

31.1 Payments to the Facility Agent
     On each date on which this Agreement requires an amount to be paid by an Obligor, a Bank or the EIF, such Obligor, such Bank or, the EIF, as the case may be, shall make the same available to the Facility Agent for value on the due date at such time and in such funds and to such account with such bank as the Facility Agent shall specify from time to time.

31.2 Payments by the Facility Agent

     31.2.1 Save as otherwise provided herein, each payment received by the Facility Agent pursuant to Clause 31.1 (Payments to the Facility Agent) shall:

              (a) in the case of a payment received for the account of a Borrower, be made available by the Facility Agent to such Borrower by application:

                    (i) first, in or towards payment the same day of any amount then due from such Borrower hereunder to the person from whom the amount was so received; and

                    (ii) secondly, in or towards payment the same day to the
                         account of such Borrower as such Borrower shall have previously notified to the Facility Agent for this purpose; and

              (b) in the case of any other payment, be made available by the Facility Agent to the person entitled to receive such payment in accordance with this Agreement or the Participation Agreement (in the case of a Participant, for the account of its Facility Office) for value the same day by transfer to such account of such person with such bank in Paris as such person shall have previously notified to the Facility Agent.

     31.2.2 A payment will be deemed to have been made by the Facility Agent on the date on which it is required to be made under this Agreement if the Facility Agent has, on or before that date, taken steps to make that payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Facility Agent in order to make the payment.

31.3 No Set-off
     All payments required to be made by an Obligor hereunder shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim unless required by law.

31.4 Clawback
     Where a sum is to be paid hereunder to the Facility Agent for account of another person, the Facility Agent shall not be obliged to make the same available to that other person until it has been able to establish to its satisfaction that it has actually received such sum, but if it does so and it proves to be the case that it had not actually received such sum, then the person to whom such sum was so made available shall on request refund the same to the Facility Agent together with an amount sufficient to indemnify the Facility Agent against any cost or loss it may have suffered or incurred by reason of its having paid out such sum prior to its having received such sum.

31.5 Partial Payments
     If and whenever a payment is made by an Obligor hereunder and the Facility Agent receives an amount less than the due amount of such payment the Facility Agent may apply the amount received towards the obligations of the Obligors under this Agreement in the following order:

     31.5.1 first, in or towards payment of any unpaid costs and expenses of each of the Facility Agent and the Lead Arrangers due hereunder;

     31.5.2 secondly, in or towards payment pro rata of any accrued interest (including any element of such amounts payable to EIF) due but unpaid including amounts payable in respect of accrued interest due but unpaid pursuant to Clause 29.2 (Indemnity to EIF);

     31.5.3 thirdly, in or towards payment pro rata of any principal due but unpaid including amounts payable in respect of principal due but unpaid pursuant to Clause 29.2 (Indemnity to EIF); and

     31.5.4 fourthly, in or towards payment pro rata of any other sum due but unpaid including amounts payable in respect of any other sum due but unpaid pursuant to Clause 29.2 (Indemnity to EIF).

31.6 Variation of Partial Payments
     The order of partial payments set out in Clause 31.5 (Partial Payments) shall override any appropriation made by the Obligor to which the partial payment relates but the order set out in sub-clauses 31.5.2, 31.5.3 and
     31.5.4 of Clause 31.5 (Partial Payments) may be varied if agreed by all the Participants.

31.7 Business Days

     31.7.1 Any payment or conversion of Advances hereunder which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

     31.7.2 During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal at the rate payable on the original due date.

32.  SET-OFF

32.1 Contractual Set-off
     If an Event of Default has occurred and is continuing, each Obligor authorises each Participant to apply any credit balance to which such Obligor is entitled on any account of such Obligor with such Participant in satisfaction of any sum due and payable from such Obligor to such Participant under the Finance Documents but unpaid. For this purpose, each Participant is authorised to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application. Each Participant shall notify the Obligor's Agent (giving full details) forthwith upon the exercise or purported exercise of any right of set off.

32.2 Set-off not Mandatory
     No Participant shall be obliged to exercise any right given to it by Clause
     32.1 (Contractual Set-off).

33.  SHARING

33.1 Payments to Participants
     If a Participant (a "Recovering Bank") applies any receipt or recovery from an Obligor to a payment due under this Agreement and such amount is received or recovered other than in accordance with Clause 31 (Payments), then such Recovering Bank shall:

     33.1.1   notify the Facility Agent of such receipt or recovery;

     33.1.2 at the request of the Facility Agent, promptly pay to the Facility Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by such Recovering Bank as its share of any payment to be made in accordance with Clause 31.5 (Partial Payments).

33.2 Redistribution of Payments
     The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties and the EIF (other than the Recovering Bank) in accordance with Clause 31.5 (Partial Payments).

33.3 Recovering Bank's Rights
     The Recovering Bank will be subrogated into the rights of the parties which have shared in a redistribution pursuant to Clause 33.2 (Redistribution of Payments) in respect of the Sharing Payment (and the relevant Obligor shall be liable to the Recovering Bank in an amount equal to the Sharing Payment).

33.4 Repayable Recoveries
     If any part of the Sharing Payment received or recovered by a Recovering Bank becomes repayable and is repaid by such Recovering Bank, then:

     33.4.1 each party which has received a share of such Sharing Payment pursuant to Clause 33.2 (Redistribution of Payments) shall, upon request of the Facility Agent, pay to the Facility Agent for account of such Recovering Bank an amount equal to its share of such Sharing Payment; and

     33.4.2 such Recovering Bank's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing party for the amount so reimbursed.

33.5 Exception
     This Clause 33 shall not apply if the Recovering Bank would not, after making any payment pursuant hereto, have a valid and enforceable claim against the relevant Obligor.

33.6 Recoveries Through Legal Proceedings
     If any Participant intends to commence any action in any court it shall give prior notice to the Facility Agent and the other Participants. If any Participant shall commence any action in any court to enforce its rights hereunder and, as a result thereof or in connection therewith, receives any amount, then such Participant shall not be required to share any portion of such amount with any Participant which has the legal right to, but does not, join in such action or commence and diligently prosecute a separate action to enforce its rights in another court.

34.  the Facility Agent, the Lead Arrangers and the Participants

34.1 Appointment of the Facility Agent
     Each of the Lead Arrangers and the Participants hereby appoints the Facility Agent to act as its Facility Agent in connection herewith and authorises the Facility Agent to exercise such rights, powers, authorities and discretions as are specifically delegated to the Facility Agent by the terms hereof together with all such rights, powers, authorities and discretions as are reasonably incidental thereto.

34.2 Facility Agent's Discretions
     The Facility Agent may:

     34.2.1 assume, unless it has, in its capacity as Facility Agent for the Participants, received notice to the contrary from any other party hereto, that (a) any representation made or deemed to be made by an Obligor in connection with the Credit Facility Documents is true, (b) no Event of Default or Potential Event of Default has occurred, (c) no Obligor is in breach of or default under its obligations under the Credit Facility Documents and (d) any right, power, authority or discretion vested herein upon an Instructing Group, the Participants or any other person or group of persons has not been exercised;

     34.2.2 assume that (a) the Facility Office of each Participant is that notified to it by such Participant in writing and (b) the information provided by each Participant pursuant to Clause 40 (Notices), Clause 34.14 (Banks' Mandatory Cost Details) and
              Schedule 11 (Mandatory Costs) is true and correct in all respect until it has received from such Participant notice of a change to the Facility Office or any such information and act upon any such notice until the same is superseded by a further notice;

     34.2.3 engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

    34.2.4 rely as to any matters of fact which might reasonably be expected to be within the knowledge of an Obligor upon a certificate signed by or on behalf of such Obligor;

    34.2.5 rely upon any communication or document believed by it to be genuine;

    34.2.6 refrain from exercising any right, power or discretion vested in it as Facility Agent hereunder unless and until instructed by an Instructing Group as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised;

     34.2.7 refrain from acting in accordance with any instructions of an Instructing Group to begin any legal action or proceeding arising out of or in connection with this Agreement until it shall have received such security as it may require (whether by way of payment in advance or otherwise) for all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which it will or may expend or incur in complying with such instructions;

     34.2.8 assume that the rate as expressed to be the Official Rate in any Notice of Drawdown is accurate as of the proposed date of the Advance requested therein; and

     34.2.9 assume (unless it has specific notice to the contrary) that any notice or request made by the Obligors' Agent is made on behalf of all the Obligors.

34.3 Facility Agent's Obligations
     The Facility Agent shall:

     34.3.1 promptly inform each Participant of the contents of any notice or document received by it in its capacity as Facility Agent from an Obligor under the Finance Documents;

     34.3.2 promptly notify each Participant of the occurrence of any Event of Default or any default by an Obligor in the due performance of or compliance with its obligations under the Credit Facility Documents of which the Facility Agent has notice from any other party hereto;

     34.3.3 save as otherwise provided herein, act as agent hereunder in accordance with any instructions given to it by an Instructing Group, which instructions shall be binding on the Lead Arrangers and the Participants; and

     34.3.4 if so instructed by an Instructing Group, refrain from exercising any right, power or discretion vested in it as Facility Agent hereunder.

     The Facility Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

34.4 Excluded Obligations
     Notwithstanding anything to the contrary expressed or implied herein, neither the Facility Agent nor any of the Lead Arrangers shall:

     34.4.1 be bound to enquire as to (a) whether or not any representation made or deemed to be made by an Obligor in connection with the Credit Facility Documents is true, (b) the occurrence or otherwise of any Event of Default or Potential Event of Default, (c) the performance by an Obligor of its obligations under the Credit Facility Documents or (d) any breach of or default by an Obligor of or under its obligations under the Credit Facility Documents;

     34.4.2 be bound to account to any Participant for any sum or the profit element of any sum received by it for its own account;

     34.4.3 be bound to disclose to any other person any information relating to any member of the Group if (a) such person, on providing such information, expressly stated to the Facility Agent or, as the case may be, the Lead Arrangers, that such information was confidential or (b) such disclosure would or might in its opinion constitute a breach of any law or be otherwise actionable at the suit of any person;

     34.4.4 be under any obligations other than those for which express provision is made herein; or

     34.4.5   be or be deemed to be a fiduciary for any other party hereto.

34.5 Indemnification
     Each Participant shall, in its Proportion, from time to time on demand by the Facility Agent, indemnify the Facility Agent against any and all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which the Facility Agent may incur, otherwise than by reason of its own gross negligence or wilful misconduct, in acting in its capacity as facility agent hereunder (other than any which have been reimbursed by the Parent pursuant to Clause 29.1 (Parent's Indemnity)).

34.6 Exclusion of Liabilities
     None of the Facility Agent and the Lead Arrangers accepts any responsibility:

     34.6.1 for the adequacy, accuracy and/or completeness of the Information Memorandum or any other information supplied by the Facility Agent or the Lead Arrangers, by an Obligor or by any other person in connection with the Credit Facility Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Credit Facility Documents;

     34.6.2 for the legality, validity, effectiveness, adequacy or enforceability of the Credit Facility Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Credit Facility Documents; or

       34.6.3 for the exercise of, or the failure to exercise, any judgement, discretion or power given to any of them by or in connection with the Credit Facility Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Credit Facility Documents.

       Accordingly, none of the Facility Agent and the Lead Arrangers shall be under any liability in respect of such matters, save in the case of gross negligence or wilful misconduct.

34.7   No Actions
       Each of the Participants agree that it will not assert or seek to assert against any director, officer or employee of the Facility Agent or any Lead Arranger any claim it might have against any of them in respect of the matters referred to in Clause 34.6 (Exclusion of Liabilities).

34.8   Business with the Group
       The Facility Agent and each of the Lead Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

34.9   Resignation
       The Facility Agent may (after consultation with the Obligors' Agent) resign its appointment hereunder at any time without assigning any reason therefor by giving not less than thirty days' prior written notice to that effect to each of the other parties hereto, provided that no such resignation shall be effective until a successor for such Facility Agent is appointed in accordance with the succeeding provisions of this Clause 34.

34.10  Removal of Facility Agent
       An Instructing Group may with the prior written consent of the Obligors' Agent (such consent not to be unreasonably withheld) remove the Facility Agent from its role as facility agent hereunder by giving notice to that effect to each of the other parties hereto. Such removal shall take effect only when a successor to the Facility Agent is appointed in accordance with the terms hereof.

34.11  Successor Facility Agent
       If the Facility Agent gives notice of its resignation pursuant to Clause
       34.9 (Resignation) or the Facility Agent is removed pursuant to Clause
       34.10 (Removal of Facility Agent) then any reputable and experienced bank or other financial institution may be appointed as a successor Facility Agent provided that, (i) in the case of Clause 34.9 (Resignation) such successor is a Bank selected by the resigning Facility Agent or, if not a Bank, is a financial institution selected with the prior consent of the Obligors' Agent; and (ii) in the case of Clause 34.10 (Removal of Facility Agent) such successor is appointed with the prior written consent of the Obligors' Agent (such consent not to be unreasonably withheld).

34.12  Rights and Obligations
       If a successor to the Facility Agent is appointed under the provisions of Clause 34.11 (Successor Facility Agent), then (a) the retiring or departing Facility Agent shall be discharged from any further obligation hereunder but shall remain entitled to the benefit of the provisions of this Clause 34 and (b) its successor and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party hereto.

34.13  Own Responsibility
       It is understood and agreed by each Participant that at all times it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigation into all risks arising under or in connection with the Credit Facility Documents including, but not limited to:

       34.13.1 the financial condition, creditworthiness, condition, affairs, status and nature of each member of the Group;

       34.13.2 the legality, validity, effectiveness, adequacy and enforceability of the Credit Facility Documents and any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Credit Facility Documents;

       34.13.3 whether such Participant has recourse, and the nature and extent of that recourse, against an Obligor or any other person or any of their respective assets under or in connection with the Credit Facility Documents, the transactions therein contemplated or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Credit Facility Documents; and

       34.13.4 the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Facility Agent or the Lead Arrangers, an Obligor, or by any other person in connection with the Finance Documents, the transactions contemplated therein or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Credit Facility Documents.

       Accordingly, each Participant acknowledges to the Facility Agent and the Lead Arrangers that it has not relied on and will not hereafter rely on the Facility Agent and the Lead Arrangers or any of them in respect of any of these matters.

34.14  Banks' Mandatory Cost Details
       Each Bank will supply the Facility Agent with such information and in such detail as the Facility Agent may require in order to calculate the Mandatory Cost Rate in accordance with Schedule 11 (Mandatory Costs).

34.15  Agency Division Separate
       In acting as Facility Agent hereunder for the Participants, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments and, notwithstanding the foregoing provisions of this Clause 34, any information received by some other division or department of the Facility Agent may be treated as confidential and shall not be regarded as having been given to the Facility Agent's agency division.

35.    ASSIGNMENTS AND TRANSFERS

35.1   Binding Agreement
       The Finance Documents shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors and Transferees.

35.2   No Assignments and Transfers by the Obligors
       No Obligor shall be entitled to assign or transfer all or any of its rights and obligations under the Credit Facility Documents other than pursuant to a merger in accordance with Clause 23.17 (Mergers).

35.3   Assignment and Transfers by Participants
       Any Bank may, at any time, assign all or any of its rights in respect of its Exposure (in an amount equal to or greater than (Euro) 2,500,000 (except for an assignment or transfer by the Participating Lender to EIF which may be of lesser amounts) hereunder or any Participant may, at any time, transfer in accordance with Clause 35.5 (Transfers by Participants) all or any part of its Exposure, rights and obligations hereunder to a Qualifying Bank or to the EIF, in each case provided that:

       35.3.1 after the Syndication Date and unless an Event of Default has occurred and is continuing, it has obtained the prior consent of the Parent, such consent not to be unreasonably withheld or delayed;

       35.3.2 the assignee or transferee is, on the effective date of the assignment or transfer, a Qualifying Bank or is the EIF;

       35.3.3 if the assignment or transfer is by a Bank of all or any part of the Participated Portion of such Bank's rights and obligations as a Participating Lender, it has obtained the prior consent of the EIF, such consent not to be unreasonably withheld or delayed;

       35.3.4 such assignment or transfer will not, as a consequence of laws or regulations in force at that time, result in any amount being required to be prepaid under Clause 18 (Illegality);

       35.3.5 the proposed assignees or transferee would not be entitled to receive (i) any payment under Clause 15 (Taxes); or (ii) a greater payment under Clause 17 (Increased Costs) than the assigning or transferring Participant would have been entitled to receive on such date under such Clauses with respect to the rights and/or obligations assigned or transferred; and

      35.3.6 any assignment or transfer shall be pro rata across the Tranche A Term Facility and Tranche B Revolving Facility, or as the case may be the Tranche A Term Facility, Tranche B Term Facility and the Working Capital Facility other than an assignment or transfer by the Participating Lender to EIF in accordance with the provisions of the Participation Agreement, and no Obligor shall be obliged to pay any amount under Clause 15 (Taxes) or which it would not otherwise have been obliged to pay hereunder as a result of any assignment or transfer by any Participant which does not comply with the requirements of this Clause 35.3. The Participating Lender shall not increase the aggregate amount of the Loan which benefits from the risk participation assumed by the EIF pursuant to the Participation Agreement as of the Effective Date without the prior consent of the Parent, such consent not to be unreasonably withheld. For the avoidance of doubt, this shall not limit the ability of any Participating Lenders to assign or transfer all or any part of the Participated Portion of such Participant's rights and obligations to another Participant as long as it satisfies the conditions in Clause 35.3.

35.4  Assignments by Banks
      If any Bank assigns all or any of its rights and benefits under the Finance Documents in accordance with Clause 35.3 (Assignments and Transfers by Participants), then, unless and until the assignee has delivered a notice to the Facility Agent confirming in favour of the Facility Agent, the Lead Arrangers and the other Participants that it shall be under the same obligations towards each of them as it would have been under if it had been an original party hereto as a Bank (whereupon such assignee shall become a party hereto as a "Bank"), the Facility Agent, the Lead Arrangers and the other Participants shall not be obliged to recognise such assignee as having the rights against each of them which it would have had if it had been such a party hereto.

35.5  Transfers by Participants

      35.5.1 If any Participant wishes to transfer all or any part of its Exposure or of its rights, benefits and/or obligations as a Participating Lender under the Finance Documents and, in the case of a Participating Lender and the EIF, under the Participation Agreement as contemplated in Clause 35.3 (Assignments and Transfers by Participants) to a Qualifying Bank then such transfer may be effected by the delivery to the Facility Agent of a duly completed Transfer Certificate executed by such Participant, the relevant Transferee and, in the case of a transfer by the EIF, the Participating Lenders, and such transfer shall take effect in accordance with sub-clause 35.5.2 of this Clause 35.5, on the later of the Transfer Date specified in such Transfer Certificate and the fifth Business Day after (or such earlier Business Day endorsed by the Facility Agent on such Transfer Certificate falling on or after) the date of delivery of such Transfer Certificate to the Facility Agent.

      35.5.2 Any transfer pursuant to a Transfer Certificate shall take effect as follows:

              (a) in the case of a transfer by a Bank of an Exposure to a Transferee participating as a Bank:

         (i) an assignment to the Transferee by such Bank of its rights under the Finance Documents in relation to the transferred Exposure; and

         (ii) a transfer to and assumption by the Transferee of such Bank's obligations under the Finance Documents in relation to the transferred Exposure, such Bank being released from such obligations to the extent of such Exposure;

    (b) in the case of a transfer by a Bank of all or any of its rights and obligations as a Participating Lender to a Transferee participating as a Participating Lender:

         (i) an assignment to the Transferee by such Bank of the rights of such Bank under the Finance Documents and the Participation Agreement in relation to the share of such Bank's Participated Portion of the Facilities to be transferred; and

         (ii) a transfer to and assumption by the Transferee of such Bank's obligations under the Finance Documents and the Participation Agreement in relation to the share of such Bank's Participated Portion of the Facilities to be transferred, such Bank being released from such obligations to the extent of the Participated Portion being transferred;

    (c) in the case of a transfer by the EIF of an Exposure to a Transferee participating as a Bank:

         (i) an assignment to the Transferee by each Participating Lender of such Participating Lender's rights under the Finance Documents in respect of any part of such Participating Lender's Participated Portion of the Facilities corresponding to the transferred Exposure;

         (ii) a transfer to and assumption by the Transferee of each Participating Lender's obligations under the Finance Documents in respect of any part of such Participating Lender's Participated Portion of the Facilities corresponding to the transferred Exposure such Participating Lender being released from such obligations to the extent of such Participated Portion; and

         (iii) a release of the respective rights and obligations inter se of each Participating Lender and the EIF under the Participation Agreement corresponding to the transferred Exposure; and

    (d) in the case of each transfer pursuant to paragraphs (i) , (ii) or (iii) of sub-clause 35.5.2(a), (b) and (c):

         (i) the Facility Agent, the Lead Arrangers, the Transferee and the other Participants shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had the Transferee been an original party hereto as a Bank with the rights and/or obligations acquired or assumed by it as a result of such transfer and to that extent the Facility Agent, the Lead Arrangers and the relevant Participant shall each be released from further obligations to each other under the Finance Documents; and

                   (ii) such Transferee shall become a party hereto as a "Bank".

      35.5.3 Each Transfer Certificate shall identify in relation to each transfer contemplated thereby:

              (a)  the transferring Participant;

              (b) the principal amount of the Exposure or the rights and obligations to be transferred by it;

              (c) if they are held by it as a Bank, whether or not they form part of a Participated Portion;

              (d) if they are held by the EIF, the identity of any Participated Lender to whose Participated Portion they relate and, if there is more than one such Participating Lender, the respective principal amounts of the portions of the Exposure to be transferred relating to their respective Participated Portions;

              (e)  the Transferee; and

              (f) if they are to be received by it as a Participating Lender, the principal amount to form part of a Participated Portion.

35.6  Assignment and Transfer Fees
      On any date after the Syndication Date upon which an assignment takes effect pursuant to Clause 35.4 (Assignments by Banks) or a transfer takes effect pursuant to Clause 35.5 (Transfers by Participants) the relevant assignee or Transferee shall pay to the Facility Agent for its own account a fee of (Euro) 2,000.

35.7  Disclosure of Information
      Any Participant may, having obtained the prior consent of the Parent (such consent not to be unreasonably withheld or delayed) disclose to any person:

      35.7.1 to (or through) whom such Participant assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under the Finance Documents or, in the case of the EIF, the Participation Agreement;

      35.7.2 with (or through) whom such Participant enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Finance Documents or any Obligor; or

      35.7.3 to whom information may be required to be disclosed by any applicable law,

      such information about any Obligor or the Group and the Finance Documents as such Participant shall consider reasonably appropriate subject to the prospective person referred to in sub-clause 35.7.1 and 35.7.2 first entering into a confidentiality undertaking.

35.8  Notification
      The Facility Agent shall within five Business Days of receiving a Transfer Certificate notify the Obligors' Agent of any assignment or transfer completed pursuant to this Clause 35.

36.   ADDITIONAL BORROWERS

36.1  Request for Additional Borrower
      The Parent may request that any of its direct or indirect wholly-owned subsidiaries become an Additional Borrower by delivering to the Facility Agent a Borrower Accession Memorandum duly executed by the Obligors' Agent and such subsidiary, together with the documents and other evidence listed in Schedule 9 (Additional Conditions Precedent) in relation to such subsidiary.

36.2  Borrower Conditions Precedent
      A subsidiary, in respect of which the Obligors' Agent has delivered a Borrower Accession Memorandum to the Facility Agent, shall become an Additional Borrower and assume all the rights, benefits and obligations of a Borrower as if it had been an Original Borrower on the Business Day following the date on which the Facility Agent notifies the Obligors' Agent (copied to each of the Participants) that:

      36.2.1 an Instructing Group has accepted the Obligors' Agent's request in respect of such subsidiary (other than where the Obligors' Agent has certified to the Facility Agent that the purpose of such subsidiary acceding as an Additional Borrower is solely for good faith and reasonable tax or treasury management purposes); and

      36.2.2 it has received, in form and substance reasonably satisfactory to it, all documents and other evidence listed in Schedule 9 (Additional Conditions Precedent) in relation to such subsidiary, unless on such date an Event of Default or Potential Event of Default is continuing or would occur as a result of such subsidiary becoming an Additional Borrower.

37.   ADDITIONAL GUARANTORS

37.1  Request for Additional Guarantor
      The Obligors' Agent may request that any of the Parent's subsidiaries become an Additional Guarantor by delivering to the Facility Agent a Guarantor Accession

      Memorandum duly executed by the Obligors' Agent and such subsidiary, together with the documents and other evidence listed in Schedule 9 (Additional Conditions Precedent) in relation to such subsidiary.

37.2  Guarantor Conditions Precedent
      A company, in respect of which the Obligors' Agent has delivered a Guarantor Accession Memorandum to the Facility Agent, shall became an Additional Guarantor and assume all the rights, benefits and obligations of a Guarantor as if it had been an original party hereto as a Guarantor on the date on which the Facility Agent notifies the Obligors' Agent that it has received, in form and substance reasonably satisfactory to it, all the documents and other evidence listed in Schedule 9 (Additional Conditions Precedent).

37.3  Resignation of CompleTel SPC II as an Original Guarantor
      CompleTel SPC II shall cease to be an Original Guarantor and shall be released from all its obligations under this Agreement and any of the Security Documents to which it is a party on the date that the Facility Agent confirms to it that the Facility Agent has received from CompleTel SPC II a letter confirming that the circumstances set out in sub-Clause
      37.3.1 are true and correct as at the date thereof and requesting its resignation as an Original Guarantor, provided that on such date:

      37.3.1 CompleTel GmbH is a direct wholly owned subsidiary of an Obligor (other than CompleTel SPC II) and that all the shares in CompleTel GmbH are secured substantially on the terms of the Security Document dated at or around the date hereof entered into by CompleTel Holding I BV and CompleTel SPC II in relation to its shares in CompleTel GmbH.

      Each of the Security Agent and the Facility Agent shall as soon as reasonably practicable execute and do all such assurances, acts or things as the Obligors' Agent acting in good faith may reasonably require to release CompleTel SPC II from its obligations under this Agreement and the Security Documents to which it is a party; provided that CompleTel SPC II has indemnified each of the Security Agent and the Facility Agent for all costs and expenses (including legal fees) together with VAT thereon, as reasonably determined by them, to be incurred in connection therewith.

38.   CALCULATIONS AND EVIDENCE OF DEBT

38.1  Basis of Accrual
      Interest and commitment commission shall accrue from day to day and shall be calculated on the basis of a year of 360 days (or, in any case where market practice differs, in accordance with market practice) and the actual number of days elapsed.

38.2  Quotations
      If on any occasion a Reference Bank or Participant fails to supply the Facility Agent with a quotation required of it under the foregoing provisions of this Agreement, the rate for which such quotation was required shall be determined from those quotations which are supplied to the Facility Agent, provided that, in relation to determining

      EURIBOR, this Clause 38.2 shall not apply if only one Reference Bank supplies a quotation.

38.3  Evidence of Debt
      Each Participant shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to it hereunder.

38.4  Control Accounts
      The Facility Agent shall maintain on its books a control account or accounts in which shall be recorded (a) the amount of any Advance or any Unpaid Sum and each Participant's share therein, (b) the amount of all principal, interest and other sums due or to become due from an Obligor and each Participant's share therein and (c) the amount of any sum received or recovered by the Facility Agent hereunder and each Participant's share therein.

38.5  Prima Facie Evidence
      In any legal action or proceeding arising out of or in connection with this Agreement, the entries made in the accounts maintained pursuant to Clause 38.3 (Evidence of Debt) and Clause 38.4 (Control Accounts) shall, in the absence of manifest error, be prima facie evidence of the existence and amounts of the specified obligations of the Obligors.

38.6  Certificates of Participants
      A certificate of a Participant as to (a) the amount by which a sum payable to it hereunder is to be increased under Clause 15.1 (Tax Gross-up) or Clause 15.3 (EIF Taxes), (b) the amount for the time being required to indemnify it against any such cost, payment or liability as is mentioned in Clause 15.2 (Tax Indemnity), Clause 17.1 (Increased Costs) or Clause
      29.1 (Parent's Indemnity) or Clause 29.2 (Indemnity to EIF) or (c) the amount of any credit, relief, remission or repayment as is mentioned in Clause 16.3 (Tax Credit Payment) or Clause 16.4 (Tax Credit Clawback) shall, in the absence of manifest error, be prima facie evidence of the existence and amounts of the specified obligations of the Obligors.

38.7  Facility Agent's Certificates
      A certificate of the Facility Agent as to the amount at any time due from a Borrower or the Parent hereunder or the amount which, but for any of the obligations of such Borrower or the Parent hereunder being or becoming void, voidable, unenforceable or ineffective, at any time would have been due from such Borrower hereunder shall, in the absence of manifest error, be conclusive for the purposes of Clause 25 (Guarantee and Indemnity).

39.   REMEDIES AND WAIVERS, PARTIAL INVALIDITY

39.1  Remedies and Waivers
      No failure to exercise, nor any delay in exercising, on the part of any Finance Party and/or the EIF, any right or remedy under the Finance Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

39.2  Partial Invalidity
      If, at any time, any provision of the Credit Facility Documents is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions thereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

40.   NOTICES

40.1  Communications in Writing
      Each communication to be made under the Credit Facility Documents shall be made in writing and, unless otherwise stated, shall be made by fax or letter.

40.2  Addresses
      Any communication or document to be made or delivered pursuant to this Agreement shall (unless the recipient of such communication or document has, by fifteen days' written notice to the Facility Agent, specified another address or fax number) be made or delivered to the address or fax number:

      40.2.1 in the case of the Original Obligors, of the Obligors' Agent identified below for the attention of Hugues Lemasne and David Lacey, with a copy to Anna Lascar;

      40.2.2  in the case of the Facility Agent, identified with its name below;

      40.2.3 in the case of each Bank, notified in writing to the Facility Agent prior to the date hereof (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee);

      40.2.4 in the case of the EIF, notified in writing to the Facility Agent prior to the date of the Amendment Agreement; and

      40.2.5 in the case of each Additional Guarantor or Additional Borrower, in the relevant Guarantor Accession Memorandum or Borrower Accession Memorandum

      provided that not more than one address may be specified by each party pursuant to this Clause 40.2 at any time.

40.3  Delivery
      Any communication or document to be made or delivered by one person to another pursuant to the Credit Facility Documents shall:

      40.3.1 if by way of fax, be deemed to have been received on receipt of an answer back unless the date of despatch is not a working day or after business hours in the place of receipt in which case it shall be deemed to have been received at the opening of business on the next such working day; and

      40.3.2 if by way of letter, be deemed to have been delivered on receipt of a return receipt if sent by registered mail or if sent by courier,

      provided that any communication or document to be made or delivered to an Agent shall be effective only when received by its agency division and then only if the same is expressly marked for the attention of the department or officer identified with that Agent's signature below (or such other department or officer as that Agent shall from time to time specify for this purpose).

40.4  English Language
      Each communication and document made or delivered by one party to another pursuant to the Credit Facility Documents shall be in the English language or in the event that such communication or document attaches a document originally prepared in a language other than English, the delivery of such document in its original language shall satisfy the requirements of this Clause 40.4, provided that if reasonably requested by the Agent in writing an English translation certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof is delivered within 45 Business Days thereof.

40.5  Notification of Changes
      Promptly upon receipt of notification of a change of address or fax number pursuant to Clause 40.2 (Addresses) or changing its own address or fax number the Facility Agent shall notify the other parties hereto of such change.

40.6  Deemed Receipt by the Obligors
      Any communication or document made or delivered to the Obligors' Agent in accordance with Clause 40.3 (Delivery) shall be deemed to have been made or delivered to each of the Obligors.

41.   COUNTERPARTS
      This Agreement may be executed in any number of counterparts with different parties executing different counterparts, all of which taken together shall constitute one and the same instrument.

42.   AMENDMENTS

42.1  Amendments
      If the Facility Agent has the prior consent of an Instructing Group (or if and to the extent expressly authorised), the Facility Agent and the Obligors may from time to time agree in writing to amend any Finance Documents or to waive, prospectively or retrospectively, any of the requirements of any Finance Document and any amendments or waivers so agreed shall be binding on all the Finance Parties and the EIF, provided that no such amendment or waiver shall result in any Bank which has a Revolving Commitment being required to participate in a Revolving Advance unless the consent of Banks with Revolving Commitments exceeding sixty-six and two thirds per cent. of the aggregate of Revolving Commitments has been obtained.

42.2  Amendments Requiring the Consent of all the Participants
      An amendment or waiver which relates to:

      42.2.1  Clause 33 (Sharing) or this Clause 42;

      42.2.2 an increase in the principal amount of or a change in currency of any Advance, or deferral of the Conversion Date, any Term Repayment Date or Repayment Date, Revolving Termination Date or the Tranche A Term Availability Period;

      42.2.3 a reduction in the Applicable Margin, the amount or currency of any payment of interest, fees or any other amount payable hereunder to any Finance Party or the EIF or deferral of the date for payment thereof;

      42.2.4 a release of any Guarantor from any of its obligations set out in Clause 25 (Guarantee and Indemnity) except as permitted under the terms of the Finance Documents;

      42.2.5 Clause 36 (Additional Borrowers) or Clause 37 (Additional Guarantors);

      42.2.6  the definition of Instructing Group;

      42.2.7  an increase in Commitment;

      42.2.8 any release of any security constituted by any of the Security Documents except as permitted under the terms of the Finance Documents; or

      42.2.9 any provision which expressly requires the consent or approval of all the Banks or, as the case may be, Participants, shall not be made without the prior consent of all the Banks or, as the case may be, Participants.

42.3  Exceptions
      Notwithstanding any other provisions hereof, the Facility Agent shall not be obliged to agree to any such amendment or waiver if the same would:

      42.3.1 amend or waive this Clause 42, Clause 27 (Costs and Expenses) or Clause 34 (The Facility Agent, The Lead Arrangers and The Participants); or

      42.3.2 otherwise amend or waive any Agent's rights hereunder or subject any Agent or the Lead Arrangers to any additional obligations hereunder;

      42.3.3 An amendment or waiver which relates to Clause 45 shall not be made without the prior consent of the EIF.

43.   GOVERNING LAW

      This Agreement shall be governed by English law.

44. JURISDICTION

44.1  English Courts
      The courts of England have exclusive jurisdiction to settle any dispute (a "Dispute") arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity).

44.2  Convenient Forum
      The parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes between them and, accordingly, that they will not argue to the contrary.

44.3  Non-Exclusive Jurisdiction
      Each of the parties agree for the benefit of each of the other parties, as a result and notwithstanding Clause 44.1 (English Courts), that it does not prevent any Finance Party, the EIF or any Obligor from taking proceedings relating to a Dispute ("Proceedings") in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties, the EIF or, as the case may be, the Obligors may take concurrent Proceedings in any number of jurisdictions.

44.4  Service of Process
      Each Original Obligor agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it:

      44.4.1 in the case of each Original Borrower, on HRO Registrars Limited at present of Heathcoat House, 20 Savile Row, London W1X 1AE or, if different, its registered office.

      44.4.2 in the case of each Original Guarantor, on HRO Registrars Limited at present of Heathcoat House, 20 Savile Row, London W1X 1AE or, if different, its registered office.

      If any Original Obligor ceases to have a place of business in Great Britain or, as the case may be, the appointment of the person mentioned in this Clause 44.4 ceases to be effective, the relevant Original Obligor shall immediately appoint another person in England to accept service of process on its behalf in England. If an Original Obligor fails to do so (and such failure continues for a period of not less than fourteen days), the Facility Agent shall be entitled to appoint such a person by notice to such Original Obligor. Nothing contained herein shall restrict the right to serve process in any other manner allowed by law. This Clause 44.4 applies to Proceedings in England and to Proceedings elsewhere.

45.   EIF Risk Participation

45.1  Obligors' Acknowledgement
      The Obligors hereby acknowledge that the EIF, under and in accordance with the terms of the Participation Agreement, will assume obligations to one or more Participating Lenders under the Participation Agreement whereby demand may be made by such Participating Lenders for payment by the EIF of amounts corresponding to certain amounts due from but unpaid by the Borrowers to such Participating Lenders under the Finance Documents in relation to the Participated Portion to which the EIF's obligations to such Participating Lenders relate.

45.2  Obligations not reduced
      The obligations of the Obligors shall not be reduced by any obligation of, or any amount paid or payable by, the EIF under the Participation Agreement, and an Obligor shall not have any right of contribution against or to be subrogated to any claim against, the EIF in relation to any obligation of or payment by an Obligor under the Finance Documents.

45.3  Amounts Payable
      Where an amount may become payable hereunder to a Participating Lender to enable it to make a payment to the EIF, such amount shall become payable notwithstanding that any such payment to the EIF by such Participating Lender may be limited by reference to amounts received by it from an Obligor.

45.4  Payment without investigation
      The Obligors irrevocably direct the EIF to pay without investigation or confirmation from an Obligor any amount claimed from it by a Participating Lender pursuant to the Participation Agreement notwithstanding that any Obligor may dispute the validity of such claim.

45.5  Obligations not impaired
      The obligations of the Obligors to the EIF shall not be impaired by any amendment of the Participation Agreement or any other circumstance which, but for this Clause 45.5, might impair such obligations.

45.6  Right of Subrogation and Assignment
      The Obligors acknowledge that, upon the EIF making payment under the Participation Agreement to a Participating Lender in respect of and equal to an amount (the "Overdue Amount") payable by the Obligors hereunder, the EIF shall be entitled, at its option, to be subrogated (with effect from notice thereof to the Facility Agent) to or have assigned or transferred to it, such Participating Lender's rights relating to such Overdue Amount and any other security therefor or to be entitled to receive from such Participating Lender under the Participation Agreement each amount thereafter applied by such Participating Lender towards the Overdue Amount.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

                                  SIGNATURES

The Parent

COMPLETEL EUROPE N.V.

By:                  /s/ ANNA LASCAR

Address:             Kruisweg 609, 2132 NA Hoofddorp, The Netherlands

Fax:                 00 31 20 666 1666


The Obligor's Agent

COMPLETEL S.A.S.

By:                  /s/ ANNA LASCAR

Address: Washington Plaza, Immeuble Artois 44, rue Washington, 75408 Paris Cedex 08, France

Fax:                 00 33 1 53 53 83 84


The Borrowers

COMPLETEL ECC B.V.

By:                  /s/ ANNA LASCAR

Address:             Kruisweg 609, 2132 NA Hoofddorp, The Netherlands

Fax:                 00 31 20 666 1666


COMPLETEL GmbH

By:                  /s/ ANNA LASCAR

Address:             Hans-Stiessberger - Strasse 2a, 85540 Haar bei Munchen,
                     Germany

Fax:                 00 49 89 45 69 68 56

COMPLETEL SERVICES S.A.S.

By:                  /s/ ANNA LASCAR

Address: Washington Plaza, Immeuble Artois 44, rue Washington, 75408 Paris Cedex 08, France

Fax:                 00 33 1 53 53 83 84


COMPLETEL S.A.S.

By:                  /s/ ANNA LASCAR

Address: Washington Plaza, Immeuble Artois 44, rue Washington, 75408 Paris Cedex 08, France

Fax:                 00 33 1 53 53 83 84


The Original Guarantors

COMPLETEL EUROPE N.V.

By:                  /s/ ANNA LASCAR

Address:             Kruisweg 609, 2132 NA Hoofddorp, The Netherlands

Fax:                 00 31 20 666 1666


COMPLETEL ECC B.V.

By:                  /s/ ANNA LASCAR

Address:             Kruisweg 609, 2132 NA Hoofddorp, The Netherlands

Fax:                 00 31 20 666 1666


COMPLETEL HOLDING I B.V.

By:                  /s/ ANNA LASCAR

Address:             Kruisweg 609, 2132 NA Hoofddorp, The Netherlands

Fax:                 00 31 20 666 1666

COMPLETEL HOLDING II B.V.

By:                  /s/ ANNA LASCAR

Address:             Kruisweg 609, 2132 NA Hoofddorp, The Netherlands

Fax:                 00 31 20 666 1666


COMPLETEL GmbH

By:                  /s/ ANNA LASCAR

Address:             Hans-Stiessberger - Strasse B, 85540 Haar bei Munchen,
                     Germany

Fax:                 00 49 89 45 46 51 99


COMPLETEL SERVICES S.A.S.

By:                  /s/ ANNA LASCAR

Address: Washington Plaza, Immeuble Artois 44, rue Washington, 75408 Paris Cedex 08, France

Fax:                 00 33 1 53 53 83 84


COMPLETEL S.A.S.

By:                  /s/ ANNA LASCAR

Address: Washington Plaza, Immeuble Artois 44, rue Washington, 75408 Paris Cedex 08, France

Fax:                 00 33 1 53 53 83 84


ACCES ET SOLUTIONS INTERNET S.A.R.L.

By:                  /s/ ANNA LASCAR

Address: Double Mixte, 43 Boulevard du 11 Novembre 1998, 69625 Villeurbanne Cedex, France

Fax:                 00 33 4 78 93 00 99

COMPLETEL UK LIMITED

By:                  /s/ ANNA LASCAR

Address:             c/o Holme Roberts & Owen, Heathcoat House, 20 Savile Row,
                     London W1X 1AE

Fax:                 +44 (0)207 287 9344


iPCENTA LIMITED

By:                  /s/ ANNA LASCAR

Address:             Vaughan Chambers, Vaughan Road, Harpenden, Hertfordshire,
                     AL5 4EE

Fax:                 +44 (0)208 960 0820


COMPLETEL SPC

By:                  /s/ ANNA LASCAR

Address:             c/o Holme Roberts & Owen, Heathcoat House, 20 Savile Row,
                     London W1X 1AE

Fax:                 +44(0) 207 287 9344


COMPLETEL SPC II

By:                  /s/ ANNA LASCAR

Address:             c/o Holme Roberts & Owen, Heathcoat House, 20 Savile Row,
                     London W1X 1AE

Fax:                 +44(0) 207 287 9344


The Lead Arrangers

GOLDMAN SACHS INTERNATIONAL

By:                  /s/ GABRIEL LEFEBVRE

Address:             Peterborough Court, 133 Fleet Street, London EC4A 2BB

Fax:                 +44 171 774 1313

PARIBAS

By:                  /s/ BENOIT TANGUY

Address:             37 Place du Marche, Saint Honore 75031
                     Paris Cedex 01
                     France

Fax:                 0331 42 98 09 79


The Facility Agent

PARIBAS

By:                  /s/ GABRIEL LEFEBVRE

Address:             37 Place du Marche Saint Honore
                     75031 Paris Cedex 01

Fax:                 + 33 1 42 98 43 17

Attention:           Gabriel Lefevbre


The Security Agent

PARIBAS

By:                  /s/ GABRIEL LEFEBVRE

Address:             37 Place du Marche Saint Honore
                     75031 Paris Cedex 01

Fax:                 + 33 1 42 98 43 17

Attention:           Gabriel Lefevbre


The Risk Participant

EUROPEAN INVESTMENT FUND

By:                  /s/ GERBRAND G. HOP

The Banks

GOLDMAN SACHS INTERNATIONAL

By:                                  /s/ GABRIEL LEFEBVRE



PARIBAS

By:                                  /s/ BENOIT TANGUY



BARCLAYS BANK PLC

By:                                  /s/ GABRIEL LEFEBVRE



CITIBANK INTERNATIONAL PLC

By:                                  /s/ PAREEJAT SINGHAL



COMPTOIR DES ENTREPRENEURS

By:                                  /s/ GABRIEL LEFEBVRE



CREDIT LYONNAIS

By:                                  /s/ GABRIEL LEFEBVRE



MERRILL LYNCH CAPITAL MARKETS BANK LIMITED

By:                                  /s/ GABRIEL LEFEBVRE



SCOTIABANK EUROPE PLC

By:                                  /s/ GABRIEL LEFEBVRE


AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED
ACTING THROUGH ITS PARIS BRANCH

By:                                  /s/ GABRIEL LEFEBVRE

CREDIT AGRICOLE INDOSUEZ

By:                                  /s/ GABRIEL LEFEBVRE


BANCA NAZIONALE DEL LAVORO S.p.A. - Paris Branch

By:                                  /s/ GABRIEL LEFEBVRE


IBM FRANCE FINANCEMENT S.A.

By:                                  /s/ GABRIEL LEFEBVRE